Exhibit 99a1









                     FORTUNE BRANDS RETIREMENT SAVINGS PLAN



                              (Amended and Restated
                        Effective as of October 1, 1999)










                                                        [Through 6th Amendment]


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                                TABLE OF CONTENTS
                                -----------------
                                                                           Page
                                                                           ----

ARTICLE I.  DEFINITIONS......................................................1

ARTICLE II.  ELIGIBILITY AND PARTICIPATION...................................11
         2.01.  Eligibility..................................................11
         2.02.  Transfers From Non-Participating Employers...................13
         2.03.  Reemployment.................................................13

ARTICLE III.  PROFIT-SHARING CONTRIBUTIONS...................................13
         3.01.  Profit-Sharing Contributions of Fortune......................13
         3.02.  Profit-Sharing Contributions of ACCO Participating Employers.16
         3.03.  Profit-Sharing Contributions of Beam Participating Employers.17
         3.04.  Reduction of Profit-Sharing Contributions....................20
         3.05.  Cash or Property.............................................20
         3.06.  Source.......................................................20
         3.07.  Irrevocability...............................................20

ARTICLE IV.  401(k) SAVINGS CONTRIBUTIONS....................................21
         4.01.  Tax Deferred Contributions and After-Tax Contributions.......21
         4.02.  Company Matching Contributions...............................24
         4.03.  Rollover Contributions.......................................26
         4.04.  Limitation on Annual Amount of Tax Deferred Contributions....27
         4.05.  Actual Deferral Percentage Tests.............................28
         4.06.  Actual Contribution Percentage Tests.........................30
         4.07.  Alternate Percentage Test....................................31
         4.08.  Special Company Contributions................................32
         4.09.  Uniformed Service Absence....................................33
         4.10.  Catch-Up Contribution........................................34

ARTICLE V.  INVESTMENT PROVISIONS............................................33
         5.01.  Investment Funds.............................................33
         5.02.  Investment Fund Elections....................................34
         5.03.  Administration of Fortune Stock Fund.........................36
         5.04.  Investment in the Value Fund.................................38
         5.05.  Investment of Core Equity Fund...............................37
         5.06.  Investment of Large-Cap Growth Equity Fund...................37
         5.07.  Investment of Small-Cap Growth Equity Fund...................37
         5.08.  Investment of International Equity Fund......................39
         5.09.  Investment of S&P 500 Index Fund.............................38
         5.10.  Investment of Growth-Oriented Diversified Fund...............38




                                      (i)

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         5.11.  Investment of Balanced Fund..................................38
         5.12.  Investment of Corporate/Government Bond Fund.................38
         5.13.  Investment of Government Securities Fund.....................40
         5.14.  Investment of Short-Term Investment Fund.....................39
         5.15.  Voting of Shares in Fortune Stock Fund.......................39
         5.16.  Tendering of Shares in Fortune Stock Fund....................42
         5.17.  Certain Rights Held in Fortune Stock Fund....................45
         5.18.  Valuation of Investment Funds................................46
         5.19.  Administration of the Gallaher Fund..........................46
         5.20.  Voting of Shares in Gallaher Fund............................47
         5.21.  Tendering of Gallaher ADRs...................................50
         5.22.  Voting of Shares in Mutual Funds.............................53
         5.23.  Unitized Fortune Stock Fund and Gallaher Fund................52

ARTICLE VI.  ACCOUNTS........................................................53
         6.01.  Participants' Accounts.......................................53
         6.02.  Allocation of Earnings and Losses to Accounts................56
         6.03.  Allocation of Contributions to Accounts......................56
         6.04.  Annual Additions Limitation..................................56
         6.05.  Combined Maximum Limitations.................................58
         6.06.  Definition of Compensation for Purposes of Sections 6.04 and
                          6.05...............................................59
         6.07.  Limitation of Annual Unadjusted Earnings or Compensation.....59

ARTICLE VII.  VESTING AND FORFEITURES........................................60
         7.01.  Participant Contributions....................................60
         7.02.  Employer Contributions.......................................60
         7.03.  Vesting in Prior Plan........................................62
         7.04.  Amendments to Vesting Schedule...............................62
         7.05.  Forfeitures..................................................62
         7.06.  Reinstatement of Account Balances............................62

ARTICLE VIII. PAYMENTS.......................................................63
         8.01.  Form of Payment..............................................63
         8.02.  Time of Payment..............................................65
         8.03.  Payment of Kensington Money Purchase Account Balances........68
         8.04.  Certain Retroactive Payments.................................72
         8.05.  Designation of Beneficiary...................................72
         8.06.  Payment in Event of Legal Disability.........................74
         8.07.  Missing Distributees.........................................74
         8.08.  Information Required of Distributees.........................74
         8.09.  Direct Rollover Provision....................................74



                                      (ii)

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         8.10.  Waiver of 30-Day Notice Period...............................75

ARTICLE IX.  IN-SERVICE WITHDRAWALS..........................................76
         9.01.  Hardship Withdrawals.........................................76
         9.02.  Withdrawals Upon Attainment of Age 59-1/2....................78
         9.03.  Withdrawals From Grandfathered Withdrawal Accounts and
                       Grandfathered After-Tax Accounts......................79
         9.04.  In-Service Withdrawals for Inactive Participants.............80

ARTICLE X.   LOANS...........................................................80
         10.01.  Availability................................................80
         10.02.  Effect on Account Balances and Investment Funds.............80
         10.03.  Amount......................................................81
         10.04.  Term of Loan................................................81
         10.05.  Promissory Note.............................................81
         10.06.  Repayment...................................................81
         10.07.  Reduction of Account Balance................................82

ARTICLE XI.  ADMINISTRATION OF PLAN..........................................82
         11.01.  Fiduciaries.................................................82
         11.02.  Corporate Employee Benefits Committee.......................83
         11.03.  Organization of Committee...................................83
         11.04.  Action by Committee.........................................83
         11.05.  Disqualification of Committee Members.......................84
         11.06.  Committee Rules; Conclusiveness of Determinations...........84
         11.07.  Committee Powers and Duties.................................84
         11.08.  Reports.....................................................85
         11.09.  Claims Procedure............................................85
         11.10.  Data Concerning Participants................................86
         11.11.  Certification of Data.......................................86
         11.12.  Indemnity of Board of Directors and Committee Members.......86
         11.13.  Indemnity for Acts of Investment Managers...................86
         11.14.  Non-Discriminatory Action...................................87
         11.15.  Plan Expenses...............................................87

ARTICLE XII.  MANAGEMENT OF TRUSTS...........................................87
         12.01.  Funds in Trusts.............................................87
         12.02.  Trustee and Trust Agreement.................................87
         12.03.  Investment Managers.........................................88
         12.04.  Conclusiveness of Reports...................................88




                                     (iii)

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ARTICLE XIII.  AMENDMENT AND TERMINATION.....................................88
         13.01.  Reserved Powers.............................................88
         13.02.  Plan Termination............................................89
         13.03.  Plan Merger.................................................89
         13.04.  Successor Employer..........................................89

ARTICLE XIV.   MISCELLANEOUS.................................................90
         14.01.  Non-Alienation of Benefits..................................90
         14.02.  Action by Participating Employers...........................90
         14.03.  Exclusive Benefit...........................................90
         14.04.  Gender and Number...........................................91
         14.05.  Right to Discharge..........................................91
         14.06.  Absence of Guaranty.........................................91
         14.07.  Headings....................................................91
         14.08.  Governing Law...............................................91

ARTICLE XV.    TOP-HEAVY RULES...............................................92
         15.01.  Top-Heavy Determination.....................................92
         15.02.  Minimum Vesting.............................................94
         15.03.  Minimum Contributions.......................................95
         15.04.  Special Annual Additions Limitation.........................96
         15.05.  Provisions Applicable if Plan Ceases To Be Top-Heavy........96


EXHIBIT A             TRANSITIONAL PROVISIONS...............................A-1
         A.1      Transitional Provision for Employees of Advanced
                    Gravis Technology Ltd...................................A-1
         A.2      Transitional Provision for Employees of May Tag
                    & Label Corp............................................A-1
         A.3      Transitional Provision for Salaried Employees of
                    Schrock Cabinet Company.................................A-1
         A.4      Transitional Provision for Employees of Peak Wines
                    International, Inc......................................A-1
         A.5      Transitional Provision for Employees of Creative
                    Specialties, Inc........................................A-2
         A.6      Transitional Provision for Employees of Apollo
                      Presentation Products Group...........................A-2
         A.7      Transitional Provision for Employees of Boone
                      International, Inc....................................A-2
         A.8      Transitional Provision for Former Employees of
                    Cobra Golf Incorporated.................................A-3




                                      (iv)

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                     FORTUNE BRANDS RETIREMENT SAVINGS PLAN
The Defined Contribution Plan of Fortune Brands, Inc. and Participating Operating Companies was established effective as of January 1, 1996, as an amendment, restatement and continuation of the Profit-Sharing Plan of Fortune Brands, Inc., the ACCO World Corporation Profit-Sharing Plan, the Acushnet Company Employee Savings Plan, the Day-Timers, Inc. Profit-Sharing and Employee Savings Plan, the Jim Beam Brands Co. Profit-Sharing and 401(k) Savings Plan and the MasterBrand Industries, Inc. Employee Savings Plan (each a "Prior Plan"). Effective as of October 1, 1999, the Plan is hereby amended and restated in its entirety and renamed the Fortune Brands Retirement Savings Plan.


                                    ARTICLE I
                                   DEFINITIONS

         1.01. The following words and phrases have the respective meanings stated below unless a different meaning is plainly required by the context:

                  (a) "ACCO Participating Employer" means ACCO World Corporation, ACCO Brands, Inc., Boone International, Inc., Day-Timers, Inc. and any other Related Employer that is a direct or indirect subsidiary of ACCO World Corporation and which, with the approval of the Board of Directors of ACCO World Corporation, adopts this Plan for the benefit of its employees, according to a resolution of the Board of Directors or equivalent authority of such Related Employer, considered severally.

                  (b) "Account(s)" means the Profit-Sharing Account, Cash Option Account, Tax Deferred Account, Company Matching Account, Rollover Account, After-Tax Account, Grandfathered Withdrawal Account, Grandfathered After-Tax Account and Kensington Money Purchase Account so designated and provided for in Section 6.01.

                  (c) "Account Balance(s)" means, for each Participant, former Participant or Beneficiary, the total balance standing to his Account or Accounts on the date of reference determined in accordance with valuation procedures described in Article VI. Any Account Balances held in the Fortune Stock Fund or Gallaher Fund are represented by units standing to the credit of Account Balances in such funds.

                  (d) "Acushnet Participating Employer" means Acushnet Company, and any other Related Employer that is a direct or indirect subsidiary of Acushnet Company and which, with the approval of the board of directors of Acushnet Company, adopts this Plan for the benefit of its employees, according to a resolution of the board of directors or equivalent authority of such Related Employer, considered severally.



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                  (e) "ADRs" means American Depositary Receipts.

                  (f) "After-Tax Account" means any one of the accounts so designated and provided for in Section 6.01.

                  (g) "After-Tax Contributions" means any contributions made by a Participating Employer that are attributable to the reduction in compensation on an after-tax basis that a Participant elects from such Participating Employer each Plan Year as described in Section 4.01.

                  (h) "Alternate Payee" means any spouse, former spouse, child or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all or a portion of a Participant's benefits payable under the Plan.

                  (i) "Approved Form of Election" means a request or an election made through the voice response system, Internet, intranet or other electronic media approved by the Committee or on a written election form filed with the Participating Employer on a form approved by the Committee. Notwithstanding the foregoing, no request or election will be deemed to have been made until all required documentation, information, signatures, consents, notarizations and attestations required for such request or election are provided to the Committee or its designee.

                  (j) "Approved Leave of Absence" means an absence from work approved by the Participating Employer under uniform rules and conditions for all Employees of such Participating Employer. In all events an Approved Leave of Absence by reason of service in the armed forces of the United States will end no later than the time at which a Participant's reemployment rights as a member of the armed forces cease to be protected by law.

                  (k) "Beam Participating Employer" means Jim Beam Brands Worldwide, Inc., Jim Beam Brands Co. and any other Related Employer that is a direct or indirect subsidiary of Jim Beam Brands Worldwide, Inc., and which, with the approval of the board of directors of Jim Beam Brands Worldwide, Inc., adopts this Plan for the benefit of its employees, according to a resolution of the board of directors or equivalent authority of such Related Employer, considered severally.

                  (l) "Beneficiary" means the person or persons designated by a Participant, former Participant or Beneficiary to receive any benefits under the Plan which may be due upon the Participant's, former Participant's or Beneficiary's death.



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                  (m) "Board of Directors" means the Board of Directors of
         Fortune.

                  (n) "Business Day" means any day on which the New York Stock Exchange is open.

                  (o) "Cash Option Account" means any one of the accounts so designated and provided for in Section 6.01.

                  (p) "Cash Option Contributions" means the portion of the Profit-Sharing Contributions made by an ACCO Participating Employer otherwise allocable to a Participant's Cash Option Account for a Plan Year that a Participant can elect to receive in cash pursuant to
         Section 3.02(e), but which the Participant does not elect to receive in cash. No Cash Option Contributions are permitted with respect to Profit-Sharing Contributions for Plan Years after 2001.

                  (q) "Close of Business" means the normal closing time of the New York Stock Exchange or such other time as is designated by the Committee.

                  (r) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (s) "Committee" means the Corporate Employee Benefits Committee provided for in Article XI.

                  (t) "Company Matching Account" means any one of the accounts so designated and provided for in Section 6.01.

                  (u) "Company Matching Contributions" means any contributions made to the Company Matching Account of a Participant by a Participating Employer as provided for in Section 4.02.

                  (v) "Date of Employment" means the first day an Employee performs an Hour of Service.

                  (w) "Disability" means a physical or mental condition of a Participant which renders him permanently incapable of continuing any employment for wage or profit and for which such Participant receives Social Security disability benefits. Proof of receipt by the Participating Employer of Social Security disability benefits will be required.

                  (x) "Effective Date" means January 1, 1996.



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                  (y) "Employee" means any person employed by a Participating
         Employer on a salaried, hourly paid or commission basis and paid on such Participating Employer's U.S. payroll, excluding any person classified by the Participating Employer as an independent contractor; provided that with respect to persons employed by a MasterBrand Participating Employer or by Boone International, Inc., Employee means any person employed in (1) an executive or managerial position, (2) an office in a technical, professional, administrative or clerical position, or (3) a sales position and who is receiving remuneration for personal services rendered to a MasterBrand Participating Employer or to Boone International, Inc. In no event will an individual be an "Employee" under this Section 1.01(y) for a Plan Year unless the individual is treated by a Participating Employer for such Plan Year as its employee for purposes of employment taxes and wage withholding regardless of any subsequent reclassification by the Participating Employer, any governmental agency or court.

                  (z) "Entry Date" means the first day of any calendar month.

                  (aa) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  (bb) "Fair Market Value" on any date means the value reported by the Trustee as being the fair market value at such date as determined by it according to its usual methods and procedures.

                  (cc) "Fiduciaries" means Fortune, each other Participating Employer, the Board of Directors and the board of directors of each other Participating Employer, the Committee, the Trusts Investment Committee and the Trustee, but only with respect to the specific responsibilities of each as described in Articles XI and XII. The term "Fiduciaries" also includes any Participant, former Participant or Beneficiary, but only to the extent such Participant, former Participant or Beneficiary is acting as a named fiduciary (within the meaning of Section 403(a)(1) of ERISA) with respect to the exercise of voting rights of shares of Fortune Common Stock held in the Fortune Stock Fund or Gallaher ADRs held in the Gallaher Fund or the tender, deposit, sale, exchange or transfer of such shares or ADRs (and any rights within the meaning of Section 5.17(a)) as provided in Section
         5.16 or 5.17.

                  (dd) "Forfeiture" means the portion of a Participant's Account Balances to which he is not entitled at the termination of his employment as determined in Section 7.05.

                  (ee) "Fortune" means Fortune Brands, Inc., a Delaware corporation, its successors and assigns.



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                  (ff) "Fortune Common Stock" means the common stock of Fortune as now constituted and any other common stock into which it may be reclassified.

                  (gg) "Fortune Stock Fund" means the portion of the Trust Fund so designated and provided for in Section 5.01.

                  (hh) "Gallaher" means Gallaher Group Plc, a public limited company incorporated under the laws of England and Wales.

                  (ii) "Gallaher Fund" means the portion of the Trust Fund so designated and provided for in Section 5.01.

                  (jj) "Gallaher Spin-Off" means the distribution of Gallaher ADRs by Fortune to its stockholders.

                  (kk) "Grandfathered After-Tax Account" means any one of the accounts so designated and provided for in Section 6.01.

                  (ll) "Grandfathered Withdrawal Account" means any one of the accounts so designated and provided for in Section 6.01.

                  (mm) "Highly Compensated Employee" means for a Plan Year any employee who:

                           (1) was at any time during the Plan Year or preceding
                  Plan Year a 5% owner (within the meaning of Code Section 416(i)(1)) of any Related Employer; or

                           (2) received compensation for the preceding Plan Year
                  from any Related Employer in excess of $80,000.

         The $80,000 amount will be adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ended September 30, 1996.

         A former Employee will be treated as a Highly Compensated Employee if such Employee was a Highly Compensated Employee when such Employee incurred Severance From Service or if such Employee was a Highly Compensated Employee at any time after attaining age 55.

                  (nn)       "Hour of Service" means:

                           (1) each hour for which an Employee is paid or
                  entitled to payment for the performance of duties for a Participating Employer or Non-Participating Employer. These hours will be credited to the



                                       5

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                  Employee for the computation period or periods in which the duties are performed;

                           (2) each hour for which an Employee is paid or
                  entitled to payment by a Participating Employer or Non-Participating Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by reference; and

                           (3) each hour for which back pay, irrespective of
                  mitigation of damages, is either awarded or agreed to by a Participating Employer or Non-Participating Employer. The same Hours of Service will not be credited under paragraph (1) or paragraph (2) and under this paragraph (3). These hours will be credited to the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

                  (oo) "Investment Fund(s)" means the Fortune Stock Fund, Gallaher Fund, Value Fund, Core Equity Fund, Large-Cap Growth Equity Fund, Small-Cap Growth Equity Fund, International Equity Fund, S&P 500 Index Fund, Growth-Oriented Diversified Fund, Balanced Fund, Corporate/Government Bond Fund, Government Securities Fund, Short-Term Investment Fund and Loan Fund held under the Trust Fund as designated pursuant to Section 5.01.

                  (pp) "Investment Manager" means one or more investment counsel appointed as provided in Section 12.04.

                  (qq) "Kensington Money Purchase Account" means any of the accounts so designated and provided for in Section 6.01.

                  (rr) "Leased Employee" means any person who is not a Participant and who provides services to a Participating Employer pursuant to an agreement between the Participating Employer and any other person (leasing organization) and has performed such services on a substantially full-time basis for at least a year primarily under the direction or control of the Participating Employer. A Leased Employee will be deemed an Employee for purposes of crediting Vesting Service and Years of Eligibility Service, but will not be eligible for benefits under the Plan unless he otherwise satisfies the criteria for eligibility under Section 2.01 as an Employee.

                  (ss) "Loan Fund" means the portion of the Trust Fund so designated and provided for in Section 5.01.

                  (tt) "MasterBrand Participating Employer" means MasterBrand Industries, Inc., MasterBrand Cabinets, Inc., Master Lock Company, Moen Incorporated, Waterloo Industries, Inc. and NHB Holdings, Inc. and any other Related Employer that is a direct or indirect subsidiary of MasterBrand Industries, Inc. and which, with the approval of the board of directors of MasterBrand Industries, Inc., adopts this Plan for the benefit of its employees, according to a resolution of the board of directors or equivalent authority of such Related Employer, considered severally.

                  (uu) "Non-Participating Employer" means any Related Employer which is not a Participating Employer.

                  (vv) "Normal Retirement Age" means age 65.

                  (ww) "Participant" means an Employee who meets the requirements of participation in the Plan as provided in Article II and who continues to qualify for participation.

                  (xx) "Participating Employer" means Fortune and each ACCO Participating Employer, Acushnet Participating Employer, Beam Participating Employer and MasterBrand Participating Employer and each other Related Employer designated to participate in the Plan as herein provided, considered severally.

                  (yy) "Plan" means the Fortune Brands Retirement Savings Plan.

                  (zz) "Plan Administrator" means Fortune.

                  (aaa) "Plan Year" means the calendar year.

                  (bbb) "Prior Plan" means, where applicable, the (1) Profit-Sharing Plan of Fortune Brands, Inc., (2) ACCO World Corporation Profit-Sharing Plan, (3) Acushnet Company Employee Savings Plan, (4) Day-Timers, Inc. Profit-Sharing and Employee Savings Plan, (5) Jim Beam Brands Co. Profit-Sharing and 401(k) Savings Plan and (6) MasterBrand Industries, Inc. Employee Savings Plan, as in existence on December 31, 1995 and any of their respective predecessor plans. "Prior Plan" also includes the May Tag & Label Corp. 401(k) Savings Plan, the CSI Donner 401(k) Retirement Plan, the




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         Apollo Space Systems 401(k) Profit Sharing Plan and the Cobra Golf
         Incorporated 401(k) Savings Plan.

                  (ccc) "Profit-Sharing Account" means any one of the accounts so designated and provided for in Section 6.01.

                  (ddd) "Profit-Sharing Contributions" means the contributions made by a Participating Employer as provided in Article III.

                  (eee) "Qualified Domestic Relations Order" means any "domestic relations order" (as defined in Code Section 414(p)) that creates, recognizes or assigns to an Alternate Payee the right to receive all or a portion of a Participant's benefits payable hereunder and that meets the requirements of Code Section 414(p), as determined by the Committee.

                  (fff) "Related Employer" means any corporation or other business entity which is included in a controlled group of corporations within which Fortune is also included, as provided in Code Section 414(b) (as modified for purposes of Sections 6.04 and 6.05 of this Plan by Code Section 415(h)), or which is a trade or business under common control with Fortune, as provided in Code Section 414(c) (as modified, for purposes of Sections 6.04 and 6.05, by Code Section 415(h)), or which constitutes a member of an affiliated service group within which Fortune is also included, as provided in Code Section 414(m), or which is required to be aggregated with Fortune pursuant to regulations issued under Code Section 414(o).

                  (ggg) "Restatement Date" means October 1, 1999.

                  (hhh) "Retirement" means retirement under a retirement plan of a Participating Employer or Non-Participating Employer.

                  (iii) "Rollover Account" means any of the accounts so designated and provided for in Section 6.01(e).

                  (jjj) "Rollover Contributions" means amounts attributable to part or all of an "eligible rollover distribution" (within the meaning of Code Section 402(c)(4) and the Treasury Regulations thereunder) transferred to this Plan pursuant to Section 4.03 as the result of the distribution of a Participant's account under another eligible retirement plan as described in Section 4.03.

                  (kkk) "Severance From Service" means the earlier of the following dates:

                           (1) the date on which a Participant terminates
                  employment with all Related Employers, is discharged, retires or dies; or



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                           (2) the first anniversary of the first day of a
                  period in which an Employee remains absent from service (with or without pay) with all Related Employers for any reason other than one listed in paragraph (1). If such Employee is on an Approved Leave of Absence on such first anniversary, he will be deemed to have incurred a Severance From Service on the expiration of such Approved Leave of Absence, unless he returns to active employment with a Related Employer on or before that date. Notwithstanding anything herein to the contrary, an Employee will not incur a Severance From Service due to an absence for maternity or paternity reasons until the second anniversary of the first date of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence:

                                   (A) by reason of the pregnancy of the
                           individual;

                                   (B) by reason of a birth of a child of the
                           individual;

                                   (C) by reason of the placement of a child
                           with the individual in connection with the adoption of such child by such individual; or

                                   (D) for purposes of caring for such child for
                           a period beginning immediately following such birth or placement.

                  The Employee will be required to furnish the Committee with such timely information as the Committee may reasonably require to establish both that the absence from work is for maternity or paternity reasons and the number of days for which there was such an absence.

                           A transfer from employment with one Related Employer
                  to another Related Employer will not be considered a Severance From Service.

                  (lll) "Tax Deferred Account" means any one of the accounts so designated and provided for in Section 6.01.

                  (mmm) "Tax Deferred Contributions" means any contributions made by a Participating Employer that are attributable to the reduction in compensation on a pre-tax basis a Participant agrees to accept from such Participating Employer each Plan Year as described in Section 4.01.

                  (nnn) "Termination of Employment Without Fault" means any involuntary separation of a Participant by a Participating Employer or Non-Participating Employer other than by reason of Retirement, Disability, failure to maintain work standards, dishonesty or other misconduct prejudicial to the Participating Employer or Non-Participating Employer by which the Participant is employed, absence without prescribed notice, or refusal to return from layoff or Approved Leave of Absence within the prescribed period; provided, however, that no temporary or seasonal employee who first becomes a Participant on or after August 1, 1996 will be immediately fully vested in his Account Balances solely as a result of Termination of Employment Without Fault.

                  (ooo) "Trust Agreement" and "Trust" mean, respectively, the Fortune Brands, Inc. Savings Plans Master Trust Agreement, as it may be amended from time to time, and the trust established thereunder.

                  (ppp) "Trustee" means the trustee from time to time acting under the Trust Agreement, including any successor trustee.

                  (qqq) "Trust Fund" means all money, securities and other property held under the Trust Agreement for the purposes of the Plan, together with the income therefrom.

                  (rrr) "Trusts Investment Committee" means the Trusts Investment Committee of Fortune.

                  (sss) "Vesting Service" means a Participant's credit for purposes of determining his right to a nonforfeitable benefit under the Plan, as determined in accordance with Article VII. Vesting Service means service as an Employee with a Participating Employer or any Related Employer, determined as follows:

                           (1) Vesting Service will be determined from the
                  Participant's Date of Employment or reemployment in completed full years and fractions of years in excess of completed full years, each 12 months of employment constituting a full year of Vesting Service, and each 30 days of employment completed in excess of full years of Vesting Service counted as 1/12th of a year of Vesting Service.

                           (2) Subject to paragraph (3) below, each Employee
                  will be credited with Vesting Service during any period of employment with a Participating Employer or any Related Employer, extending to the date he incurs a Severance From Service.

                           (3) Notwithstanding any other provision of the Plan
                  to the contrary, if a Participant incurs a Severance From Service and is subsequently reemployed by a Participating Employer or a Related Employer, his Vesting Service will be reinstated, as follows:

                                    (A) if the Employee is reemployed within 12
                           months after the date he is first absent from active employment, the Vesting Service he had at the date he is first absent from active employment will be reinstated upon his reemployment, and he will receive credit for Vesting Service for the period between the date he is first absent from active employment and the date of his reemployment; or

                                    (B) if the Employee is reemployed after 12
                           months have elapsed from the date he is first absent from active employment, the Vesting Service he had at the date he is first absent from active employment will be reinstated upon his reemployment, but he will not receive credit for Vesting Service for the period between the date he is first absent from active employment and the date of his reemployment.

                  Notwithstanding the foregoing, the Vesting Service of each Participant for the period prior to January 1, 1996 will not be less than as determined under the provisions of the applicable Prior Plan.

                  (ttt) "Year of Eligibility Service" means any consecutive 12-month period of employment, as herein set forth, during which an Employee completes 1,000 or more Hours of Service. The first consecutive 12-month period to be taken into account for this purpose will be the consecutive 12-month period commencing with the Employee's Date of Employment or the Employee's date of reemployment. The second consecutive 12-month period to be taken into account for this purpose will be the Plan Year which includes the first anniversary of the Employee's Date of Employment or the Employee's date of reemployment. All subsequent 12-month periods to be taken into account for this purpose will correspond with Plan Years.


                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION

         2.01. Eligibility.

                  (a) Participation Prior to Restatement Date. Each Employee who was a Participant on the day prior to the Restatement Date will continue to be a Participant on the Restatement Date, provided he remains an Employee.

                  (b) Participation in Profit-Sharing.

                           (1) Each Employee of Fortune who was not a
                  Participant on the day prior to the Restatement Date will become a participant for purposes of Article III on the earlier of (1) the date he is employed in a position where he is regularly scheduled to work at least 20 hours per week (provided such date is on or after October 1, 1999), and (2) the date on which he completes at least one Year of Eligibility Service, in each case provided he is an Employee on that date.

                           (2) Each Employee of a Beam Participating Employer
                  who was not a Participant on the day prior to the Restatement Date will become a Participant for purposes of Article III on the day he completes one Year of Eligibility Service, provided he is an Employee on that date.

                           (3) Each Employee of an ACCO Participating Employer
                  who was not a Participant on the day prior to the Restatement Date will become a Participant for purposes of Article III on the first Entry Date coincident with or next succeeding the date on which he completes one Year of Eligibility Service, provided he is an Employee on that date.

                  (c) Participation in 401(k) Savings. Each Employee who was not a Participant on the day prior to the Restatement Date will be eligible to have Tax Deferred Contributions made on his behalf in accordance with Article IV on the earlier of (1) the date he is employed in a position where he is regularly scheduled to work at least 20 hours per week (provided such date is on or after October 1, 1999), and (2) the first Entry Date coincident with or next succeeding the date on which he completes at least one Year of Eligibility Service, in each case provided he is an Employee on that date. Notwithstanding the foregoing, each Employee of Day-Timers, Inc. who is classified as a part-time flexible employee or as a part-time or full-time temporary or seasonal employee will be eligible to have Tax Deferred Contributions made on his behalf in accordance with Article IV only on completion of one Year of Eligibility Service, provided he is an Employee on that date.

                  (d) Collective Bargaining Employees. An Employee covered under a collective bargaining agreement will not become a Participant unless the collective bargaining agreement provides for coverage under the Plan. Each person who ceases to be covered under a collective bargaining agreement but continues as an Employee of Fortune, a Beam Participating Employer or an ACCO Participating Employer will become a Participant in the Plan for purposes of Article III on the later of (1) the applicable date determined in Section 2.01(b), and (2) the date he ceases to be covered under a collective bargaining agreement, in each case provided he is an Employee on that date. Each person who ceases to be covered under a collective bargaining agreement but continues as an Employee will become a Participant in the Plan for purposes of Article IV on the later of (1) the date determined in Section 2.01(c) above, and (2) the date he ceases to be covered under a collective bargaining agreement, in each case provided he is an Employee on that date.

         2.02. Transfers From Non-Participating Employers. Each person who becomes an Employee of Fortune, a Beam Participating Employer or an ACCO Participating Employer upon transfer from a Non-Participating Employer will become a Participant for purposes of Article III on the later of (1) the applicable date determined in Section 2.01(b) above, and (2) the date of his transfer, in each case provided he is an Employee on that date. Each person who becomes an Employee of a Participating Employer upon transfer from a Non-Participating Employer will become a Participant in the Plan for purposes of
Article IV on the later of (1) the date determined in Section 2.01(c) above, and
(2) the date of his transfer, in each case provided he is an Employee on that date.

         2.03. Reemployment. Any Participant who terminates employment and is subsequently reemployed as an Employee will become a Participant upon his reemployment.


                                   ARTICLE III
                          PROFIT-SHARING CONTRIBUTIONS

         3.01. Profit-Sharing Contributions of Fortune.

                  (a) Amount. Subject to the provisions of Sections 3.01(c) and
         3.04 and to the provisions of Article XIV, Fortune will contribute under the Plan an amount equal to 1/6th of 1% of Adjusted Income From Continuing Operations for each Plan Year. Notwithstanding the foregoing, no Profit-Sharing Contribution will be made pursuant to this
         Section 3.01(a) for any Plan Year in which a cash dividend has not been paid on Fortune Common Stock. The total amount of any Profit-Sharing Contribution and Company Matching Contributions by Fortune for any Plan Year will not exceed 3/8ths of 1% of Adjusted Income From Continuing Operations for such Plan Year.

                  (b) Certification of Amounts. The amount of any Profit-Sharing Contribution under Section 3.01(a) to be paid for any Plan Year will be certified by the independent public accountants who have audited the books of Fortune for such year and will be conclusive on Fortune, the Committee, the Trustee, all Participants and former Participants and all persons claiming through a Participant or former Participant.

                  (c) Time for Making Profit-Sharing Contributions. Payment of the Profit-Sharing Contribution under Section 3.01(a) for any Plan Year may be made at any time and from time to time (whether before or after the certification referred to in Section 3.01(b)) prior to the time prescribed by law, or such time as extended, for filing Fortune's Federal income tax return for such Plan Year and such Profit-Sharing Contribution will accrue as of the date of such contribution.

                  (d) Allocation to Accounts. Any Profit-Sharing Contribution made by Fortune pursuant to this Section 3.01 will be allocated to the Profit-Sharing Accounts of its eligible Participants in the same proportion as the Adjusted Earnings for each such Participant bear to the total Adjusted Earnings of all such eligible Participants for that Plan Year.

                  (e) Eligibility for Allocation. For purposes of this Section 3.01, each Participant who is an Employee of Fortune will be entitled to an allocation of any Profit-Sharing Contribution of Fortune for a Plan Year if (1) he is an active Employee of Fortune on the last day of the Plan Year, or (2) his employment terminated during such Plan Year due to Retirement, Disability or death. Each Participant who is an Employee of Fortune will be entitled to an allocation of any Profit-Sharing Contribution of Fortune for the Plan Year in which he initially becomes a Participant based upon his Adjusted Earnings for the entire Plan Year.

                  (f) Excess Contribution Percentage Limitation. The Excess Contribution Percentage for any Plan Year otherwise apportionable under this Section 3.01 and Section 6.04 to a Participant who is an Employee of Fortune will not exceed the lesser of:

                           (1) the Base Contribution Percentage multiplied by
                  two; or

                           (2) the Base Contribution Percentage plus the greater
                  of 5.7% or such higher percentage equal to the portion of the rate of tax under Code Section 3111(a) attributable to old-age insurance.

         For purposes of this Section 3.01(f), the "Base Contribution Percentage" means the percentage of the Participant's compensation allocated under the Plan on the portion of the Participant's compensation not in excess of the Social Security taxable wage base for such Plan Year, and the "Excess Contribution Percentage" means the percentage of the Participant's compensation allocated under the Plan on the portion of the Participant's compensation in excess of the Social Security taxable wage base for such Plan Year. The amount of any such reduction will be reapportioned to each Participant in the ratio that his Unadjusted Earnings for such Plan Year bear to the aggregate Unadjusted Earnings of all Participants employed by Fortune for that year. Any such reapportionment will apply only to Participants employed by Fortune.

                  (g) Definitions. For purposes of this Section 3.01 and, where applicable, Section 3.04, the following terms have the following meaning:

                           (1) "Adjusted Earnings" means with respect to any Participant who is an Employee of Fortune the sum of (A) the Unadjusted Earnings of the Participant in any Plan Year not in excess of the Social Security taxable wage base in effect for such Plan Year, and (B) an amount equal to 1.5 times such Unadjusted Earnings in excess of the Social Security taxable wage base in effect for such Plan Year.

                           (2) "Adjusted Income From Continuing Operations" for
                  any Plan Year means income from continuing operations, before income taxes, as reflected in the consolidated financial statements set forth in Fortune's annual report to its stockholders for such year, but adjusted by the independent accountants who have audited Fortune's consolidated financial statements to (A) exclude the provision for the contributions under the Plan, (B) exclude unrealized gains and losses on securities, and adjust realized gains and losses on trading securities to reflect cost, (C) exclude restructuring charges or credits, and charges for impaired assets other than those sold in the ordinary course of business, (D) include the results of operations for such year from businesses classified as "discontinued operations" prior to the disposition dates, and (E) to the extent not adjusted pursuant to item (B), (C) or (D) above, exclude gains or losses included in continuing operations resulting from the sale or writedown of intangible assets, land or buildings, investments in business units and securities resulting from the sale of business units.

                           (3) "Unadjusted Earnings" means with respect to any
                  Participant who is an Employee of Fortune all earnings of the Participant in any Plan Year for service with Fortune, but limited to $200,000 (as adjusted to reflect the dollar amount applicable under Section 401(a)(17) of the Code), including overtime and extra shift pay, holiday and vacation pay, amounts paid for periods of approved absences, back pay which has been either awarded or agreed to by Fortune, plus amounts elected to be deferred by the Participant as Tax Deferred Contributions under this Plan or as contributions under a plan established pursuant to Code Section 125 (including "deemed 125 compensation" as defined in Revenue Ruling 2002-27) or Code Section 132(f)(4), and all compensation under the Management

                  Incentive Plan, the Fortune Brands, Inc. Annual
                  Executive Incentive Compensation Plan and the Performance Recognition Program paid during such Plan Year, but excluding
                  (A) contributions (other than Tax Deferred Contributions) or benefits under this Plan, (B) Worker's Compensation payments,
                  (C) amounts paid by Fortune for insurance, retirement or other benefits and bonuses, (D) special payments related to the pension plan redesign, and (E) compensation under such Management Incentive Plan, the Fortune Brands, Inc. Annual Executive Compensation Plan and Performance Recognition Program paid after the end of the Plan Year in which the Participant incurs a Severance From Service.

         3.02.    Profit-Sharing Contributions of ACCO Participating Employers.

                  (a) Amount. The amount of Profit-Sharing Contribution, if any, for a Plan Year will be determined by the board of directors of each ACCO Participating Employer, in its sole discretion, on or before the date (including extensions) for filing the Federal income tax return of the ACCO Participating Employer for the taxable year for which the Profit-Sharing Contribution is to be made. Notwithstanding the foregoing, no Profit-Sharing Contribution will be made by Boone International, Inc. An ACCO Participating Employer may determine that no Profit-Sharing Contribution will be made for a particular year. No Profit-Sharing Contributions will be made under this Section 3.02 with respect to Plan Years beginning on and after January 1, 2002.

                  (b) Allocation to Accounts. Any Profit-Sharing Contribution made by an ACCO Participating Employer will be allocated, as follows, among the Profit-Sharing Accounts and Cash Option Accounts of its eligible Participants based upon the percentage of Compensation earned by each such Participant, as determined by such ACCO Participating Employer. The Profit-Sharing Account of each such Participant will be credited with 2/3rds of the Profit-Sharing Contribution so allocable. The remaining 1/3rd will be distributed to the Participant in cash or credited to his Cash Option Account, as provided in Section 3.02(e).

                  (c) Eligibility for Allocation. A Participant whose ACCO Participating Employer makes a Profit-Sharing Contribution for a Plan Year will be entitled to an allocation of such Profit-Sharing Contribution only if he is an active Employee of an ACCO Participating Employer on the last day of the Plan Year. Notwithstanding the foregoing, a Participant will be entitled to an allocation of a Profit-Sharing Contribution for the Plan Year in which (1) his employment terminates due to death, Disability or his retirement on or after his Normal Retirement Age, (2) he is transferred to a Related Employer which is not an ACCO Participating Employer, or (3) he incurs a Termination of Employment Without Fault as a result of the closing of the ACCO USA, Inc. facilities in Long Island City, New York or the relocation of the ACCO Punch Cell operation in Wheeling, Illinois or the May Tag & Label Corp. facility in Hillside, New Jersey, in each case even if he is not employed on the last day of such Plan Year.

                  (d) Definitions. For purposes of this Section 3.02 and, where applicable, Section 3.04, "Compensation" of a Participant who is an Employee of an ACCO Participating Employer means (1) for a Participant paid on the basis solely of a salary, the total salary excluding bonuses and overtime paid for such Participant by an ACCO Participating Employer for Vesting Service as a Participant during the Plan Year, (2) for a Participant paid on an hourly basis, the straight time rate paid for such Participant by an ACCO Participating Employer to a maximum of 2,080 hours for Vesting Service as a Participant during the Plan Year, and (3) for a Participant employed as a sales representative, the total base salary and commissions paid for such Participant by an ACCO Participating Employer for Vesting Service as a Participant during the Plan Year, in each case including amounts, if any, deferred under
         Section 4.01 of the Plan or under Code Section 125 (including "deemed 125 compensation" as defined in Revenue Ruling 2002-27), and excluding the 1/3rd of the Profit-Sharing Contribution allocable to a Participant pursuant to this Section 3.02. The Compensation taken into account under the Plan for any Plan Year will be limited to $150,000, adjusted for increases in the cost of living pursuant to rulings of the Secretary of the Treasury.

                  (e) Cash Option Contributions for Participants Employed by ACCO Participating Employers. Each Participant who is an Employee of an ACCO Participating Employer and who is entitled to an allocation of a Profit-Sharing Contribution for a Plan Year in accordance with Section 3.02(c) may elect to have a part, not in excess of 1/3rd, of the Profit-Sharing Contribution for a Plan Year allocable to him pursuant to this Section 3.02, distributed to him in cash at the time such Profit-Sharing Contribution is made. Such election (which will have continuing effect) must be made through an Approved Form of Election and will be irrevocable by December 31 of such Plan Year. Any such amount which the Participant does not elect to have distributed to him will be allocated to his Cash Option Account. Notwithstanding the foregoing, a Cash Option Contribution will be distributed in cash if necessary to satisfy the requirements of Section 4.05 or Section 9.01(g).

         3.03.    Profit-Sharing Contributions of Beam Participating Employers.

                  (a) Amount. The amount of Profit-Sharing Contribution, if any, for a Plan Year will be determined by the board of directors or other governing body of each Beam Participating Employer, in its sole discretion, on or before the date (including extensions) for filing the Federal income tax return of the Beam Participating Employer for the taxable year for which the Profit-Sharing Contribution is made. A Beam Participating Employer may determine that no Profit-Sharing Contribution will be made for a particular year.

                  (b) Allocation to Accounts. Any Profit-Sharing Contribution made by a Beam Participating Employer pursuant to this Section 3.03 will be allocated to the Profit-Sharing Accounts of its eligible Participants in the same proportion as the Adjusted Earnings for each such Participant bears to the total Adjusted Earnings of all such eligible Participants for such Plan Year.

                  (c) Eligibility for Allocation. For purposes of this Section 3.03, each Participant who is an Employee of a Beam Participating Employer will be entitled to an allocation of any Profit-Sharing Contribution of the Beam Participating Employers for a Plan Year only if (1) he completed at least 1,000 Hours of Service in such Plan Year, or (2) his employment terminated due to Retirement, Disability, Termination of Employment Without Fault or death in such Plan Year. Each Participant who is an Employee of a Beam Participating Employer will be entitled to an allocation of any Profit-Sharing Contribution of a Beam Participating Employer for the Plan Year in which he initially becomes a Participant based upon his Adjusted Earnings for the entire Plan Year; provided he is otherwise entitled to an allocation of such Profit-Sharing Contribution for such Plan Year in accordance with this
         Section 3.03(c). The five employees listed on Schedule 6.13 to the Asset Purchase Agreement dated July 22, 1998 by and between GPW Acquisition, Inc. and Geyser Peak Partners will not be entitled to an allocation of the Profit-Sharing Contribution of the Beam Participating Employers for Plan Years 1998, 1999 and 2000.

                  (d) Excess Contribution Percentage Limitation. The Excess Contribution Percentage for any Plan Year otherwise apportionable under this Section 3.03 and Section 6.04 to a Participant who is an Employee of a Beam Participating Employer will not exceed the lesser of:

                           (1) the Base Contribution Percentage multiplied by
                  two; or

                           (2) the Base Contribution Percentage plus the greater
                  of 5.7% or such higher percentage equal to the portion of the rate of tax under Code Section 3111(a) attributable to old-age insurance.

         For purposes of this Section 3.03(d), the "Base Contribution Percentage" means the percentage of the Participant's compensation allocated under the Plan on the portion of the Participant's compensation not in excess of the Social Security taxable wage base for such Plan Year, and the "Excess

         Contribution Percentage" means the percentage of the Participant's compensation allocated under the Plan on the portion of the Participant's compensation in excess of the Social Security taxable wage base for such Plan Year. The amount of any such reduction will be reapportioned to each Participant in the ratio that his Unadjusted Earnings for such Plan Year bear to the aggregate Unadjusted Earnings of all Participants employed by such Beam Participating Employer for that year. Any such reapportionment will apply only to Participants employed by the same Beam Participating Employer as the Participant that suffered the reduction.

                  (e) Definitions. For purposes of this Section 3.03 and, where applicable, Section 3.04, the following terms have the following meaning:

                           (1) "Adjusted Earnings" means, with respect to any
                  Participant who is an Employee of a Beam Participating Employer, the sum of (A) the Unadjusted Earnings of the Participant in any Plan Year not in excess of the Social Security taxable wage base in effect for such Plan Year, and
                  (B) an amount equal to 1.5 times such Unadjusted Earnings in excess of the Social Security taxable wage base in effect for such Plan Year.

                           (2) "Unadjusted Earnings" means, with respect to any
                  Participant who is an Employee of a Beam Participating Employer, all earnings of the Participant in any Plan Year as an Employee of the Beam Participating Employers, but limited to $200,000 (as adjusted to reflect the dollar amount applicable under Section 401(a)(17) of the Code), including overtime, holiday and vacation pay, amounts paid for periods of approved absences and incentive pay, back pay which has been either awarded or agreed to by the Beam Participating Employers, plus amounts elected to be contributed by the Participant under a plan established pursuant to Code Section 125 (including "deemed 125 compensation" as defined in Revenue Ruling 2002-27) or Code Section 132(f)(4) and compensation under the Jim Beam Brands Worldwide, Inc. Senior Executive and Key Manager Incentive Plan and Salesmen's Achievement Incentive Bonus Plan, but excluding (A) all other bonuses and contributions or benefits under this Plan and taste testing payments, (B) Worker's Compensation payments, (C) amounts paid by the Beam Participating Employers for insurance, retirement or other benefits, and (D) all payments under the Jim Beam Brands Worldwide, Inc. Senior Executive and Key Manager Incentive Plan and compensation under the Salesmen's Achievement Incentive Bonus Plan paid after the end of the Plan Year in which the Participant incurs a Severance From Service.

         3.04. Reduction of Profit-Sharing Contributions. Profit-Sharing Contributions payable pursuant to this Article III and each Participating Employer's shares of such contributions otherwise payable pursuant to this
Article III will be subject to the following reductions.

                  (a) Reduction for Forfeitures. Profit-Sharing Contributions will be reduced by the total amounts forfeited by Plan Participants during such Plan Year pursuant to Section 7.05 minus the amounts required to be reinstated pursuant to Section 7.06.

                  (b) Reduction for Excess Annual Additions. Profit-Sharing Contributions will be further reduced by the amount, if any, by which the amount of the portion of the contribution of a Participating Employer otherwise apportionable to a Participant is reduced pursuant to Sections 6.04 and 6.05.

                  (c) Reduction for Annual Limitation on Compensation. Profit-Sharing Contributions will be further reduced by the amount, if any, by which the amount of the portion of such contribution otherwise apportionable to a Participant is reduced because the Participant's Unadjusted Earnings or Compensation, whichever is applicable, is limited to $200,000 (as adjusted to reflect the dollar amount applicable under Section 401(a)(17) of the Code).

                  (d) Reduction for Maximum Deductible Limitation. The Participating Employer's Profit-Sharing Contribution for any Plan Year and the aggregate of such share and its contributions under its retirement plan for such year will in no event exceed the maximum amounts deductible from the Participating Employer's income for such year under Code Sections 404(a)(3) and (7) (or such other Federal income tax statutory provisions as will at the time be applicable). If such share or such aggregate for any Participating Employer would otherwise exceed either of the maximum deductible amounts, the contributions under this Plan for such year will be reduced pro rata by the amount necessary to reduce such share or such aggregate to the amount deductible.

         3.05. Cash or Property. Any Profit-Sharing Contribution made pursuant to this Article III may be made in whole or in part in cash or in property acceptable to the Trustee at the Fair Market Value thereof on the date of the receipt thereof by the Trustee.

         3.06. Source. Participants may not make any contributions under the Plan except as provided in Article IV.

         3.07. Irrevocability. All Profit-Sharing Contributions made under the Plan will be irrevocable and will be transferred by the respective Participating Employer to the Trustee (except any amounts distributed in cash pursuant to Section 3.02) to be used only in accordance with the provisions of the Plan.


                                   ARTICLE IV
                          401(k) SAVINGS CONTRIBUTIONS

         4.01.    Tax Deferred Contributions and After-Tax Contributions.

                  (a) Rate of Tax Deferred Contributions and After-Tax Contributions. Each Participant may enter into a salary reduction agreement with his Participating Employer which will apply to all Compensation received thereafter. The salary reduction agreement will provide that the Participant agrees to a reduction in salary from the Participating Employer on a pre-tax basis by an amount equal to an integral percentage of up to 50% of his Compensation, except that a Participant who is a highly compensated employee will be limited to 13% of Compensation. The Participating Employer will make a Tax Deferred Contribution to the Plan on behalf of such Participant, corresponding to the amount of such reduction. Each Participant who is an Employee of Fortune, a MasterBrand Participating Employer, an ACCO Participating Employer or an Acushnet Participating Employer may also enter into a salary reduction agreement to accept a reduction in salary from the Participating Employer on an after-tax basis by an amount equal to an integral percentage of up to 50% of his Compensation (a lower percentage may apply to Participants who are highly compensated employees), minus the percentage he elected to contribute on a pre-tax basis. The Participating Employer will make an After-Tax Contribution to the Plan on behalf of such Participant, corresponding to the amount of such reduction. The Participating Employer may limit the maximum salary reduction percentage to a lesser percentage of Compensation, provided such policy does not impermissibly discriminate against Employees who are not Highly Compensated Employees. Tax Deferred Contributions and After-Tax Contributions will be paid at least monthly to the Trustee by the Participating Employers. Any election pursuant to this Section 4.01(a) must be made by an Approved Form of Election. Such election will be effective on the first day of the first payroll period for which the Participating Employer can process such election. For purposes of this Section 4.01, the definitions of "Compensation" in
         Section 4.01(d) apply.

                  (b) Automatic Enrollment. If an eligible Employee fails to affirmatively enroll in the Plan or fails to affirmatively decline enrollment in the Plan within 60 days from the date that the Employee is first eligible to make Tax Deferred Contributions in accordance with
         Section 2.01(c), such Employee will be deemed to have entered into a salary reduction agreement with his Participating Employer to reduce his Compensation on a pre-tax basis by 3%. The Participating Employer of the Employee will make a Tax Deferred Contribution on behalf of such Employee, corresponding to the amount of such reduction. Such deemed election will commence on the first day of the first pay period for which the Employee's Participating Employer can process the deemed election, provided such election will not take effect before the 60th day following the date the Employee first becomes eligible to make Tax Deferred Contributions.

                  (c) Changes in Rate of Tax Deferred Contributions and After-Tax Contributions. Each Participant may elect to change the rate of, discontinue or resume his Tax Deferred Contributions or, if applicable, After-Tax Contributions at any time by making an Approved Form of Election. Any such election will be effective on the first day of the first payroll period for which the Participating Employer can process such election. The Committee may establish additional rules regarding the timing and frequency of a change in the amount of Tax Deferred Contributions or After-Tax Contributions, provided such policy is applied uniformly to all Participants of the Participating Employer.

                  (d) Definitions of Compensation. For purposes of Sections 4.01 and 4.02, the term "Compensation" means:

                           (1) for each Participant who is an Employee of
                  Fortune, his "Unadjusted Earnings" as defined in Section 3.01(g);

                           (2) for each Participant who is an Employee of an
                  ACCO Participating Employer, the total cash remuneration paid by such ACCO Participating Employer to the Participant in a Plan Year for services, including base pay, overtime pay, shift premiums, commissions, sales bonuses, certain regularly occurring bonuses and amounts, if any, deferred under this
                  Section 4.01 of the Plan or under Code Section 125 (including "deemed 125 compensation" as defined in Revenue Ruling 2002-27) or Code Section 132(f)(4), but excluding the 1/3rd of the Profit-Sharing Contributions allocable to the Participant pursuant to Section 3.02, and further excluding all other compensation, such as, but not limited to, any production bonus, project bonus, referral bonus, sign-on bonus, stay bonus, severance payments and other special payments such as awards, gifts, prizes, car allowance, reimbursement for moving expenses, payments to Participants for military service, tuition reimbursement, amounts deferred under a deferred compensation plan of an ACCO Participating Employer and amounts under any long-term incentive plan or other employee benefit program;

                           (3) for each Participant who is an Employee of an
                  Acushnet Participating Employer, all salaries and bonuses paid and commissions earned by an Employee for the services rendered by such Employee to the Acushnet Participating Employers, but excluding any special payments such as prizes, awards, moving expenses, tuition reimbursement, executive life insurance premium bonuses, etc. Such Compensation will be determined as if the Participant had not entered into a salary reduction agreement pursuant to this Section 4.01 or Code
                  Section 125 (including "deemed 125 compensation" as defined in Revenue Ruling 2002-27);

                           (4) for each Participant who is an Employee of a Beam
                  Participating Employer, his base pay plus overtime for the pay period; and

                           (5) for each Participant who is an Employee of a
                  MasterBrand Participating Employer, his basic salary or wages, overtime, shift premiums, commissions and bonuses paid by such Participating Employer for personal services, and other amounts includible in his gross income on account of such services, including Tax Deferred Contributions under this
                  Section 4.01 or amounts elected to be contributed under a program established pursuant to Code Section 125 (including "deemed 125 compensation" as defined in Revenue Ruling 2002-27) or Code Section 132(f)(4) and excluding any (A) severance pay whether paid before or after termination of employment, (B) amounts deferred under a plan of a MasterBrand Participating Employer or Related Employer, (C) amounts paid under any long-term incentive plan, (D) tax protection payments or foreign service overbase allowances or premiums,
                  (E) reimbursement for expenses incurred or to be incurred, (F) non-cash remuneration such as taxable amounts for life insurance coverage or use of an automobile or stock options or awards, or (G) remuneration paid in currency other than U.S. dollars.

         Notwithstanding the foregoing, each Participant's Compensation will be limited to $200,000 in each Plan Year (as adjusted to reflect the dollar amount applicable under Section 401(a)(17) of the Code).

                  (e) Additional Limitations. Notwithstanding any other provision of this Plan to the contrary, a Participating Employer may refuse to give effect to any salary reduction agreement or cash option election entered into by a Participant at any time if the Participating Employer determines that such refusal is necessary to ensure that the additions to a Participant's Accounts for any Plan Year will not exceed the limitations set forth in Sections 4.04, 4.05, 4.06, 4.07, Sections 6.04, 6.05 and 6.07 and Section
         9.01(g) of the Plan.

         4.02.    Company Matching Contributions.

                  (a) Rate of Company Matching Contributions. Subject to the conditions and limitations of this Article IV and Article XIV, Fortune and each ACCO Participating Employer, Acushnet Participating Employer and MasterBrand Participating Employer will contribute under the Plan each year for each Participant in its employ during such year an amount based on any Tax Deferred Contributions and, if applicable, After-Tax Contributions made on his behalf during such year by such Participating Employer.

                           (1) The Company Matching Contribution for each
                  Participant employed by Fortune, a MasterBrand Participating Employer (other than MasterBrand Cabinets, Inc. and NHB Holdings, Inc.) or Boone International, Inc. will be equal to 50% of the Participant's aggregate Tax Deferred Contributions and After-Tax Contributions to the extent the rate of such aggregate Tax Deferred Contributions and After-Tax Contributions in effect from time to time does not exceed 6% of his Compensation.

                           (2) The Company Matching Contribution for each
                  Participant employed by MasterBrand Cabinets, Inc. will be equal to 50% of the Participant's Tax Deferred Contributions or After-Tax Contributions to the extent the rate of such aggregate Tax Deferred Contributions and After-Tax Contributions in effect from time to time does not exceed 6% of his Compensation and an additional 50% of the Participant's Tax Deferred Contributions or After-Tax Contributions to the extent the rate of such aggregate Tax Deferred Contributions and After-Tax Contributions in effect from time to time does not exceed 3% of his Compensation.

                           (3) The Company Matching Contribution for each
                  Participant employed by NHB Holdings, Inc. will be equal to 50% of the Participant's aggregate Tax Deferred Contributions or After-Tax Contributions, to the extent the rate of such aggregate Tax Deferred Contributions and After-Tax Contributions in effect from time to time does not exceed 5% of his Compensation

                           (4) Except as provided in Section 4.02(b), the
                  Company Matching Contribution for each Participant employed by an ACCO Participating Employer (other than Boone International, Inc.) will be equal to 50% of the Participant's aggregate Tax Deferred Contributions and After-Tax Contributions to the extent the rate of such aggregate Tax Deferred Contributions and After-Tax Contributions in effect from time to time does not exceed 6% of his Compensation and an additional 50% of the Participant's aggregate Tax-Deferred Contributions and After-Tax Contributions to the extent the rate of such aggregate Tax-Deferred Contributions and After-Tax Contributions in effect from time to time does not exceed 3% of his Compensation.

                           (5) The Company Matching Contribution for each
                  Participant employed by an Acushnet Participating Employer will be equal to 50% of the Participant's aggregate Tax Deferred Contributions and After-Tax Contributions to the extent the rate of such aggregate Tax Deferred Contributions and After-Tax Contributions in effect from time to time does not exceed 5% of his Compensation and an additional 50% of the Participant's aggregate Tax Deferred Contributions and After-Tax Contributions to the extent the rate of such aggregate Tax Deferred Contributions and After-Tax Contributions in effect from time to time does not exceed 2% of his Compensation.

         Notwithstanding any other provision of this Plan to the contrary, no Company Matching Contributions will be made with respect to contributions of any Participant employed by any Beam Participating Employer. In addition, no Company Matching Contributions will be paid on amounts a Participant elects to defer pursuant to Section 4.10 regardless of whether such deferrals are determined to satisfy the requirements of Section 414(v) of the Code at the end of a Plan Year. Company Matching Contributions will be paid at least monthly to the Trustee by the Participating Employers. For purposes of this Section 4.02, the definitions of "Compensation" in Section 4.01(d) apply.


                  (b) Rate of Company Matching Contributions for Former Employees of Wilson Jones Company. The 30% referred to in Section 4.02(a) above for Participants employed by an ACCO Participating Employer will be equal to 80% for all persons who had been employees of Wilson Jones Company who:

                           (1) had attained age 50, but not age 55, on January
                  1, 1985, and whose Compensation (plus any elective salary reduction amounts under Code Section 401(k) or 125) was less than $25,000 on that date; and

                           (2) have not incurred a Severance From Service from
                  Wilson Jones Company or its successor since August 1, 1985.

                  (c) Eligibility for Allocation. Each Participant who is an Employee of Fortune or an ACCO Participating Employer or Acushnet Participating Employer or a MasterBrand Participating Employer will be entitled to an allocation of Company Matching Contributions under this
         Section 4.02 if he made Tax Deferred Contributions or After-Tax Contributions during the Plan Year.

                  (d) Additional Limitations. Notwithstanding the foregoing and in addition to the limitations set forth in Sections 4.06 and 4.07, no Company Matching Contributions will be made with respect to excess Tax Deferred Contributions and After-Tax Contributions distributed pursuant to Sections 4.05, 4.06 or 4.07 and Company Matching Contributions made with respect to such excess contributions will be returned to the Participating Employer pursuant to Section 14.03. No Company Matching Contributions will be made for Participants who are Employees of Fortune for any Plan Year in which a cash dividend has not been paid on Fortune Common Stock. The total amount of any Profit-Sharing Contribution and Company Matching Contributions by Fortune for each Plan Year will not exceed 3/8ths of 1% of Adjusted Income From Continuing Operations (as defined in Section 3.01) for such Plan Year.

         4.03.    Rollover Contributions.

                  (a) Eligible Amounts. Regardless of whether an Employee has become a Participant in the Plan, a Covered Employee who is eligible to make Tax Deferred Contributions to the Plan in accordance with Section
         2.01 may at any time transfer (or cause to be transferred) to the Trust Fund up to the entire amount of money and other property received from another eligible retirement plan (as that term is defined in Code
         Section 401(c)(8)(B)), which constitutes an eligible rollover distribution within the meaning of Code Section 402(c)(4), including any after-tax contributions that are not includible in gross income, provided that (A) such amount is received by the Trustee within 60 days after the Employee's receipt of such payment, or (B) such amount is directly transferred to the Trust Fund from such other eligible retirement plan, and (C) the Plan separately accounts for the portion of the eligible rollover distribution that is not includible in gross income and the portion that is so includible. Notwithstanding the foregoing, after-tax contributions must be directly transferred to the Trust Fund.

                  The Employee must obtain the prior approval of his Participating Employer or its designee to make a rollover contribution to this Plan. The Employee must furnish his Participating Employer or its designee with a written statement that the contribution to the Trust Fund is a rollover contribution, together with such other statements and information as may be required by his Participating Employer or its designee in order to establish that such contribution does not contain amounts from sources other than provided above and that such rollover contribution otherwise meets the requirements of law. Acceptance by the Trustee of any amount under these provisions may not be construed as a determination of the Employee's tax consequences by either the Participating Employer, the Trustee or their respective designees.

                  (b) Limitation on Assets Transferred. Except as otherwise provided in this Plan, assets may not be transferred to the Plan or Trust Fund from any other plan or trust.

         4.04.    Limitation on Annual Amount of Tax Deferred Contributions.

                  (a) Maximum Annual Amount. The maximum amount of Tax Deferred Contributions (other than contributions described in Section 4.10) that may be made on behalf of each Participant in any calendar year pursuant to this Plan and any other qualified plan may not exceed the dollar limitation for such year under Code Section 402(g).

                  (b) Procedure for Requesting Return of Excess Deferrals. If a Participant makes elective deferrals to this Plan and to any other qualified plan in excess of the dollar limit specified above for the Participant's taxable year, then the Participant must notify his Participating Employer in writing by March 1 of the following year of the amount, if any, to be refunded from this Plan. The notice must specify the amount of excess Tax Deferred Contributions and, if applicable, Cash Option Contributions received by the Plan for the preceding year, The notice must be accompanied by the Participant's written statement that if the excess is not distributed, the Tax Deferred Contributions and, if applicable, Cash Option Contributions, when added to amounts deferred under other qualified plans, exceed the limit imposed on the Participant by Code Section 402(g) for the taxable year in which the deferral occurred. If the Participant fails to notify the Committee by March 1, no refund will be made pursuant to this
         Section 4.04.

                  (c) Return of Excess Deferrals. The amount to be refunded will be paid to the Participant in a single payment no later than April 15 following the close of the taxable year and will include any income or loss allocated to the refund, as determined in Section 4.04(d), for the period during the Participant's taxable year. Any Cash Option Contributions will be returned before Tax Deferred Contributions. Although the excess deferral may be refunded, it will still be considered as an elective deferral for the Plan Year in which it was originally made and will be included in the Actual Deferral Percentage of a Highly Compensated Employee.

                  (d) Income or Loss Allocable for Taxable Year. The income or loss allocable to excess elective deferrals for the Participant's taxable year will be determined by multiplying the income or loss for the Participant's taxable year allocable to the Participant's elective deferrals for such year by a fraction, the numerator of which is the amount of excess elective deferrals and Cash Option Contributions for such taxable year and the denominator of which is equal to the sum of (1) the total Account Balances in the Participant's Tax Deferred Account and, if applicable, Cash Option Account as of the beginning of the taxable year, plus (2) the Participant's Tax Deferred Contributions and, if applicable, Cash Option Contributions for such taxable year. No adjustment will be made for any period following such taxable year.

         4.05.     Actual Deferral Percentage Tests.

                  (a) Tests. The Actual Deferral Percentage for the Highly Compensated Employees may not exceed for any Plan Year the greater of:

                           (1) the Actual Deferral Percentage for all other
                  Employees, multiplied by 1.25; or

                           (2) the Actual Deferral Percentage for all other
                  Employees, multiplied by two; provided, however, the Actual Deferral Percentage for the Highly Compensated Employees does not exceed the Actual Deferral Percentage for all other Employees by more than two percentage points.

         For the purpose of the foregoing tests:

                           (1) those Employees who were not directly or
                  indirectly eligible to have Tax Deferred Contributions made for them at any time during the Plan Year will be disregarded;

                           (2) if two or more plans which include cash or
                  deferred arrangements are considered one plan for purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)), the cash or deferred arrangements included in those plans will be treated as one arrangement;

                           (3) if two or more plans are permissibly aggregated
                  for purposes of the foregoing tests, the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were one plan; and

                           (4) if a Highly Compensated Employee is a participant
                  in two or more cash or deferred arrangements of the Participating Employers or Related Employers, all such cash or deferred arrangements will be treated as one cash or deferred arrangement for purposes of determining the Actual Deferral Percentage of that Highly Compensated Employee.

                  (b) Actual Deferral Percentage. The Actual Deferral Percentage for a specified group of Employees for a Plan Year will be the average of the ratios (calculated separately) for the Employees in such group of:

                           (1) the amount of Tax Deferred Contributions and
                  Special Company Contributions pursuant to Section 4.08 actually paid to the Trustee on behalf of each such Employee for such Plan Year, to

                           (2) his Compensation for such Plan Year.

                  For the 1999 Plan Year, the Actual Deferral Percentage was calculated by substituting the Actual Deferral Percentage of non-Highly Compensated Employees from the prior Plan Year for that of the current Plan Year.

                  (c) Return of Excess Contributions. Fortune or its designee will determine after the end of the Plan Year whether the Actual Deferral Percentage results satisfy either of the tests contained in
         Section 4.05(a). If neither test is satisfied, the excess amount for each Highly Compensated Employee will be distributed to the Participant (together with any income allocable thereto) within 12 months following the Plan Year for which the excess Tax Deferred Contributions and, if applicable, Cash Option Contributions were made.

         These excess contributions and any income allocable thereto will be allocated to the Highly Compensated Employees with the largest amounts of Tax Deferred Contributions and, if applicable, Cash Option Contributions taken into account in calculating the tests contained in
         Section 4.05(a) for the Plan Year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Tax Deferred Contributions and, if applicable, Cash Option Contributions and continuing in descending order until all excess contributions (and income) have been allocated. For purposes of the preceding sentence, the "largest amount" will be determined after distribution of any excess contributions (and income).

                  (d) Adjustment for Income or Losses. The excess Elective Contributions for each Highly Compensated Employee will be adjusted for income or loss during the Plan Year, in the manner prescribed in
         Section 4.04(d).

                  (e) Forfeiture of Company Matching Contributions. Tax Deferred Contributions which are refunded will cause the corresponding Company Matching Contributions, whether vested or nonvested, to be forfeited.

                  (f) Definition of Compensation. For purposes of this Section 4.05, the term "Compensation" has the meaning prescribed in Code
         Section 414(s).

         4.06.    Actual Contribution Percentage Tests.

                  (a) Tests. The Actual Contribution Percentage for the Highly Compensated Employees may not exceed for any Plan Year the greater of:

                           (1) the Actual Contribution Percentage for all other
                  Employees, multiplied by 1.25; or

                           (2) the Actual Contribution Percentage for all other
                  Employees, multiplied by two; provided, however, the Actual Contribution Percentage for the Highly Compensated Employees does not exceed the Actual Contribution Percentage for all other Employees by more than two percentage points.

         For the purpose of the foregoing tests:

                           (1) those Employees who were not directly or
                  indirectly eligible to have Company Matching Contributions or After-Tax Contributions made for them at any time during the Plan Year will be disregarded;

                           (2) if two or more plans to which employee
                  contributions and matching contributions are made are considered one plan for purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)), all employee contributions and matching contributions will be treated as made under the same plan;

                           (3) if two or more plans are permissively aggregated
                  for purposes of the foregoing tests, the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were one plan; and

                           (4) if a Highly Compensated Employee is a participant
                  in two or more plans of the Participating Employers or Related Employers to which employee contributions or matching contributions are made, all such plans will be treated as one plan for purposes of determining the Actual Contribution Percentage of that Highly Compensated Employee.

                  (b) Actual Contribution Percentage. The Actual Contribution Percentage for a specified group of Employees for a Plan Year will be the average of the ratios (calculated separately) for the Employees in such group of:

                           (1) the amount of Company Matching Contributions and
                  After-Tax Contributions actually paid to the Trustee on behalf of each such Employee for such Plan Year, to

                           (2) his Compensation for the Plan Year.

                  To the extent permitted by Treasury Regulations, Tax Deferred Contributions and non-elective employer contributions under any other tax-qualified retirement plan may be added to (1) above.

                  For the 1999 Plan Year, the Actual Contribution Percentage was calculated by substituting the Actual Contribution Percentage of non-Highly Compensated Employees from the prior Plan Year for that of the current Plan Year.

                  (c) Return of Excess Contributions. Fortune or its designee will determine after the end of the Plan Year whether the Actual Contribution Percentage results satisfy either of the tests contained in Section 4.06(a). If neither test is satisfied, the excess amount ("Excess Aggregate Contributions") for each Highly Compensated Employee will be distributed to him (together with any income allocable thereto) within 12 months following the Plan Year for which the Excess Aggregate Contributions were made. These Excess Aggregate Contributions and any income allocable thereto will be allocated to the Highly Compensated Employees with the largest amounts of Matching Contributions and After-Tax Contributions taken into account in calculating the tests contained in Section 4.06(a) hereof for the Plan Year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Matching Contributions and After-Tax Contributions and continuing in descending order until all the Excess Aggregate Contributions (and income) have been allocated. For purposes of the preceding sentence, the "largest amount" will be determined after distribution of any Excess Aggregate Contributions (and income).

                  (d) Adjustment for Income and Loss. The Excess Aggregate Contributions for each Highly Compensated Employee will be adjusted for income or loss during the Plan Year, in the manner prescribed in
         Section 4.04(d).

                  (e) Definition of Compensation. For purposes of this Section 4.06, the term "Compensation" has the meaning prescribed in Code
         Section 414(s).

         4.07. Alternate Percentage Test. In the event that the Actual Deferral Percentage for the Highly Compensated Employees for any Plan Year is more than the Actual Deferral Percentage for all other Employees multiplied by 125% and the Actual Contribution Percentage for Highly Compensated Employees for the same Plan Year is more than the Actual Contribution Percentage for all other Employees multiplied by 125%, then the sum of the Actual Deferral Percentage for Highly Compensated Employees plus the Actual Contribution Percentage for Highly Compensated Employees for such Plan Year may not exceed the greater of:

                  (a)        the sum of:

                           (1) 125% of the greater of (A) the Actual Deferral
                  Percentage of the group of all other Employees, or (B) the Actual Contribution Percentage of the group of all other Employees; and

                           (2) two percentage points plus the lesser of (A) the
                  Actual Deferral Percentage of the group of all other Employees, or (B) the Actual Contribution Percentage of the group of all other Employees. In no event, however, will the amount described in this Section 4.07(a)(2) exceed 200% of the lesser of (2)(A) and (B) above; and

                  (b)        the sum of:

                           (1) 125% of the lesser of (A) the Actual Deferral
                  Percentage of the group of all other Employees, or (B) the Actual Contribution Percentage of the group of all other Employees; and

                           (2) two percentage points plus the greater of (A) the
                  Actual Deferral Percentage of the group of all other Employees, or (B) the Actual Contribution Percentage of the group of all other Employees. In no event, however, will the amount described in this Section 4.07(b)(2) exceed 200% of the lesser of (2)(A) and (B) above.

         In the event the sum of the Actual Deferral Percentage for Highly Compensated Employees plus the Actual Contribution Percentage for Highly Compensated Employees exceeds the amount set forth in this
         Section 4.07, the Actual Deferral Percentage for the Highly Compensated Employees or the Actual Contribution Percentage for the Highly Compensated Employees will be reduced in the manner provided in Sections 4.05 and 4.06, until such excess no longer exists. This
         Section 4.07 shall not apply to Plan Years beginning after December 31, 2001.

         4.08.    Special Company Contributions.

                  (a) Determination of Special Rate. In order to meet the nondiscrimination requirements of Code Sections 401(k) and 401(m) (as set forth in Sections 4.05 and 4.06 of the Plan), any Participating Employer may, in its discretion and by action of its board of directors, establish a special rate of employer contributions applicable only to certain Participants who are not Highly Compensated Employees of such Participating Employer.

                  (b) Allocation of Special Company Contributions. If contributions made under this Section 4.08 are made to meet the nondiscrimination requirements of Code Section 401(k) (as set forth in

         Section 4.05 of the Plan), then such contributions will be deemed, for all Plan purposes except Section 9.01, to be Tax Deferred Contributions, and will be allocated to the Tax Deferred Accounts of the Participants for whom the contributions were made; provided, however, that Company Matching Contributions will not be made based upon such contributions. If contributions made under this Section 4.08 are made to meet the nondiscrimination requirements of Code Section 401(m) (as set forth in Section 4.06 of the Plan), then such contributions will be deemed, for all Plan purposes except Section 9.01, to be Company Matching Contributions, but will be allocated to the Tax Deferred Accounts of the Participants for whom the contributions were made employed by such Participating Employer who made Tax Deferred Contributions and such contributions will be fully vested upon deposit.

         4.09. Uniformed Service Absence. Notwithstanding any provision of this Plan to the contrary, effective as of December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

         4.10. Catch-Up Contributions. All Participants who are eligible to make elective deferrals under this Plan and who have attained age 50 before the close of a Plan Year shall be eligible to make catch-up contributions in such year in accordance with, and subject to the limitations of , Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.


                                    ARTICLE V
                              INVESTMENT PROVISIONS

         5.01.    Investment Funds.

                  (a) Separate Funds. The Trust Fund will consist of the following separate Investment Funds, to be administered as provided in Sections 5.03 through 5.15, respectively, and the "Loan Fund," to be administered as provided in Article X:

                  (1) Fortune Stock Fund;
                  (2) Gallaher Fund;
                  (3) Value Fund;
                  (4) Core Equity Fund;
                  (5) Large-Cap Growth Equity Fund;




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                  (6) Small-Cap Growth Equity Fund;
                  (7) International Equity Fund;
                  (8) S&P 500 Index Fund;
                  (9) Growth-Oriented Diversified Fund;
                  (10) Balanced Fund;
                  (11) Corporate/Government Bond Fund;
                  (12) Government Securities Fund; and
                  (13) Short-Term Investment Fund.

                  (b) Assets Pending Allocation, Investment in Investment Funds and Maturity and Redemption. Contributions to the Plan may be uninvested pending allocation to the Investment Funds. The Investment Manager of each Investment Fund, or the Trustee if there will be no Investment Manager, may invest the Investment Fund in short-term investments or hold the assets thereof uninvested pending orderly investment and to permit distributions, reallocations and transfers therefrom.

         5.02. Investment Fund Elections. A Participant's Account Balances and contributions allocable to a Participant's Accounts will be invested in the Investment Funds as follows:

                  (a) Investment of Contributions. Except as provided in Section 5.02(d), each Participant may elect that any Profit-Sharing Contributions, Cash Option Contributions, Tax Deferred Contributions, After-Tax Contributions, Company Matching Contributions and Rollover Contributions allocable to his Accounts be invested, collectively with investment gains and losses allocated on a pro rata basis, in whole multiples of 1%, in any one or more of the Investment Funds. The same investment election will apply to all Profit-Sharing Contributions, Cash Option Contributions, Tax Deferred Contributions, After-Tax Contributions and Company Matching Contributions allocable to the Participant's Accounts. Any Tax Deferred Contributions that are automatically made pursuant to Section 4.01(b) and Company Matching Contributions thereon will be invested in the Balanced Fund, until the Participant elects to change his investment of such contributions in accordance with Section 5.02(b). Notwithstanding the foregoing, a separate investment election may be made for Rollover Contributions. Except as otherwise provided in Section 5.02(d), each Participant may elect to change his investment elections with respect to new contributions allocable to his Accounts.

                  (b) Interfund Transfers. Except as otherwise provided in
         Section 5.02(d), each Participant may at any time elect that his Account Balances be rearranged, in whole multiples of 1% of the total balance, in any one or more of the Investment Funds.




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                  (c)  Election Procedures. Any election to invest
         contributions, change the investment for new contributions or make interfund transfers within the Plan (other than an automatic election made pursuant to Section 4.01(b)) must be made through an Approved Form of Election. Any such election made before the Close of Business on a Business Day will be effective and valued as of the day such election is made. Any such election made on a day other than a Business Day or after the Close of Business on a Business Day will be effective and valued as of the next Business Day. Notwithstanding the foregoing provisions on the effective date of elections, any election with respect to the Fortune Stock Fund or the Gallaher Fund shall be subject to the availability of short-term investments in such Fund.

                  (d) Limitations on Investments. Notwithstanding the foregoing, no contributions may be invested in the Gallaher Fund and no transfers may be made into the Gallaher Fund.

                  (e) Investment in Absence of Election. If a Participant fails to make an investment election in accordance with Section 5.02(a), the contributions referred to in Section 5.02(a) will be invested in the Balanced Fund.

                  (f) 1999 Transition Period. In order to provide for the orderly reconciliation and transfer of Account Balance information required as a result of the change in the Plan's recordkeeper and Trustee effective as of October 1, 1999, certain transactions affecting Accounts will not be performed during the transition period beginning July 21, 1999 and ending on a date to be determined by the Plan Administrator (the "Transition Period"). During the Transition Period, all requests for in-service withdrawal (other than a hardship withdrawal) forms and distribution forms through the Plan's voice response system must be made no later than July 21, 1999 and all requests for such in-service withdrawals and distributions must be completed and submitted, on a form approved by the Committee, with the Participating Employer no later than July 31, 1999. During the Transition Period, all requests for hardship withdrawal forms and loan forms through the Plan's voice response system must be made no later than August 21, 1999 and all requests for hardship withdrawals and loans must be completed and submitted, on a form approved by the Committee, with the Participating Employer no later than August 31, 1999. During the Transition Period, all elections to make interfund transfers, change the investment of contributions, change the rate of Tax Deferred Contributions and After-Tax Contributions and enroll in the Plan must be made through the Plan's voice response system no later than August 21, 1999. Any requests or forms that are not submitted by the applicable deadline, and any requests or forms that are submitted with missing or incomplete documentation, information, signatures, consents,




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         notarizations or attestations that is not provided or completed by the deadline, will not be processed.

         5.03. Administration of Fortune Stock Fund. Subject to the provisions of the Trust Agreement and Sections 5.16 through 5.17, the Trustee will administer the Fortune Stock Fund as follows:

                  (a) Investment. The assets of the Fortune Stock Fund, including all income thereon and increments thereto, will be invested primarily in Fortune Common Stock; provided, however, that, in order to permit orderly investment in Fortune Common Stock and pending such investment, the Trustee may hold uninvested any monies received by it in or for the Fortune Stock Fund or may invest in short-term investment funds.

                  (b) Registration Upon Distribution. Upon any distribution from the Fortune Stock Fund as a single distribution pursuant to Section 8.01(a)(2), all whole shares of Fortune Common Stock distributable therefrom will be registered in the name of the distributee and delivered to him together with any cash from the Fortune Stock Fund to which the distributee is entitled.

                  (c) Distributions Other Than in Stock. Upon any distribution from the Fortune Stock Fund pursuant to the provisions of Article VIII other than as a single distribution pursuant to Section 8.01(a)(2), the Trustee will retain all shares which would otherwise be distributable to the distributee and distribute in lieu thereof their Fair Market Value on the applicable Business Day described in Article VIII.

                  (d) Transfers Among Investment Funds. Upon any transfer from any Investment Fund pursuant to the provisions of Section 5.02(c), the Trustee will, to the extent practicable, retain all shares which would otherwise have to be liquidated by reason of such transfer and transfer in lieu thereof their Fair Market Value on the applicable Business Day described in Section 5.02(c).

                  (e) Rights Exercise; Sale of Stock. To the extent practicable, the Trustee will make transactions with respect to or sell all rights to buy Fortune Common Stock (other than rights within the meaning of Section 5.17, which will be covered under Section 5.17) received with respect to any shares held in the Fortune Stock Fund. The Trustee may determine to sell or exercise such rights. To the extent that there is insufficient cash in the Fortune Stock Fund with which to exercise any such rights, or to make distribution or transfer of the Fair Market Value of any stock subject to retention, the Trustee may, in its discretion, sell such rights or retained stock or any part thereof; in the case of any retained stock so sold the Fair Market Value thereof will be the net proceeds of sale instead of the Fair Market Value determined as provided in Article I. The Trustee may also obtain cash in such other manner deemed




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         appropriate by the Trustee provided such other manner is permitted by applicable law, will not affect the continued qualified status of the Plan or the tax-exempt status of the Trust under the Code and will not result in a "prohibited transaction" (as defined in the Code or ERISA).

         5.04. Investment in the Value Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Value Fund, including all income thereon and increments thereto, will be invested primarily in securities of companies that are believed to possess valuable fixed assets or that are believed to be undervalued in relation to factors such as assets, earnings or growth potential, as selected by the Investment Manager, or if there is no Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the Value Fund be comprised of a mutual fund having substantially the foregoing characteristics.

         5.05. Investment of Core Equity Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Value Equity Fund, including all income thereon and increments thereto, will be invested and reinvested in any and all common stocks, preferred stocks and other equity securities which the Investment Manager believes have a low price relative to the company's earnings or cash flow, or relative to the past price history of the stock, as selected by the Investment Manager or, if there is no such Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the ValueCore Equity Fund be comprised of a mutual fund having substantially the foregoing characteristics.

         5.06. Investment of Large-Cap Growth Equity Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Large-Cap Growth Equity Fund, including all income thereon and increments thereto, will be invested and reinvested primarily in stocks of medium to large-size companies with above-average earnings or sales growth, as selected by the Investment Manager or, if there is no such Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the Large-Cap Growth Equity Fund be comprised of a mutual fund having substantially the foregoing characteristics.

         5.07. Investment of Small-Cap Growth Equity Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Small-Cap Growth Equity Fund, including all income thereon and increments thereto, will be invested and reinvested primarily in small to medium-size companies that are early in their life cycle but which have the potential to become major enterprises (emerging growth companies), as selected by the Investment Manager or, if there is no such Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the Small-Cap Growth Equity Fund be comprised of a mutual fund having substantially the foregoing characteristics.




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         5.08. Investment of International Equity Fund. Subject to the
provisions of the Trust Agreement and of Section 5.03(e), the assets of the International Equity Fund, including all income thereon and increments thereto, will be invested and reinvested primarily in stocks of companies incorporated outside the United States, as selected by the Investment Manager or, if there is no such Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the International Equity Fund be comprised of a mutual fund having substantially the foregoing characteristics.

         5.09. Investment of S&P 500 Index Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the S&P 500 Index Fund, including all income thereon and increments thereto, will be invested and reinvested in a mutual fund that invests in 500 stocks that make up the S&P 500 proportionately to each stock weighting in the index, as selected by the Trusts Investment Committee.

         5.10. Investment of Growth-Oriented Diversified Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Growth-Oriented Diversified Fund, including all income thereon and increments thereto, will be invested and reinvested in such bonds, debentures, notes, equipment trust certificates, investment trust certificates, preferred stocks, common stocks, other securities (including any bonds, debentures, stock and other securities of Fortune) primarily of companies with strong financial characteristics and good long-term prospects for above-average earnings or sales growth, or other properties, not necessarily of the nature hereinbefore itemized, as selected by the Investment Manager or, if there is no such Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the Growth-Oriented Diversified Fund be comprised of a mutual fund having substantially the foregoing characteristics.

         5.11. Investment of Balanced Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Balanced Fund, including all income thereon and increments thereto, will be invested and reinvested primarily in companies which have a low price relative to the company's earnings or cash flow, or relative to the past price history of the stock, as selected by the Investment Manager or, if there is no such Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the Balanced Fund be comprised of a mutual fund having substantially the foregoing characteristics.

         5.12. Investment of Corporate/Government Bond Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Corporate/Government Bond Fund, including all income thereon and increments thereto, will be invested and reinvested primarily in investment grade corporate bonds, bonds issued by the United States Government or its agencies, domestic bank obligations and commercial paper, as selected by the Investment Manager or, if there




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is no such Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the Corporate/Government Bond Fund be comprised of a mutual fund having substantially the foregoing characteristics.

         5.13. Investment of Government Securities Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Government Securities Fund, including all income thereon and increments thereto, will be invested and reinvested primarily in such obligations issued or guaranteed by the United States Government or its agencies, or by any State or local government or their agencies, as selected by the Investment Manager or, if there is no such Investment Manager, by the Trustee; provided, however, that the Trusts Investment Committee may determine that the Government Securities Fund be comprised of a mutual fund having substantially the foregoing characteristics.

         5.14. Investment of Short-Term Investment Fund. Subject to the provisions of the Trust Agreement and of Section 5.03(e), the assets of the Short-Term Investment Fund, including all income thereon and increments thereto, will be invested and reinvested in bonds, debentures, mortgages, equipment or other trust certificates, notes, obligations issued by or guaranteed by the United States Government or its agencies, domestic bank certificates of deposit, domestic bankers' acceptances and repurchase agreements, and high grade commercial paper, all of which will bear a fixed rate of return and are intended to minimize market fluctuations, as selected by the Investment Manager, or if there is no such Investment Manager, by the Trustee (which may include investment in the Trustee's short-term collective investment fund); provided, however, that the Trusts Investment Committee may determine that the Short-Term Investment Fund be comprised of a mutual fund having substantially the foregoing characteristics.

         5.15.    Voting of Shares in Fortune Stock Fund.

                  (a) Trustee Voting. Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, the Trustee will have no discretion or authority to exercise any voting rights with respect to Fortune Common Stock held in the Fortune Stock Fund except as provided in this Section 5.15.

                  (b) Participant Direction. Each Participant, former Participant or Beneficiary will be entitled to direct the Trustee, and the Trustee will solicit the direction of such Participant, former Participant or Beneficiary, as to the manner in which any voting rights of shares of Fortune Common Stock attributable to his proportionate interest in the Fortune Stock Fund are to be exercised with respect to any matter on which holders of Fortune Common Stock are entitled to vote by proxy, consent or otherwise, and the Trustee will exercise the voting rights of such shares with respect to such matter in accordance with the most recent timely direction received by the Trustee from




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         such Participant, former Participant or Beneficiary. With respect to the voting rights of shares of Fortune Common Stock held in the Fortune Stock Fund as to which timely directions have not been received by the Trustee as provided in the preceding sentence, the Trustee will exercise the voting rights of such shares in the same manner and in the same proportion in which the voting rights of shares as to which such directions were received by the Trustee are to be exercised as provided in the preceding sentence. The Trustee will combine fractional interests of Participants, former Participants and Beneficiaries in shares of Fortune Common Stock held in the Fortune Stock Fund to the extent possible so that the voting rights with respect to such matter are exercised in a manner which reflects as accurately as possible the collective directions given by Participants, former Participants and Beneficiaries. In giving directions to the Trustee as provided in this
         Section 5.15(b), each Participant, former Participant or Beneficiary will be acting as a named fiduciary within the meaning of Section 403(a)(1) of ERISA ("Named Fiduciary") with respect to the exercise of voting rights of shares of Fortune Common Stock in accordance with such directions pursuant to both the first and the second sentences of this
         Section 5.15(b). For purposes of this Section 5.15, the number of shares of Fortune Common Stock attributable at any particular time to the interest of a Participant, former Participant or Beneficiary in the Fortune Stock Fund will be the product of the total number of shares then held in the Fortune Stock Fund multiplied by a fraction the numerator of which is the amount allocated to the Fortune Stock Fund then in his Accounts and the denominator of which is the total number of shares of Fortune Common Stock in the Fortune Stock Fund.

                  (c) Trustee to Communicate Voting Procedures. The Trustee will communicate or cause to be communicated to all Participants, former Participants and Beneficiaries the procedures regarding the exercise of voting rights of shares of Fortune Common Stock held in the Fortune Stock Fund. The Trustee will distribute or cause to be distributed as promptly as possible to all Participants, former Participants and Beneficiaries entitled to give directions to the Trustee as to the exercise of voting rights with respect to any matter all communications and other materials, if any, that the Trustee may receive from any person or entity (including Fortune) that are being distributed to the holders of Fortune Common Stock and either are directed generally to such holders or relate to any matter on which holders of Fortune Common Stock are entitled to vote by proxy, consent or otherwise, and Fortune will promptly furnish to the Trustee all such communications and other materials, if any, as are being distributed by or on behalf of Fortune. Fortune will provide the Trustee with such information, documents and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants, former Participants and Beneficiaries as aforesaid. This information will include the names and




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         current addresses of Participants, former Participants and
         Beneficiaries and the number of shares of Fortune Common Stock credited to the accounts of each of them, upon which the Trustee may conclusively rely. Notwithstanding any other provision of this Section 5.15, the Plan or the Trust Agreement to the contrary, except if the Participating Employers serve as recordkeeper, to the extent necessary to provide the Participating Employers with information necessary accurately to maintain records of the interest in the Plan of Participants, former Participants and Beneficiaries, the Trustee will use its best efforts (1) to keep confidential the direction (or the absence thereof) from each Participant, former Participant or Beneficiary in connection with the exercise of voting rights of shares of Fortune Common Stock held in the Fortune Stock Fund and the identity of such Participant, former Participant or Beneficiary, and (2) not to divulge such direction or identity to any person or entity, including, without limitation, Fortune, any other Participating Employer and any Non-Participating Employer and any director, officer, employee or agent thereof. It is the intent of this Section 5.15 that Fortune, each other Participating Employer, and each Non-Participating Employer and their directors, officers, employees and agents not be able to ascertain the direction given (or not given) by any Participant, former Participant or Beneficiary in connection with the exercise of voting rights of such shares.

                  (d) Invalidity. If a court of competent jurisdiction issues an opinion, order or decree which, in the opinion of counsel to Fortune or the Trustee, will, in all or any particular circumstances, (1) invalidate under ERISA or otherwise any provision or provisions of the Plan or the Trust Agreement with respect to the exercise of voting rights of shares of Fortune Common Stock held in the Fortune Stock Fund, (2) cause any such provision or provisions to conflict with ERISA, or (3) require the Trustee not to act or such voting rights not to be exercised in accordance with such provision or provisions, then, upon written notice thereof to the Trustee (in the case of an opinion of counsel to Fortune) or to Fortune (in the case of an opinion of counsel to the Trustee) such provision or provisions will be given no further force or effect in such circumstances. Except to the extent otherwise specified in such opinion, order or decree, the Trustee will have no discretion or authority in such circumstances to exercise voting rights with respect to shares of Fortune Common Stock held in the Fortune Stock Fund, but will exercise such voting rights in accordance with the most recent dated timely directions received from Participants, former Participants and Beneficiaries to the extent such directions have not been invalidated. To the extent the Trustee exercises any fiduciary responsibility it may have in any circumstances with respect to any exercise of voting rights of shares of Fortune Common Stock held in the Fortune Stock Fund, the Trustee in exercising its fiduciary responsibility, unless pursuant to the requirements of ERISA or otherwise it is unlawful to do so, (1) will take into account directions timely received from Participants,




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         former Participants and Beneficiaries as valid direction with respect to the exercise of such voting rights, and (2) to the extent that the Trustee deems it appropriate, will take into consideration any relevant non-financial factors in addition to any financial factors bearing on any exercise of such voting rights.

         5.16.    Tendering of Shares in Fortune Stock Fund.

                  (a) Tender by Trustee. Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, the Trustee will have no discretion or authority to tender, deposit, sell, exchange or transfer any shares of Fortune Common Stock (which, for purposes of this Section 5.16, will include any rights within the meaning of
         Section 5.17(a)) held in the Fortune Stock Fund pursuant to any tender offer (as defined herein) except as provided in this Section 5.16. For purposes of this Section 5.16, a "tender offer" will mean any tender or exchange offer for or request or invitation for tenders or exchanges of shares of Fortune Common Stock and will include, without limitation, any such tender offer made by or on behalf of Fortune.

                  (b) Participant Direction. Each Participant, former Participant or Beneficiary will be entitled to direct the Trustee, and the Trustee will solicit the direction of such Participant, former Participant or Beneficiary, as to the tendering, depositing, selling, exchanging or transferring of shares of Fortune Common Stock attributable to his proportionate interest in the Fortune Stock Fund pursuant to any tender offer, and the Trustee will tender, deposit, sell, exchange or transfer such shares (or will retain such shares in the Fortune Stock Fund) pursuant to such tender offer in accordance with the most recent timely direction received by the Trustee from such Participant, former Participant or Beneficiary. With respect to shares of Fortune Common Stock held in the Fortune Stock Fund as to which timely directions have not been received by the Trustee from Participants, former Participants and Beneficiaries to whose interests in the Fortune Stock Fund such shares are attributable, such Participants, former Participants and Beneficiaries will be deemed to have directed the Trustee that such shares be retained in the Fortune Stock Fund subject to all provisions of the Plan and the Trust Agreement and applicable law and not be tendered, deposited, sold, exchanged or transferred pursuant to such tender offer, and the Trustee will not tender, deposit, sell, exchange or transfer any of such shares pursuant thereto. If, under the terms of such tender offer or otherwise, any shares of Fortune Common Stock tendered or deposited pursuant thereto may be withdrawn, the Trustee will (1) use its best efforts to solicit the direction of each Participant, former Participant or Beneficiary as to the exercise of withdrawal rights with respect to shares of Fortune Common Stock that have been tendered or deposited pursuant to this Section 5.16, and (2) exercise (or refrain from exercising) such withdrawal rights in the same manner as will




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         reflect the most recent timely directions received with respect to the exercise of such withdrawal rights. The Trustee will not withdraw shares except pursuant to a timely direction of a Participant, former Participant or Beneficiary. The Trustee will combine fractional interests of Participants, former Participants and Beneficiaries in shares of Fortune Common Stock held in the Fortune Stock Fund to the extent possible so that such shares are tendered, deposited, sold, exchanged or transferred, and withdrawal rights with respect thereto are exercised, in a manner which reflects as accurately as possible the collective directions given or deemed to have been given by Participants, former Participants and Beneficiaries in accordance with this Section 5.16. In giving or being deemed to have given directions to the Trustee as provided in this Section 5.16(b), each Participant, former Participant or Beneficiary will be acting as a Named Fiduciary with respect to the tender, deposit, sale, exchange or transfer of shares of Fortune Common Stock (or the retention of such shares in the Fortune Stock Fund) in accordance with such directions pursuant to both the first and second sentences of this Section 5.16(b) and the exercise of (or the refraining from exercising) withdrawal rights with respect to shares of Fortune Common Stock tendered or deposited pursuant to the third sentence of this Section 5.16(b).

                  (c) Trustee to Communicate Tender Procedures. In the event of a tender offer as to which Participants, former Participants and Beneficiaries are entitled to give directions as provided in this
         Section 5.16, the Trustee will communicate or cause to be communicated to all Participants, former Participants and Beneficiaries entitled to give directions the procedures relating to their right to give directions as Named Fiduciaries to the Trustee and in particular the consequences of any failure to provide timely direction to the Trustee. In the event of such a tender offer, the Trustee will distribute or cause to be distributed as promptly as possible to all Participants, former Participants and Beneficiaries entitled to give directions to the Trustee with respect to such tender offer all communications and other materials, if any, that the Trustee may receive from any person or entity (including Fortune) that are being distributed to the holders of the securities to whom such tender offer is directed and either are directed generally to such holders or relate to such tender offer, and Fortune will promptly furnish to the Trustee all such communications and other materials, if any, as are being distributed by or on behalf of Fortune. Fortune will provide the Trustee with such information, documents and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants, former Participants and Beneficiaries as aforesaid. This information will include the names and current addresses of Participants, former Participants and Beneficiaries and the number of shares of Fortune Common Stock credited to the accounts of each of them, upon which the Trustee may conclusively rely.

         Notwithstanding any other provision of this Section 5.16, the Plan or the Trust Agreement to the contrary, except if the Participating Employers serve as recordkeeper, to the extent necessary to provide the Participating Employers with information necessary accurately to maintain records of the interest in the Plan of Participants, former Participants and Beneficiaries, the Trustee will use its best efforts
         (1) to keep confidential the direction (or the absence thereof) from each Participant, former Participant or Beneficiary with respect to any tender offer and the identity of such Participant, former Participant or Beneficiary, and (2) not to divulge such direction or identity to any person or entity, including, without limitation, Fortune, any other Participating Employer and any Non-Participating Employer and any director, officer, employee or agent thereof. It is the intent of this
         Section 5.16 that Fortune, each other Participating Employer and each Non-Participating Employer and their directors, officers, employees and agents not be able to ascertain the direction given (or not given) or deemed to have been given by any Participant, former Participant or Beneficiary with respect to any tender offer.

                  (d) Invalidity. If a court of competent jurisdiction issues an opinion, order or decree which, in the opinion of counsel to Fortune or the Trustee, will, in all or any particular circumstances, (1) invalidate under ERISA or otherwise any provision or provisions of the Plan or the Trust Agreement with respect to the tendering, depositing, sale, exchange or transfer of shares of Fortune Common Stock held in the Fortune Stock Fund or the exercise of any withdrawal rights with respect to shares tendered or deposited pursuant to a tender offer, (2) cause any such provision or provisions to conflict with ERISA, or (3) require the Trustee not to act or such shares not to be tendered, deposited, sold, exchanged or transferred or such withdrawal rights not to be exercised in accordance with such provision or provisions, then, upon written notice thereof to the Trustee (in the case of an opinion of counsel to Fortune) or to Fortune (in the case of an opinion of counsel to the Trustee) such provision or provisions will be given no further force or effect in such circumstances. Except to the extent otherwise specified in such opinion, order or decree, the Trustee will have no discretion or authority in such circumstances to tender, deposit, sell, transfer or exchange shares of Fortune Common Stock held in the Fortune Stock Fund (or the retention of such shares in the Fortune Stock Fund) pursuant to a tender offer or with respect to the exercise of (or refraining from exercising) any withdrawal rights with respect to shares tendered or deposited pursuant to a tender offer, but will act in accordance with the most recent timely directions received from Participants, former Participants and Beneficiaries to the extent such directions have not been invalidated. To the extent the Trustee, in order to comply with ERISA or other applicable law, exercises any fiduciary responsibility it may have in any circumstances with respect to the tendering, depositing, sale, exchange or transfer of shares of Fortune Common Stock held in the Fortune Stock Fund or the exercise of any withdrawal rights with respect to shares tendered or deposited pursuant to a tender offer, the Trustee in exercising its fiduciary responsibility, unless pursuant to the requirements of ERISA or otherwise it is unlawful to do so, (1) will take into account directions timely received from Participants, former Participants and Beneficiaries as valid direction with respect to a tender offer and (2) to the extent that the Trustee deems it appropriate, will take into consideration any relevant non-financial factors in addition to any financial factors bearing on any sale, exchange or transfer or any exercise of withdrawal rights.

                  (e) Proceeds of Tender. The proceeds of any sale, exchange or transfer of shares of Fortune Common Stock pursuant to the direction of a Participant, former Participant or Beneficiary in accordance with this Section 5.16 will be allocated to his Accounts in the same manner, in the same proportion and as of the same date as were the shares sold, exchanged or transferred and will be governed by the provisions of this
         Section 5.16(e) and all other applicable provisions of the Plan and the Trust Agreement. Such proceeds will be deemed to be held in the Fortune Stock Fund and will be subject to the other applicable provisions of the Plan and the Trust Agreement. Pending receipt of directions as to which of the remaining Investment Funds the proceeds should be invested in, the proceeds shall be invested in the Balanced Fund.

         5.17.    Certain Rights Held in Fortune Stock Fund.

                  (a) Disposition of Preferred Share Purchase Rights. If the Preferred Share Purchase Rights of Fortune (or any rights issued by Fortune in substitution or replacement thereof) held in the Fortune Stock Fund ("rights") become separately transferable or exercisable, the Trustee shall dispose of the rights by selling the rights to Fortune at a price recommended by an independent financial advisor retained by the Trustee at Fortune's expense.

                  (b) Exchange of Rights. If, prior to the sale of the rights by the Trustee to Fortune, Fortune determines to exchange the rights for shares of Fortune Common Stock, the Trustee will surrender the rights that it holds in exchange for shares of Fortune Common Stock.

                  (c) Invalidity. If a court of competent jurisdiction issues an opinion, order or decree which, in the opinion of counsel to Fortune or the Trustee, will, in all or any particular circumstances, (1) invalidate under ERISA or otherwise any provision or provisions of the Plan or the Trust Agreement with respect to the sale, exchange or retention of any rights held in the Fortune Stock Fund, (2) cause any such provision or provisions to conflict with ERISA, or (3) require the Trustee not to act or such rights not to be sold, exchanged or retained in accordance with such provision or provisions, then, upon written notice thereof to the Trustee (in the case of an opinion of counsel to Fortune) or to Fortune (in the case of an opinion of counsel to the Trustee) such provision or provisions will be given no further force or effect in such circumstances. Except to the extent otherwise specified in such opinion, order or decree, the Trustee will sell all rights to a third party or parties with, if the Trustee deems it appropriate, the assistance of an independent financial advisor retained by the Trustee at the expense of Fortune.

                  (d) Allocation of Proceeds. The proceeds of any sale, exercise or exchange of rights in accordance with this Section 5.17 will be allocated to the Account of a Participant, former Participant or Beneficiary in the same manner, in the same proportion and as of the same date as were the shares to which the sold, exercised or exchanged rights were attributable and will be governed by all other applicable provisions of the Plan and the Trust Agreement. Such proceeds will be deemed to be held in the Fortune Stock Fund and will be subject to this
         Section 5.17(f) and the other applicable provisions of the Plan and the Trust Agreement. Pending receipt of directions as to which of the remaining Investment Funds the proceeds should be invested in, the proceeds shall be invested in the Balanced Fund.

         5.18. Valuation of Investment Funds. As of each Business Day, the Trustee will report to the Committee the Fair Market Value of the assets of each Investment Fund and the number of units and value of units in the Fortune Stock Fund and Gallaher Fund. The Fair Market Value of an Investment Fund will be the value of such Investment Fund as of the Close of Business on such Business Day. The number of units and value of units in the Fortune Stock Fund and Gallaher Fund will be determined in accordance with Section 5.23.

         5.19. Administration of the Gallaher Fund.

                  (a) Gallaher ADRs Transferred to Gallaher Fund. ADRs with respect to Gallaher stock ("Gallaher ADRs") received by the Fortune Stock Fund in the Gallaher Spin-Off will be transferred to the Gallaher Fund.

                  (b) Distributions With Respect to Gallaher ADRs. The proceeds of any distribution received by the Gallaher Fund with respect to Gallaher ADRs will be invested in the other Investment Funds on a pro rata basis in accordance with each Participant's current investment election under Section 5.02 for Tax Deferred Contributions. Nothing in this Section 5.19(b), however, restricts the Trustee's ability to retain in the Gallaher Fund any additional Gallaher ADRs received as a result of a stock dividend, stock split or similar transaction. Contributions will not be invested in the Gallaher Fund, nor may any transfers be made to the Gallaher Fund from any of the other Investment Funds.

         5.20.    Voting of Shares in Gallaher Fund.

                  (a) Trustee Voting. Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, the Trustee will have no discretion or authority to provide any voting instructions with respect to Gallaher ADRs held in the Gallaher Fund except as provided in this
         Section 5.20.

                  (b) Participant Direction. Each Participant, former Participant or Beneficiary will be entitled to direct the Trustee, and the Trustee will solicit the direction of such Participant, former Participant or Beneficiary, as to the manner in which the Gallaher ADR depositary should be instructed to vote the Gallaher shares underlying the Gallaher ADRs attributable to his interest in the Gallaher Fund. The Trustee will instruct the Gallaher ADR depositary that such Gallaher ADRs be voted with respect to any matter in accordance with the most recent timely direction received by the Trustee from such Participant, former Participant or Beneficiary. With respect to the voting of Gallaher ADRs held in the Gallaher Fund as to which timely directions have not been received by the Trustee, the Trustee will instruct the Gallaher ADR depositary to vote the Gallaher shares underlying the Gallaher ADRs in the same manner and in the same proportion in which the Gallaher ADRs as to which such directions were timely received by the Trustee are to be voted. The Trustee will combine fractional interests of Participants, former Participants and Beneficiaries in Gallaher ADRs held in the Gallaher Fund to the extent possible so that the voting instructions to the Gallaher ADR depositary with respect to such matter are provided in a manner which reflects as accurately as possible the collective directions given by Participants, former Participants and Beneficiaries. In giving directions to the Trustee as provided in this Section 5.20(b), each Participant, former Participant or Beneficiary will be acting as a named fiduciary within the meaning of Section 403(a)(1) of ERISA ("Named Fiduciary") with respect to the voting rights of Gallaher ADRs in accordance with such directions pursuant to this Section 5.20(b).

                  (c) Trustee to Communicate Voting Procedures. The Trustee will communicate or cause to be communicated to all Participants, former Participants and Beneficiaries the procedures regarding the voting of Gallaher ADRs held in the Gallaher Fund. The Trustee will distribute or cause to be distributed as promptly as possible to all Participants, former Participants and Beneficiaries entitled to give directions to the Trustee as to voting with respect to any matter all communications and other materials, if any, that the Trustee may receive from any person or entity that are being distributed to the holders of Gallaher ADRs and either are directed generally to such holders or relate to any matter on which holders of Gallaher ADRs are entitled to provide voting instructions by proxy, consent or otherwise, and Fortune will promptly furnish to the Trustee all such communications and other materials, if any, as are being distributed by or on behalf of Gallaher. Fortune will provide the Trustee with such information, documents and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants, former Participants and Beneficiaries as aforesaid. This information will include the names and current addresses of Participants, former Participants and Beneficiaries and the Gallaher ADRs credited to the accounts of each of them, upon which the Trustee may conclusively rely. Notwithstanding any other provision of this Section 5.20, the Plan or the Trust Agreement to the contrary, except if the Participating Employers serve as recordkeeper, to the extent necessary to provide the Participating Employers with information necessary accurately to maintain records of the interest in the Plan of Participants, former Participants and Beneficiaries, the Trustee will use its best efforts (1) to keep confidential the direction (or the absence thereof) from each Participant, former Participant or Beneficiary in connection with the voting of Gallaher ADRs held in the Gallaher Fund and the identity of such Participant, former Participant or Beneficiary, and (2) not to divulge such direction or identity to any person or entity, including, without limitation, Gallaher, Fortune, any other Participating Employer and any Non-Participating Employer and any director, officer, employee or agent thereof. It is the intent of this Section 5.20 that Gallaher, Fortune, each other Participating Employer, and each Non-Participating Employer and their directors, officers, employees and agents not be able to ascertain the direction given (or not given) by any Participant, former Participant or Beneficiary in connection with the voting of Gallaher ADRs.

                  (d) Invalidity. If a court of competent jurisdiction issues an opinion, order or decree which, in the opinion of counsel to Fortune or the Trustee, will, in all or any particular circumstances, (1) invalidate under ERISA or otherwise any provision or provisions of the Plan or the Trust Agreement with respect to the voting of Gallaher ADRs held in the Gallaher Fund, (2) cause any such provision or provisions to conflict with ERISA, or (3) require the Trustee not to act or such voting rights not to be exercised in accordance with such provision or provisions, then, upon written notice thereof to the Trustee (in the case of an opinion of counsel to Fortune) or to Fortune (in the case of an opinion of counsel to the Trustee) such provision or provisions will be given no further force or effect in such circumstances. Except to the extent otherwise specified in such opinion, order or decree, the Trustee will have no discretion or authority in such circumstances to provide voting instructions with respect to Gallaher ADRs held in the Gallaher Fund, but will exercise such voting rights in accordance with the most recent timely directions received from Participants, former Participants and Beneficiaries to the extent such directions have not been invalidated. To the extent the Trustee exercises any fiduciary responsibility it may have in any circumstances with respect to providing voting instructions regarding Gallaher ADRs held in the Gallaher Fund, the Trustee in exercising its fiduciary responsibility, unless pursuant to the requirements of ERISA or otherwise it is unlawful to do so, will take into account directions timely received from Participants, former Participants and Beneficiaries as being valid directions.

         5.21.    Tendering of Gallaher ADRs.

                  (a) Tender by Trustee. Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, the Trustee will have no discretion or authority to tender, deposit, sell, exchange or transfer any Gallaher ADRs held in the Gallaher Fund (or to give directions to the Gallaher ADR depositary with respect to securities underlying the Gallaher ADRs) pursuant to any tender offer (as defined herein) except as provided in this Section 5.21. For purposes of this
         Section 5.21, a "tender offer" will mean any tender or exchange offer for or request or invitation for tenders or exchanges of Gallaher ADRs (or securities underlying the Gallaher ADRs) and will include, without limitation, any such tender offer made by or on behalf of Gallaher.

                  (b) Participant Direction. Each Participant, former Participant or Beneficiary will be entitled to direct the Trustee, and the Trustee will solicit the direction of such Participant, former Participant or Beneficiary, as to the tendering, depositing, selling, exchanging or transferring of Gallaher ADRs attributable to his proportionate interest in the Gallaher Fund (or to provide instructions to the Gallaher ADR depositary with respect to securities underlying the Gallaher ADRs) pursuant to any tender offer, and the Trustee will tender, deposit, sell, exchange or transfer Gallaher ADRs (or will retain such shares in the Gallaher Fund) (or will provide instructions to the Gallaher ADR depositary with respect to securities underlying the Gallaher ADRs) pursuant to such tender offer in accordance with the most recent timely direction received by the Trustee from such Participant, former Participant or Beneficiary. With respect to Gallaher ADRs held in the Gallaher Fund as to which timely directions have not been received by the Trustee from Participants, former Participants and Beneficiaries, such Participants, former Participants and Beneficiaries will be deemed to have directed the Trustee to retain such Gallaher ADRs in the Gallaher Fund (or to provide instructions to the Gallaher ADR depositary that securities underlying the Gallaher ADRs be retained by the Gallaher ADR depositary) subject to all provisions of the Plan and the Trust Agreement and not be tendered, deposited, sold, exchanged or transferred pursuant to such tender offer, and the Trustee will act in accordance therewith. In the event that, under the terms of such tender offer or otherwise, any Gallaher ADRs (or securities underlying Gallaher ADRs) tendered or deposited pursuant thereto may be withdrawn, the Trustee will use its best efforts to solicit the direction of each Participant, former Participant or Beneficiary as to the exercise of withdrawal rights with respect to Gallaher ADRs (or securities underlying Gallaher
         ADRs) that have been tendered or deposited pursuant to this Section 5.21, and the Trustee will exercise (or refrain from exercising) (or instruct the Gallaher ADR depositary to exercise or refrain from exercising) such withdrawal rights in the same manner as will reflect the most recent timely directions received with respect thereto. The Trustee will not withdraw Gallaher ADRs (or instruct the Gallaher ADR depositary to withdraw securities underlying Gallaher ADRs) except pursuant to a timely direction of a Participant, former Participant or Beneficiary. The Trustee will combine fractional interests of Participants, former Participants and Beneficiaries in Gallaher ADRs held in the Gallaher Fund to the extent possible so that such Gallaher ADRs are tendered, deposited, sold, exchanged or transferred, and withdrawal rights with respect thereto are exercised, in a manner which reflects as accurately as possible the collective directions given or deemed to have been given by Participants, former Participants and Beneficiaries in accordance with this Section 5.21. In giving or being deemed to have given directions to the Trustee as provided in this
         Section 5.21(b), each Participant, former Participant or Beneficiary will be acting as a Named Fiduciary in accordance with such directions pursuant to this Section 5.21(b).

                  (c) Trustee to Communicate Tender Procedures. In the event of a tender offer as to which Participants, former Participants and Beneficiaries are entitled to give directions as provided in this
         Section 5.21, the Trustee will communicate or cause to be communicated to all Participants, former Participants and Beneficiaries entitled to give directions the procedures relating to their right to give directions as Named Fiduciaries to the Trustee and in particular the consequences of any failure to provide timely direction to the Trustee. In the event of such a tender offer, the Trustee will distribute or cause to be distributed as promptly as possible to all Participants, former Participants and Beneficiaries entitled to give directions to the Trustee with respect to such tender offer all communications and other materials, if any, that the Trustee may receive from any person or entity that are being distributed to the holders of the securities to whom such tender offer is directed and either are directed generally to such holders or relate to such tender offer. Fortune will provide the Trustee with such information, documents and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants, former Participants and Beneficiaries as aforesaid. This information will include the names and current addresses of Participants, former Participants and Beneficiaries and the Gallaher ADRs or securities underlying such Gallaher ADRs credited to the accounts of each of them, upon which the Trustee may conclusively rely. Notwithstanding any other provision of this Section 5.21, the Plan or the Trust

         Agreement to the contrary, except if the Participating Employers serve as recordkeeper, to the extent necessary to provide the Participating Employers with information necessary accurately to maintain records of the interest in the Plan of Participants, former Participants and Beneficiaries, the Trustee will use its best efforts (1) to keep confidential the direction (or the absence thereof) from each Participant, former Participant or Beneficiary with respect to any tender offer and the identity of such Participant, former Participant or Beneficiary, and (2) not to divulge such direction or identity to any person or entity, including, without limitation, Gallaher, Fortune, any other Participating Employer and any Non-Participating Employer and any director, officer, employee or agent thereof. It is the intent of this Section 5.21 that Gallaher, Fortune, each other Participating Employer and each Non-Participating Employer and their directors, officers, employees and agents not be able to ascertain the direction given (or not given) or deemed to have been given by any Participant, former Participant or Beneficiary with respect to any tender offer.

                  (d) Invalidity. If a court of competent jurisdiction issues an opinion, order or decree which, in the opinion of counsel to Fortune or the Trustee, will, in all or any particular circumstances, (1) invalidate under ERISA or otherwise any provision or provisions of the Plan or the Trust Agreement with respect to the tendering, depositing, sale, exchange or transfer of Gallaher ADRs (or securities underlying Gallaher ADRs) held in the Gallaher Fund or the exercise of any withdrawal rights with respect to Gallaher ADRs (or securities underlying Gallaher ADRs) tendered or deposited pursuant to a tender offer, (2) cause any such provision or provisions to conflict with ERISA, or (3) require the Trustee not to act or such Gallaher ADRs (or securities underlying Gallaher ADRs) not to be tendered, deposited, sold, exchanged or transferred or such withdrawal rights not to be exercised in accordance with such provision or provisions, then, upon written notice thereof to the Trustee (in the case of an opinion of counsel to Fortune) or to Fortune (in the case of an opinion of counsel to the Trustee) such provision or provisions will be given no further force or effect in such circumstances. Except to the extent otherwise specified in such opinion, order or decree, the Trustee will have no discretion or authority in such circumstances to tender, deposit, sell, transfer or exchange Gallaher ADRs held in the Gallaher Fund (or the retention of such shares in the Gallaher Fund), or to give instructions to the Gallaher ADR depositary with respect to securities underlying Gallaher ADRs, pursuant to a tender offer or with respect to the exercise of (or refraining from exercising) any withdrawal rights with respect thereto, but will act in accordance with the most recent timely directions received from Participants, former Participants and Beneficiaries to the extent such directions have not been invalidated. To the extent the Trustee exercises any fiduciary responsibility it may have in any circumstances with respect to the tendering, depositing, sale, exchange or transfer of Gallaher ADRs held in the Gallaher Fund, or giving instructions to the Gallaher ADR depositary with respect to securities underlying Gallaher ADRs, or the exercise of any withdrawal rights with respect thereto, the Trustee in exercising its fiduciary responsibility, unless pursuant to the requirements of ERISA or otherwise it is unlawful to do so, will take into account directions timely received from Participants, former Participants and Beneficiaries as being valid directions.

                  (e) Proceeds of Tender. The proceeds of any sale, exchange or transfer of Gallaher ADRs (or securities underlying Gallaher ADRs) pursuant to the direction of a Participant, former Participant or Beneficiary will be allocated pursuant to the directions of a Participant, former Participant or Beneficiary and, absent a direction, will be invested in the Balanced Fund and will not be held in the Gallaher Fund.

         5.22. Voting of Shares in Mutual Funds. At the time of mailing of notice of each annual or special stockholders' meeting of any mutual fund under any Investment Fund, the Trustee will send a copy of the notice and all proxy solicitation materials to each Participant, former Participant and Beneficiary who has shares of the mutual fund credited to such Participant's, former Participant's or Balanced Accounts, together with a voting direction form for return to the Trustee or its designee. Participants, former Participants and Beneficiaries will have the right to direct the Trustee as to the manner in which the Trustee is to vote shares credited to the Accounts of such Participant, former Participant or Beneficiary that are invested in mutual funds under Investment Funds. The Trustee will vote the shares as directed by the Participant, former Participant or Beneficiary. The Trustee will not vote shares for which it has not received a direction from the Participant, former Participant or Beneficiary. During the Transition Period described in Section 5.02(f), the Trusts Investment Committee will have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares of the mutual funds in the Investment Funds. Following the Transition Period described in Section 5.02(f), the Trusts Investment Committee will continue to have the right to direct the Trustee as to the manner in which the Trustee is to vote the mutual fund shares held in the short-term liquidity reserves in the Fortune Stock Fund and Gallaher Fund. With respect to all additional rights relating to shares held in the mutual funds under the Investment Funds, the Trustee will follow the directions of the Participants, former Participants and Beneficiaries and, if no such directions are received, the directions of the Trusts Investment Committee.

         5.23. Unitized Fortune Stock Fund and Gallaher Fund. As of the Close of Business on September 30, 1999, the Fortune Stock Fund and Gallaher Fund will be converted into units by dividing the Fair Market Value of all amounts (including employer stock and any short-term investments) held in the respective fund by

$10.00. At the Close of Business on October 1, 1999 and on each Business Day thereafter, the value of a unit in the Fortune Stock Fund or Gallaher Fund ("Closing Unit Value") will be determined by dividing the Fair Market Value of such fund by the number of units in such fund before taking into account Additions to and Reductions from such fund (as defined below). After the Closing Unit Value is determined, at the Close of Business on each Business Day, the total number of units in the Fortune Stock Fund and Gallaher Fund will be re-determined to taken into new units resulting from Additions to such fund (as defined below) and canceled units resulting from Reductions from such fund (as defined below). As of the Close of Business on such Business Day, the total number of new units resulting from Additions to the Fortune Stock Fund or Gallaher Fund will be the number equal to (A) the total amount of the Additions to such fund divided by (B) the Closing Unit Value. As of the Close of Business on such Business Day, the total number of units to be canceled under the Fortune Stock Fund and Gallaher Fund will be the number equal to (A) the total amount of Reductions from such fund divided by (B) the Closing Unit Value. Whenever all or any part of the Account Balances in the Fortune Stock Fund or Gallaher Fund is reduced from such fund as a result of a Reduction, the value of the reduced amount will equal the Closing Unit Value multiplied by the number of whole and fractional units credited to such Accounts. For purposes of this Section 5.23, "Additions" means any amounts added to the Fortune Stock Fund or Gallaher Fund during the day as a result of contributions to, reinstatement of Account Balances under and interfund transfers pursuant to the provisions of the Plan into such fund since the Close of Business on the immediately preceding Business Day. For purposes of this Section 5.23, "Reductions" means any amounts reduced from the Fortune Stock Fund or Gallaher Stock Fund as a result of any in-service withdrawals, loans, distributions, interfund transfers, return of any excess amounts and forfeitures pursuant to the provisions of the Plan from such fund since the Close of Business on the immediately preceding Business Day.


                                   ARTICLE VI

                                    ACCOUNTS

         6.01. Participants' Accounts. The Committee will maintain or cause to be maintained the following separate Accounts for each Participant (and, as long as may be appropriate, for each former Participant and Beneficiary):

                  (a) Profit-Sharing Account. A Profit-Sharing Account will be maintained for each Participant on whose behalf Profit-Sharing Contributions are made pursuant to Article III of this Plan or on whose behalf profit-sharing contributions were made under a Prior Plan, and, subject to the following limitations, such contributions and any earnings and losses thereon will be allocated to such Profit-Sharing
         Account:

                           (1) any amounts maintained in the Profit-Sharing
                  Account of a Participant attributable to profit-sharing contributions made under the Profit-Sharing Plan of American Brands, Inc. or the Jim Beam Brands Co. Profit-Sharing and 401(k) Savings Plan will be limited to the portion of such profit-sharing contributions that were allocated to such Participant's General Account under such Prior Plans, and any earnings and losses thereon; and

                           (2) any amounts maintained in the Profit-Sharing
                  Account of a Participant attributable to Profit-Sharing Contributions made pursuant to Section 3.02 of this Plan or under the ACCO World Corporation Profit-Sharing Plan will be limited to the portion of such profit-sharing contributions that such Participant does not or did not have the option to receive in cash, and any earnings and losses thereon.

                  (b) Cash Option Account. A Cash Option Account will be maintained for each Participant on whose behalf Profit-Sharing Contributions are made pursuant to Section 3.02 of this Plan or on whose behalf profit-sharing contributions were made under the ACCO World Corporation Profit-Sharing Plan, which such Participant could have elected, but did not elect, to receive in cash, and such contributions and any earnings and losses thereon will be allocated to such Cash Option Account.

                  (c) Tax Deferred Account. A Tax Deferred Account will be maintained for each Participant on whose behalf Tax Deferred Contributions are made pursuant to Section 4.01 of this Plan and on whose behalf any tax deferred contributions were made under a Prior Plan, and such contributions and any earnings and losses thereon will be allocated to such Tax Deferred Account.

                  (d) After-Tax Account. An After-Tax Account will be maintained for each Participant employed by a MasterBrand Participating Employer on whose behalf After-Tax Contributions are made pursuant to Section
         4.01 of this Plan and for each Participant on whose behalf after-tax contributions were made under the Day-Timers, Inc. Profit-Sharing and Employee Savings Plan or the MasterBrand Industries, Inc. Employee Savings Plan, and such contributions and any earnings and losses thereon will be allocated to such After-Tax Account.

                  (e) Company Matching Account. A Company Matching Account will be maintained for each Participant on whose behalf Company Matching Contributions are made pursuant to Section 4.02 of this Plan and on whose behalf any company matching contributions were made under a Prior Plan, except the Acushnet Company Employee Savings Plan, and such contributions and any earnings and losses thereon will be allocated to such Company Matching Account.

                  (f) Rollover Account. A Rollover Account will be maintained for each Participant on whose behalf any amount has been rolled over to this Plan pursuant to Section 4.03 of this Plan and, except as otherwise specified in this Section 6.01, on whose behalf any amount has been transferred or rolled over to a Prior Plan, and such amounts and any earnings and losses thereon will be allocated to such Rollover Account.

                  (g) Grandfathered Withdrawal Account. A Grandfathered Withdrawal Account will be maintained for each Participant (1) on whose behalf a Withdrawal Account was maintained under the Profit-Sharing Plan of American Brands, Inc. or the Jim Beam Brands Co. Profit-Sharing and 401(k) Savings Plan as of December 31, 1995, (2) on whose behalf a Rollover Account was maintained under the ACCO World Corporation Profit-Sharing Plan as of December 31, 1995, or (3) on whose behalf a Company Contribution Account, Employee Savings Account, Rollover Contribution Account, Transferred General Mills Plan Account or Tax Deductible Account was maintained under the Acushnet Company Employee Savings Plan as of December 31, 1995, and amounts in such accounts (other than any amounts attributable to after-tax contributions) and earnings and losses thereon will be allocated to such Grandfathered Withdrawal Account as of January 1, 1996.

                  (h) Grandfathered After-Tax Account. A Grandfathered After-Tax Account will be maintained for each Participant (1) on whose behalf a Deposit Account or Post-Tax Transfer Contribution Account was maintained under the Profit-Sharing Plan of American Brands, Inc. or the Jim Beam Brands Co. Profit-Sharing and 401(k) Savings Plan as of December 31, 1995, (2) on whose behalf an After-Tax Account was maintained under the ACCO World Corporation Profit-Sharing Plan as of December 31, 1995, or (3) on whose behalf an Employee Savings Account or Rollover Account, to which after-tax contributions were made, was maintained under the Acushnet Company Employee Savings Plan as of December 31, 1995, and any after-tax contributions in such accounts and earnings and losses thereon will be allocated to such Grandfathered After-Tax Account as of January 1, 1996.

                  (i) Kensington Money Purchase Account. A Kensington Money Purchase Account will be maintained for each Participant on whose behalf a Kensington Money Purchase Account was maintained under the ACCO World Corporation Profit-Sharing Plan as of December 31, 1995 and any amounts in such account and any earnings and losses thereon will be allocated to the Kensington Money Purchase Account.

         6.02. Allocation of Earnings and Losses to Accounts. Earnings and losses will be allocated to the Accounts of all Participants as of each Business Day by credit or deduction therefrom, as the case may be, of the increase or decrease in the value of the Investment Funds in which such Accounts are invested since the immediately preceding Business Day attributable to interest, dividends, changes in market value, expenses and gains and losses realized from the sale of assets.

         6.03. Allocation of Contributions to Accounts. As of the Close of Business on each Business Day, Tax Deferred Contributions, Cash Option Contributions, After-Tax Contributions, Company Matching Contributions, Profit-Sharing Contributions (not otherwise allocable to Cash Option Accounts) and Rollover Contributions made to the Plan during the period then ended by or on behalf of each Participant will be credited to such Participant's Tax Deferred Account, Cash Option Account, After-Tax Account, Company Matching Account, Profit-Sharing Account and Rollover Account, respectively.

         6.04.    Annual Additions Limitation.

                  (a) Maximum Annual Additions. Except as permitted under
         Section 4.10, the sum of Annual Additions (as defined in Section 6.04(c)) to a Participant's Accounts in any Plan Year will not exceed the lesser of:

                           (1)    $40,000; or

                           (2) 100% of the Participant's Compensation (as defined for this purpose in Section 6.06).

The limitations set forth in (1) above will be adjusted annually for increases in the cost of living, in accordance with regulations issued by the Secretary of the Treasury pursuant to the provisions of Code Section 415(d) (or such other Federal income tax statutory provisions as will at the time be applicable).

                  (b) Procedure for Preventing and Correcting Excess Annual Additions. If the Annual Additions to a Participant's Accounts in any Plan Year would exceed the maximum annual limits as a result of the allocation of Forfeitures, a reasonable error in estimating Compensation, a reasonable error in determining the amount of elective deferrals or under such other facts and circumstances which the Commissioner of Internal Revenue finds justifiable, the portion of any After-Tax Contributions, and thereafter any Profit-Sharing Contributions, and thereafter any Company Matching Contributions otherwise allocable to a Participant's Accounts will be reduced by the amount necessary to reduce the amount apportionable to a Participant to the lesser of the amounts set forth in Section 6.04(a)(1) or (2). If the Annual Additions to a Participant's Accounts for 1996 or any subsequent Plan Year exceed the maximum annual limits as a result of a reasonable error in estimating

         Compensation, a reasonable error in determining the amount of elective deferrals or under any such other facts and circumstances which the Commissioner of Internal Revenue finds justifiable, the excess amount will be held unallocated in a suspense account. If a suspense account is in existence at any time during a Plan Year pursuant to this section, it will not participate in the allocation of any investment gains and losses. If a suspense account is in existence at any time during a Plan Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any After-Tax Contributions, Profit-Sharing Contributions, Company Matching Contributions or Tax Deferred Contributions may be made to the Plan for that Plan Year. Amounts allocated from the suspense account will be applied to reduce After-Tax Contributions, Profit-Sharing Contributions, Company Matching Contributions and Tax Deferred Contributions in the order that they otherwise would have been contributed to the Plan. Except as permitted under regulations issued by the Secretary of Treasury pursuant to the provisions of Code Section 415, excess amounts may not be distributed to Participants or former Participants.

                  (c) Definition of Annual Additions. For purposes of this Plan, the term "Annual Additions" means the amounts allocated to a Participant's Accounts during the year that constitute:

                           (1) the Company Matching Contributions and
                  Profit-Sharing Contributions allocated to such Participant's Accounts;

                           (2) the Tax Deferred Contributions, After-Tax
                  Contributions and Cash Option Contributions allocated to such Participant's Accounts; and

                           (3) Forfeitures.

                  (d) Consolidation of Defined Contribution Plans. For purposes of this Section 6.04, this Plan and any other qualified defined contribution plan maintained by a Participating Employer or Related Employer will be considered as a single defined contribution plan if a Participant is a participant in both plans. Amounts allocated to a Participant's individual medical benefit account, as defined in Code
         Section 415(l)(1), which is part of a defined benefit plan maintained by a Participating Employer or Related Employer will be treated as annual additions to a defined contribution plan. Amounts derived from contributions which are attributable to post-retirement medical benefits allocated to the separate account of a Participant who is a key employee, as defined in Code Section 419A(d), under a welfare benefit fund, as defined in Code Section 419(e), maintained by a Participating Employer or Related Employer, will be treated as annual additions to a defined contribution plan. Notwithstanding the foregoing, the compensation limit described in

         Section 6.04(a)(2) will not apply to any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an annual addition under Code Section 415(l)(1). If a reduction is necessary under Section 6.04(b), then the reduction will be made to the Annual Additions under one of such plans as determined by the Committee and the governing bodies of such other plans.

         6.05. Combined Maximum Limitations. With respect to Plan Years commencing prior to January 1, 2000, if any Participant is also participating in any other qualified plan (within the meaning of Code Section 401) maintained by a Participating Employer or Related Employer, then for any limitation year, which will be the Plan Year, the sum of the "Defined Benefit Plan Fraction" and the "Defined Contribution Plan Fraction" for such limitation year will not exceed one. For purposes of this Section 6.05, such sum will be determined in accordance with the following:

                  (a) The "Defined Benefit Plan Fraction" for any year is a fraction:

                           (1) the numerator of which is the projected annual
                  benefit of the Participant under each defined benefit plan (determined as of the close of the year); and

                           (2) the denominator of which is the lesser of the
                  maximum dollar limitation in effect under Code Section 415(b)(1)(A) for such limitation year times 1.25, or the amount which may be taken into account under Code Section 415(b)(1)(B) for such limitation year times 1.4.

                  (b) The "Defined Contribution Plan Fraction" for any year is a fraction:

                           (1) the numerator of which is the sum of the annual
                  additions to the Participant's account under each defined contribution plan as of the close of the year; and

                           (2) the denominator of which is the sum of the lesser
                  of the following amounts determined for such limitation year and each prior year of service with the Participating Employer or Related Employer:

                                    (A) the product of 1.25 multiplied by the
                           dollar limitation in effect under Code Section 415(c)(1)(A) for such limitation year; or




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


                                    (B) the product of 1.4 multiplied by the
                           amount which may be taken into account under Code
                           Section 415(c)(1)(B) for such limitation year.

For purposes of this Section 6.05, all defined benefit or defined contribution plans will be treated as one plan by class. If the above limitation would otherwise be exceeded in any limitation year, the Participant's benefits under the defined benefit plans will be limited. If any such defined benefit plan fails to provide for such reduction of benefits, the annual additions under this Plan will be reduced to the extent necessary to comply with the above limitation.

         If the Plan satisfied the applicable requirements of Code Section 415 as in effect for all limitation years beginning before April 1, 1987, an amount will be subtracted from the numerator of the Defined Contribution Plan Fraction (not exceeding such numerator), as prescribed by the Secretary of the Treasury, so that the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction computed under Code Section 415(e)(1) does not exceed one.

         Notwithstanding any other provision of this Plan to the contrary, effective as of January 1, 2000, this Section 6.05 will no longer limit the benefits of any Participant and will be deleted from the Plan (and Sections 6.06 and 6.07 will automatically be redesignated as Sections 6.05 and 6.06, respectively) without need for further amendment.

         6.06.  Definition of Compensation for Purposes of Sections 6.04 and
6.05. Solely for the purpose of applying the limitations of Sections 6.04 and 6.05, the term "Compensation" will mean a Participant's W-2 income for the limitation year. Compensation for a limitation year will include compensation actually paid or includible in gross income during such limitation year as well as any elective deferral (as defined in Code Section 402(g)(3)) and any amount which is contributed or deferred by a Participating Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of Code Section 125 (including "deemed 125 compensation" as defined in Revenue Ruling 2002-27) or Code Section 132(f)(4).

         6.07.  Limitation of Annual Unadjusted Earnings or Compensation.
For purposes of this Plan, the Unadjusted Earnings or Compensation of a Participant will be limited to $2000,000 in each Plan Year (adjusted to reflect the dollar amount applicable under Section 401(a)(17) of the Code).

                                   ARTICLE VII

                             VESTING AND FORFEITURES

         7.01. Participant Contributions. A Participant will at all times be 100% vested in his Tax Deferred Account, Rollover Account, Grandfathered After-Tax Account, employee contributions and earnings thereon in his Grandfathered Withdrawal Account and After-Tax Account.

         7.02. Employer Contributions.

                  (a) Company Matching Accounts. Each Employee who was a Participant in the Plan on the day before the Restatement Date will be 100% vested in his Company Matching Account. Each Employee who becomes a Participant on or after the Restatement Date will be 100% vested in his Company Matching Account on the day after he completes one year of Vesting Service.

                  (b) Profit-Sharing Accounts. A Participant will be 100% vested in his Profit-Sharing Account on the first to occur of the following:

                           (1)    his Retirement;

                           (2) his termination of employment by reason of Disability;

                           (3)    the date of his death;

                           (4)    his attainment of age 65;

                           (5) his completion of five years of Vesting Service if he is employed by Fortune or an ACCO Participating Employer or seven years of Vesting Service if he is employed by a Beam Participating Employer; and

                           (6)    his Termination of Employment Without Fault.

         Each Participant or former Participant who has a Profit-Sharing Account who terminates employment with all Related Employers for a reason other than as stated in Section 7.02(b) (1) through (6) above will be vested in the percentage of the value of his Profit-Sharing Account as set forth in the following table for his respective Participating Employer:

                           (1)    Fortune and ACCO Participating Employers




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


                              Number of Years of                       Vesting
                                Vesting Service                      Percentage
                                ---------------                      ----------
                                   Less than 1                           0%
                                   1                                     20%
                                   2                                     40%
                                   3                                     60%
                                   4                                     80%
                                   5 or more                             100%

                           (2)    Beam Participating Employers

                 Number of Years of                    Vesting
                   Vesting Service                    Percentage
                 -----------------                    ----------
                  Less than 3                            0%
                  3 but less than 4                      20%
                  4 but less than 5                      40%
                  5 but less than 6                      60%
                  6 but less than 7                      80%
                  7 or more                              100%


                  (c) Cash Option Accounts and Kensington Money Purchase Accounts. Each Participant who is an Employee of an ACCO Participating Employer will at all times be 100% vested in any Cash Option Account and Kensington Money Purchase Account established for him.

                  (d) Grandfathered Withdrawal Accounts. Each Participant who is an Employee of Fortune, an Acushnet Participating Employee or a Beam Participating Employer will at all times be 100% vested in his Grandfathered Withdrawal Account. Each Participant who is an Employee of a Beam Participating Employer will at all times be 100% vested in his Withdrawal Balance of any Grandfathered Withdrawal Account and will be vested in any remaining balance of his Grandfathered Withdrawal Account in the same manner that his Profit-Sharing Account vests in accordance with Section 7.01(b).




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


         7.03. Vesting in Prior Plan. Notwithstanding any other provision of this Plan to the contrary, a Participant who participated in a Prior Plan will be vested in his Accounts at least to the extent he was vested under such Prior Plan.

         7.04. Amendments to Vesting Schedule. No amendment to the Plan's vesting schedules will deprive a Participant of his nonforfeitable rights to benefits accrued to the date of such amendment. If any vesting schedule of the Plan is amended, each Participant with at least three years of Vesting Service may elect to have his nonforfeitable percentage determined without regard to such amendment. The period during which the election may be made will commence with the date the amendment is adopted and will end on the later of:

                  (a)   60 days after the amendment is adopted;

                  (b)   60 days after the amendment is effective; and

                  (c) 60 days after the Participant is issued written notice of the amendment by Fortune.

         7.05. Forfeitures. Any Account Balances in a Participant's Accounts that do not become distributable pursuant to Article VIII will be regarded as Forfeitures upon such Participant's Severance From Service. All amounts forfeited in accordance with this Article VII will be used to reduce contributions of the Participant's Participating Employer. Pending allocation to reduce contributions of the Participant's Participating Employer, such amounts will be invested in the Balanced Fund.

         7.06. Reinstatement of Account Balances. If a former Participant who has received a distribution of less than the full amount of his Account Balances thereafter becomes a Participant, the Participant may, provided a Break in Service of five years has not occurred, repay in cash the amount of his Account Balances which previously had been distributed in accordance with Article VIII. Upon such repayment, the amount so repaid will be reinstated (a) as of the day on which such repayment is made if such repayment is received by the Trustee before the Close of Business on a Business Day, or (b) as of the next Business Day, if such repayment is received by the Trustee on a day other than a Business Day or after the Close of Business on a Business Day. Any such repaid amount will be nonforfeitable. If a Participant or former Participant who has received a distribution of less than the full amount of his Account Balances resumes employment before incurring a Break in Service of five years, the amount of the Account Balances that the Participant or former Participant did not receive will be reinstated as of the Business Day next succeeding or coincident with his reemployment, regardless of whether such Participant has repaid the amount of his Account Balances which previously had been distributed in accordance with
Article VIII. Such reinstated amounts will be invested in the Balanced Fund until such Participant makes an investment election on an Approved Form of Election with respect to such reinstated amounts. If repayment or reinstatement of such amount is not made as provided herein, the amount of the Participant's Account Balances previously distributed and the amount that the Participant did not receive will be disregarded in the determination of the Participant's Account Balances. For purposes of Section 7.06, a "Break in Service" means any period commencing with the Participant's Severance From Service and continuing for at least 12 consecutive months until reemployment by any Related Employer. Notwithstanding the foregoing, any former Participant who terminated employment under a Prior Plan described in the first sentence of
Section 1.01(bbb) before January 1, 1996 and who becomes a Participant in this Plan, will be immediately 100% vested in any unvested Account Balances attributable to company matching contributions at the time of his termination of employment.


                                  ARTICLE VIII

                                    PAYMENTS

         8.01. Form of Payment.

                  (a) Payment Forms. Except as otherwise set forth in Section 8.03, the vested percentage of the Participant's Account Balances will be paid to or for the benefit of the Participant or his Beneficiary, as of the payment dates specified in Section 8.02 and in such one or more of the following forms of settlement as the Participant or his Beneficiary elects:

                           (1)  by a single payment in cash;

                           (2) by a single payment in whole shares of Fortune
                  Common Stock or Gallaher ADRs to the extent that the portion of such Participant's Account Balances allocated to the Fortune Stock Fund or to the Gallaher Fund is evenly divisible by the fair market value of such stock or Gallaher ADRs on the Business Day as of which such Account Balances are determined and the remainder of such Participant's Account Balances in cash; or

                           (3) by periodic installments in cash during a period
                  not to exceed the life expectancy of the Participant or former Participant or the joint life expectancy of the Participant or former Participant and his designated Beneficiary determined at the date payments begin.

                  (b) Conversion From Periodic Installments to Lump Sum. If a Participant, former Participant or his Beneficiary is receiving periodic installments or is entitled to a deferred payment pursuant to
         Section 8.02, upon the request of such Participant, former Participant or Beneficiary through an Approved Form of Election, all of the Account Balances will be paid in a single payment or otherwise applied for the benefit of such Participant, former Participant or Beneficiary. Such Account Balances will be valued (1) as of the day on which such request is received by the Committee or its designee, if such request is received before the Close of Business on a Business Day, or (2) as of the next Business Day, if such request is received by the Committee or its designee on a day other than a Business Day or after the Close of Business on a Business Day. Except as otherwise provided in Article IX, a Participant, former Participant or his Beneficiary who is receiving periodic installments or who is entitled to a deferred payment pursuant to Section 8.02 may not receive a partial single sum payment of his Account Balances.

                  Notwithstanding the foregoing, a former Participant who has attained age 55 or his Beneficiary, who is receiving periodic installments or is entitled to a deferred payment pursuant to Section 8.02, may elect through an Approved Form of Election to receive partial single sum payments of his Account Balances in cash. Whenever a Participant's Account Balances are withdrawn pursuant to this Section 8.01(b), such Account Balances will be reduced from his Accounts in the order prescribed in Section 9.02(d). Such Account Balances will be valued (1) as of the day on which such request is received by the Committee or its designee, if such request is received before the Close of Business on a Business Day, or (2) as of the next Business Day, if such request is received by the Committee or its designee on a day other than a Business Day or after the Close of Business on a Business Day. Notwithstanding the foregoing, for each former Participant (other than a Participant who Retired from an Acushnet Participating Employer before January 1, 1996 (or his Beneficiary)), no more than two such partial payments may be made in any 12-month period and the minimum amount of such partial payment will be $1,000.

                  (c) Allocation of Earnings and Losses. As long as a Participant, former Participant or his Beneficiary is receiving periodic installments pursuant to Section 8.01(a)(3) or is entitled to a deferred payment pursuant to Section 8.02, such Participant, former Participant or Beneficiary will continue to share proportionately in the net income or losses of the Investment Funds but will not share in any contributions of the Participating Employer for any Plan Year after the Participant becomes a former Participant other than the contribution for his last year of participation if he is otherwise eligible for such contributions.

                  (d) Lump Sum Payment of Amounts of $5,000 or Less. Notwithstanding the foregoing, if the vested value of the Account Balances of a Participant, former Participant or Beneficiary does not exceed $5,000 (excluding the value of the Participant's Rollover Account), payment will be made as soon as practicable in a single payment in cash. If the vested value of such Account Balances is zero, then such vested value will be deemed paid to the Participant immediately as a full payment of the vested value of his Account Balances. Notwithstanding the foregoing, if the Participant, former Participant or Beneficiary has begun receiving payments and there is at least one periodic payment that has yet to be made, such vested value will not be paid in a single payment in cash without such Participant's or former Participant's consent (and his spouse's or surviving spouse's consent, if applicable)

                  (e) Reduction of Account Balances and Investment Funds From Periodic Installments. Payments made in periodic installments pursuant to Section 8.01(a)(3) will be withdrawn from a Participant's Account Balances in the order prescribed in Section 9.02(d). Payments in periodic installments made pursuant to Section 8.01(a)(3) will be withdrawn from the Investment Funds on a pro rata basis in which such Accounts are invested.

         8.02. Time of Payment.

                  (a) Payment Upon Termination of Employment. Subject to Section 8.02(c) below, if a Participant terminates employment for any reason (whether Retirement, Disability, Termination of Employment Without Fault, death or other reason), his vested Account Balances will be paid to or applied for the Participant's benefit as soon as practicable following the later of the Participant's termination of employment or receipt by the Committee or its designee of a request for payment through an Approved Form of Election. Such Account Balances will be valued (1) as of the day on which such request is received by the Committee or its designee, if such request is received before the Close of Business on a Business Day, or (2) as of the next Business Day, if such request is received by the Committee or its designee on a day other than a Business Day or after the Close of Business on a Business Day. Payment will be made in one of the forms specified in Section 8.01 or Section 8.03, where applicable. Any Profit-Sharing Contribution allocable to the Participant's Profit-Sharing Account or Cash Option Account after the date of such payment will be paid in a single payment in cash as soon as practicable after such allocation. Except as otherwise provided in Section 8.01(b), if a Participant, former Participant or Beneficiary elects payment of his Account Balances in periodic installments pursuant to Section 8.01(a)(3), the Participant, former Participant or Beneficiary may change the amount (either through a decrementing counter or fixed dollar amount) of such periodic installments no more frequently than once per calendar year.

                  (b) Payment Beginning Date. Unless a Participant elects otherwise in accordance with Section 8.02(c), payment of the Participant's

         Account Balances will be paid in a single cash payment in accordance with Section 8.01(a)(1) not later than the 60th day after the close of the Plan Year in which the Participant attains age 65 or terminates employment, whichever is later. Notwithstanding the preceding sentence, a Participant must file a claim for benefits through an Approved Form of Election before payment of benefits will commence.

                  (c) Deferred Payment. Except as otherwise provided in Section 8.05(b), if the Account Balances of a Participant, former Participant or Beneficiary exceeds $5,000, excluding the value of the Participant's Rollover Account (or such other amount permitted by Treasury Regulations) at the time the Account Balances become payable, the Account Balances will not be paid to him or applied for his benefit, unless the Participant, former Participant or Beneficiary elects otherwise through an Approved Form of Election. The Participant or former Participant may elect that payments be deferred until the minimum required beginning date described in Section 8.02(d). So long as the Account Balances are being so held, such Participant, former Participant or Beneficiary will, to the extent provided in Section 6.02, continue to share proportionately the net income or net loss and expenses of the Investment Funds but will not share in any contributions made by a Participating Employer for any Plan Year after the Participant became a former Participant.

                  (d) Minimum Payment Requirements. A Participant, former Participant or Beneficiary designated pursuant to Section 8.05(a) may also elect through an Approved Form of Election before payment of Account Balances begins, that payment be further deferred (except as otherwise provided herein or in Section 8.05(b)). Notwithstanding any other provision of this Plan to the contrary, a Participant or former Participant who has incurred Severance From Service or who is a 5% owner as defined in Code Section 416(i)(1) (whether he incurred Severance From Service or not), must begin receiving benefits no later than April 1 of the calendar year that follows the calendar year in which the Participant or former Participant attains age 70 1/2. Benefits must be paid (1) over a period not longer than the life of the Participant or former Participant and his designated Beneficiary, or
         (2) over a period not extending beyond the life expectancy of the Participant or former Participant or the joint life expectancies of the Participant or former Participant and his designated Beneficiary. If a Participant or former Participant dies before his entire interest has been paid to him, or if payment has begun to his designated Beneficiary, the Participant's or former Participant's entire interest (or the remaining part of such interest if payment has begun) will be paid within five years after his death (or the death of his designated Beneficiary). Notwithstanding the foregoing, the preceding sentence will not apply if (A) the payment of the Participant's or former Participant's interest has begun and is for a certain term permitted under

         (2) and such payment to the designated Beneficiary begins within one year after the Participant's or former Participant's death, or (B) the portion of the Participant's or former Participant's Accounts to which his surviving spouse is entitled will be paid over a period not extending beyond the life expectancy of the surviving spouse and such payment begins no later than the date on which the Participant or former Participant would have attained age 70 1/2. If the Participant or former Participant dies after payments have begun, the remaining portion of such interest will continue to be paid at least as rapidly as under the method of payment being used before the Participant's or former Participant's death. All payments will be made in accordance with the regulations under Code Section 401(a)(9), including Treasury Regulation Section 1.401(a)(9)-2.

                  With respect to distributions under the Plan made on or after December 10, 2001 for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of
         Section 401(a)(9) of the Code in accordance with the regulations under
         Section 401(a)(9) that were proposed on January 17, 2001 (the "2001 Proposed Regulations"), notwithstanding any provision of the Plan to the contrary. If the total amount of required minimum distributions made to a Participant for 2001 prior to December 10, 2001 are equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such Participant for 2001 on or after such date. If the total amount of required minimum distributions made to a Participant for 2001 prior to December 10, 2001 are less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations. This paragraph shall continue in effect until the last calendar year beginning before the effective date of the final regulations under Section 401(a)(9) or such other date as may be published by the Internal Revenue Service.

                  (e) Notice Requirement. Any election pursuant to Section 8.01(b) or this Section 8.02 must be made through an Approved Form of Election.

                  (f) Earlier Payments to Alternate Payees. Notwithstanding any provision of this Plan to the contrary, an Alternate Payee may elect to receive, pursuant to the terms of a Qualified Domestic Relations Order, payment at any time sooner than the "earliest retirement age" (within the meaning of Code Section 414(p)(4)(B)). Such payment will be made from the Plan as soon as practicable after the election has been received by the Participant's Participating Employer.




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         8.03.  Payment of Kensington Money Purchase Account Balances.

                  (a) Section 401(a)(11) Assets. The Trustee will be directed to pay to a Participant all amounts held in the Participant's Kensington Money Purchase Account and amounts transferred from the CSI Donner 401(k) Retirement Plan, which amounts are subject to the joint and survivor annuity requirements of Code Section 401(a)(11) and hereinafter referred to as "Section 401(a)(11) Assets," upon termination of the Participant's employment (whether by reason of Retirement, Disability, Termination of Employment Without Fault, death or other reason) in accordance with this Section 8.03.

                  (b) Direction of Payment. The Trustee will be directed to pay the Participant's portion of his vested Account Balance attributable to
         Section 401(a)(11) Assets (as defined by Treasury Regulation Section 1.401(a)-20), in cash or in kind, to or for the benefit of the Participant, as of the payment date and in the form of payment described in Section 8.03(c) below, unless the Participant elects a form of payment offered in Section 8.01(a) or Section 8.02(c)(2). If the Participant is married, such election must be made pursuant to a qualified election, as described in Section 8.03(d).

                  (c) Payment Forms.

                           (1) If a Participant is legally married on his
                  annuity starting date as defined by Treasury Regulation
                  Section 1.401(a)-20, payment to the Participant of his Section 401(a)(11) Assets will be made by the purchase of a joint and survivor annuity, unless the Participant elects a form of payment offered in Section 8.01(a) or Section 8.03(c)(2) pursuant to a qualified election, as described in Section 8.03(d). The joint and survivor annuity will be equal in value to a single life annuity. The joint and survivor benefits following the Participant's death will continue to his spouse during his spouse's lifetime at a rate equal to 50% of the rate at which such benefits were payable to the Participant. The Participant may elect to receive a smaller annuity benefit with payments continuing to his spouse at a rate of 75% or 100% of the rate payable to a Participant during his lifetime.

                           (2) If a Participant is not married on his annuity
                  starting date as defined in Treasury Regulation Section 1.401(a)-20, payment to the Participant of his Section 401(a)(11) Assets will be made in accordance with the methods available under Section 8.01(a), or in accordance with the following options for the Kensington Money Purchase Account or option (B) for amounts transferred from the CSI Donner 401(k) Retirement Plan:




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                                    (A) payments over a period certain in
                           monthly, quarterly, semiannual, or annual cash installments after first having (i) segregated the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate or other liquid short-term security, or
                           (ii) purchased a nontransferable annuity contract providing for such payment. The period over which such payment is to be made will not extend beyond the Participant's life expectancy (or the joint life expectancy of the Participant and his Beneficiary); or

                                    (B) purchase of an annuity; provided that
                           such annuity may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and his Beneficiary) or the life expectancy of the Participant (or the joint normal life expectancy of the Participant and his Beneficiary).

                  (d) Qualified Election. To make a qualified election, a married Participant must waive his right to the joint and survivor annuity within the 90-day period ending on his annuity starting date, as defined by Treasury Regulation Section 1.401(a)-20. A married Participant's spouse must consent to the Participant's waiver of the joint and survivor annuity. The spouse's consent to the waiver must be in writing, must acknowledge the effect of the waiver and must specify either:

                           (1)  the optional form of benefit selected; or

                           (2) that the spouse has the right to limit consent to
                  a specific optional form and elects to relinquish such right.

                  To be valid, the spousal consent must be witnessed by a notary public. The Participant's spouse may revoke such consent at any time prior to the annuity starting date, as defined in Treasury Regulation
         Section 1.401(a)-20.

                  Notwithstanding the foregoing consent requirement, if the Participant establishes to the satisfaction of the Committee that such written consent may not be obtained because there is no spouse or the spouse cannot be located, a waiver will be deemed a qualified election. If the Participant's spouse is legally incompetent to give consent, such consent may be given by the spouse's legal guardian, which will include the Participant if the Participant is the spouse's legal guardian. If the Participant is legally separated or has been abandoned, as provided by a court order, spousal consent will not be required, except where otherwise provided by a Qualified Domestic Relations Order.




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


                  Any consent necessary under this provision will be valid only with respect to the spouse who signs the consent or, in the event of a deemed qualified election, the designated spouse. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the annuity starting date. The number of revocations will not be limited.

                  The Committee will provide to each Participant, within a reasonable period prior to his annuity starting date, a written explanation of:

                           (1) the terms and conditions of the joint and
                  survivor annuity;

                           (2) the Participant's right to make and the effect of
                  an election to waive the joint and survivor annuity;

                           (3) the rights of the Participant's spouse; and

                           (4) the right to make and the effect of a revocation
                  of a previous election to waive the joint and survivor annuity.

                  (e) Qualified Pre-Retirement Survivor Annuity. If a Participant dies before his annuity starting date, payment of his vested Account Balance attributable to Section 401(a)(11) Assets will be made to the surviving spouse of the Participant in the form of a qualified pre-retirement survivor annuity unless the Participant either has no spouse or has designated another Beneficiary in the manner described in Section 8.06, or the spouse elects to receive payment in a form provided in Section 8.01(a) or 8.03(c)(2). The surviving spouse may elect to receive payment as soon as administratively feasible after the Participant's death. Such a Beneficiary designation will not be valid unless:

                           (1) it was made after the first day of the Plan Year
                  in which the Participant attains age 35;

                           (2) it contains a waiver of the qualified
                  pre-retirement survivor annuity; and

                           (3) the Participant's spouse consents in writing to
                  the waiver of the qualified pre-retirement survivor annuity and either to the specific nonspouse Beneficiary designation or to a general Beneficiary designation, provided such consent acknowledges that the spouse has the right to limit consent to a specific Beneficiary and elects to relinquish such right. A valid spousal consent must be witnessed by either a notary public and must be revocable by the spouse at any time prior to the annuity starting date, as defined in Treasury Regulation Section 1.401(a)-20.




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


                  The Committee will provide to each Participant a written explanation of the qualified pre-retirement survivor annuity within the applicable period. With respect to any Participant, the applicable period means whichever of the following periods ends last:

                           (1) the period beginning with the first day of the
                  Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

                           (2) a reasonable period ending after the individual
                  becomes a Participant; or

                           (3) a reasonable period ending after Code Section
                  401(a)(11) first applies to the Participant.

                  Notwithstanding the foregoing, in the case of a Participant who separates from service before attaining age 35, the applicable period means the period beginning one year before the separation from service and ending one year after such separation. The written explanation of the qualified pre-retirement survivor annuity will provide comparable notice and information to that described in Section 8.03(d) with respect to the joint and survivor annuity.

                  A married Participant may designate a nonspouse Beneficiary before the first day of the Plan Year in which the Participant attains age 35 if the Committee provides a written explanation of the pre-retirement survivor annuity before the time of such designation. Such early nonspouse Beneficiary designation will become invalid as of the first day of the Plan Year in which the Participant attains age 35. If the Participant marries or remarries, his designation of a nonspouse Beneficiary will be revoked automatically upon such marriage or remarriage. Notwithstanding the foregoing, the spousal consent requirement will not apply if it is established to the satisfaction of the Committee either that the spouse cannot be located or that other circumstances set forth in regulations promulgated under Code Section 417 which preclude the necessity of the spouse's consent are present with respect to the Participant.

                  If a Participant is not married or if he has designated a Beneficiary other than his spouse, his vested Account Balance attributable to Section 401(a)(11) Assets will be paid to his designated Beneficiary in any of the forms permitted under Section 8.01(a) or 8.03(c)(2) for his Kensington Money Purchase Account or 8.03(c)(2)(B) for his transferred CSI Donner 401(k) Retirement Plan amount.




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


                  If the Participant's surviving spouse is his Beneficiary, the Participant's surviving spouse may elect to receive payments in any of the forms permitted under Section 8.01(a) or 8.03(c)(2) for his Kensington Money Purchase Account or 8.03(c)(2)(B) for his transferred CSI Donner 401(k) Retirement Plan amount.

         8.04. Certain Retroactive Payments. If the amount of the payment required to be made or to begin on the date determined under Section 8.02 or
8.03 cannot be ascertained by such date, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained under the Plan for his Kensington Money Purchase Account or Section 8.03(c)(2)(B).

         8.05.  Designation of Beneficiary.

                  (a) Designation by Participant. At any time before payment of the Account Balances in a Participant's Accounts or, if payment has begun in periodic installments, then at any time before payment of the last installment, a Participant or former Participant may designate a Beneficiary or Beneficiaries (who may be executors or trustees and who will be the same person or persons for each of the Participant's Accounts) in a writing filed with the Participating Employer or its designee on a form approved by the Committee, signed by the Participant or former Participant. The Participant or former Participant may change or revoke any such designation in a writing filed with his Participating Employer or its designee on a form approved by the Committee, at any time before payment of his Account Balances or, if payment has begun in periodic installments, then at any time before the last installment has been paid. The spouse of a Participant or former Participant will in all cases be deemed to be the Beneficiary of the Participant or former Participant unless (1) the Participant or former Participant has filed with the Participating Employer or its designee on a form approved by the Committee a designation of someone else as Beneficiary, and (2) the spouse of the Participant or former Participant has consented in writing to such designation and the consent acknowledges the effect of the designation and is witnessed by a notary public. The spouse's consent may be dispensed with only if the Participant establishes to the satisfaction of the Participating Employer or its designee that the spouse's consent cannot be obtained because the spouse cannot be located or because of such other reasons as may be prescribed by Treasury Regulations. If there is no effective Beneficiary designation by a Participant or former Participant on file with the Participating Employer or its designee when Account Balances would otherwise be payable to a Beneficiary designated by a Participant or former Participant, then such balance will be distributed to (1) the spouse of the Participant or former Participant, or (2) if there is no spouse, to the executor of the will or the administrator of the estate




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


         of the Participant or former Participant, or (3) if no such executor or administrator is appointed within six months after the death of such Participant or former Participant, the Committee will direct that payment be made, in such shares as the Committee will determine, to the child, parent or other blood relative of such Participant or former Participant, or any of them, or to such other person or persons as the Committee may determine.

                  (b) Designation by Surviving Primary Beneficiary. Each primary Beneficiary designated pursuant to Section 8.05(a) who survives the Participant or former Participant ("Surviving Primary Beneficiary") may designate a secondary Beneficiary or Beneficiaries ("Secondary Beneficiary") to receive all or any portion of the Account Balances otherwise payable to the Surviving Primary Beneficiary as of the Surviving Beneficiary's date of death. The Surviving Primary Beneficiary may only make such designation after the Participant's or former Participant's death. Such Secondary Beneficiary may be an executor or trustee and will be the same person or persons for each of the Participant's Accounts. Notwithstanding any other provision of this Plan to the contrary, any balance payable to any Secondary Beneficiary will be paid pursuant to one of the payment methods provided in Section 8.01(a)(1) or (a)(2), as elected by the Secondary Beneficiary as soon as practicable after the date of the Surviving Primary Beneficiary's death. Such balance will be computed as of the Business Day immediately preceding or coincident with the Surviving Primary Beneficiary's date of death. Any designation made pursuant to this Section 8.05(b) may be made at any time before the payment of the Participant's or former Participant's Accounts to the Surviving Primary Beneficiary, or if payment has begun in periodic installments, before payment of the last installment to the Surviving Primary Beneficiary. Any designation by a Surviving Primary Beneficiary must be made in a writing filed with the Participating Employer or its designee on a form approved by the Committee and signed by the Surviving Primary Beneficiary. Any Surviving Primary Beneficiary may revoke or change his designation of a Secondary Beneficiary, in a writing filed with the Participating Employer or its designee on a form approved by the Committee, at any time before such Account Balances have been paid to the Surviving Primary Beneficiary or, if payment has begun in periodic installments, at any time before payment of the last installment to the Surviving Primary Beneficiary. If no effective designation of Beneficiary pursuant to this Section 8.05(b) is on file with the Participating Employer or its designee upon the death of the Surviving Primary Beneficiary, any balance otherwise then payable to the Surviving Primary Beneficiary will be (1) paid to the spouse of the Surviving Primary Beneficiary, or (2) if there is no spouse, to the executor of the will or the administrator of the estate of the Surviving Primary Beneficiary, or (3) if no such executor or administrator is appointed within six months after the death of the Surviving Primary Beneficiary, the Committee will direct that distribution be made, in such




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


         shares as the Committee will determine, to the child, parent or other blood relative of the Surviving Primary Beneficiary, or any of them, or to such other person or persons as the Committee may determine.

         8.06. Payment in Event of Legal Disability. If a Participant, former Participant or Beneficiary is under a legal disability or, by reason of illness or mental or physical disability, is unable, in the opinion of the Committee, to attend to his personal financial matters properly, the Trustee may make such payments in such of the following ways as the Committee directs to the spouse, child, parent or other blood relative of such Participant, former Participant or Beneficiary, or any of them, or to such other person or persons as the Committee determines until such date as the Committee determines that such incapacity no longer exists.

         8.07. Missing Distributees. If all or any part of the interest of any Participant, former Participant or Beneficiary becomes payable hereunder and his whereabouts is then unknown to the Participating Employer or its designee and the Participating Employer or its designee fails to receive a claim for such payment from the person entitled to such payment, or from any other person validly acting in his behalf, then within two years thereafter, the amount of such payment will be forfeited as of the next Business Day. Notwithstanding the foregoing, if the person entitled to receive such payment subsequently claims it, the amount will be restored. Any such Forfeiture will be applied as soon as practicable to reduce Participating Employer contributions under the Plan.

         8.08. Information Required of Distributees. Each Participant, former Participant and Beneficiary of a deceased Participant will file with the Participating Employer from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to such person at his last post office address filed with the Participating Employer or its designee, or if no such address was filed with the Participating Employer or its designee then at his last post office address as shown in a Participating Employer's records, if any, will be binding on such person for all purposes of this Plan. Neither any Participating Employer, Trustee or their respective designees will be obligated to search for or ascertain the whereabouts of any Participant, former Participant or Beneficiary.

         8.09.  Direct Rollover Provision.

                  (a) Direct Rollover Option. Notwithstanding any provision of this Plan to the contrary that would otherwise limit a distributee's election under this paragraph (a), a distributee may elect, at the time and manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.




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


                  (b) Eligible Rollover Distribution Defined. For purposes of this Section 8.09, an eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution will not include: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more,
         (2) any distribution to the extent such distribution is required under Code Section 401(a)(9), and (3) any distribution which is made upon the hardship of an Employee. A portion of a distribution will not fail to be an eligible rollover distribution merely because it consists of After-Tax Contributions. However, such portion may be transferred only to a qualified plan or individual retirement account or annuity that agrees to separately account for the amounts transferred, including the portion of the distribution that is not includable in gross income.

                  (c) Eligible Retirement Plan Defined. For purposes of this
         Section 8.09, an eligible retirement plan is (1) an individual retirement account described in Code Section 408(a), (2) an individual retirement annuity described in Code Section 408(b), (3) an annuity plan described in Code Section 403(a) or (b), (4) an eligible governmental plan under Section 457(b) that agrees to separately account for amounts transferred from this Plan, or (5) a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is an alternate payee under a Qualified Domestic Relations Order.

                  (d) Distributee Defined. For purposes of this Section 8.09, a distributee is an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order are distributees with regard to the interest of the spouse or former spouse.

                  (e) Direct Rollover Defined. For purposes of this Section 8.09, a direct rollover is any payment by the Plan to the eligible retirement plan specified by the distributee.

         8.10. Waiver of 30-Day Notice Period. If a payment is one to which Code Sections 401(a)(11) and 417 do not apply, such payment may begin less than 30 days after the notice required under Treasury Regulation 1.411(a)-11(c) is given, provided that:




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


                  (a) the Participant is informed that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether to elect a payment (and, if applicable, a particular payment option); and

                  (b) the Participant, after receiving the notice, affirmatively elects a distribution.


                                   ARTICLE IX

                             IN-SERVICE WITHDRAWALS

         9.01.    Hardship Withdrawals.

                  (a) Amount. A Participant may, prior to his Severance From Service, apply for a hardship withdrawal of all or any part of the vested Account Balances in his Accounts (except his Kensington Money Purchase Account), not previously withdrawn (excluding earnings credited on Tax Deferred Contributions after December 31, 1988).

                  (b) Amount and Frequency. Subject to such uniform and nondiscriminatory rules as may be promulgated from time to time by the Committee, a Participant may apply not more frequently than twice during any 12-month period for a hardship withdrawal of all or any part of his Account Balances not previously withdrawn (excluding earnings credited on Tax Deferred Contributions after December 31, 1988). The minimum amount that may be withdrawn for any hardship withdrawal is $500 or the total remaining balance in the Participant's Accounts (except any Kensington Money Purchase Account), whichever is less.

                  (c) Hardship Required. The withdrawal must be for an immediate and heavy financial need of the Participant for which funds are not reasonably available from other resources of the Participant. A Participant will be deemed to have an immediate and heavy financial need if the hardship is on account of (1) unreimbursed medical expenses incurred by the Participant, the Participant's spouse or any dependents, or necessary for such person to obtain medical care, (2) the purchase of the principal residence of the Participant (excluding regular mortgage payments), (3) tuition and related educational fees for post-secondary education for the Participant, the Participant's spouse or any dependents for the following 12 months, and (4) the need to prevent eviction from or foreclosure on the Participant's principal residence. A Participant will be deemed to have established that the amount to be withdrawn is not reasonably available from other resources if the Participant has obtained all other in-service withdrawals, distributions and




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


         nontaxable loans available under this Plan and any other plan maintained by his Participating Employer. The Participating Employer will determine whether a financial hardship exists and the amount to be paid as a result of the hardship. Such determinations will be made in accordance with the Code and the applicable regulations and using a uniform and nondiscriminatory standard. If the Participating Employer or its designee approves the hardship withdrawal, the hardship withdrawal will not exceed the amount required to meet the need created by the hardship, including any amounts necessary to pay any Federal income taxes or penalties reasonably anticipated to result from the withdrawal.

                  (d) Notice Requirement. Any application for a hardship withdrawal must be made through an Approved Form of Election.

                  (e) Effective Date and Valuation Date. A hardship withdrawal will be effective and valued (1) as of the day on which such request is approved by the Participating Employer or its designee, if such approval is made before the Close of Business on a Business Day, or (2) as of the next Business Day, if such request is approved by the Committee or its designee on a day other than a Business Day or after the Close of Business on a Business Day. Payment of any amount withdrawn pursuant to this Section 9.01 will be made as soon as practicable on or after the effective date of such hardship withdrawal.

                  (f) Effect on Account Balances and Investment Funds. Whenever a Participant's Account Balances are withdrawn pursuant to this Section 9.01, such Account Balances will be reduced from his Accounts in the following order: (1) any After-Tax Account; (2) any Rollover Account;
         (3) any Tax Deferred Account; (4) any Cash Option Account; (5) any Company Matching Account; (6) any Profit-Sharing Account balances attributable to Profit-Sharing Contributions from Fortune or an ACCO Participating Employer; and (7) any Profit-Sharing Account balances attributable to Profit-Sharing Contributions from a Beam Participating Employer. Notwithstanding the foregoing, any amounts transferred from the CSI Donner 401(k) Retirement Plan will be reduced from the Participant's Accounts last. Amounts allocated to the Investment Funds in the Accounts from which amounts are withdrawn pursuant to this
         Section 9.01 will be reduced on a pro rata basis.

                  (g) Limitations. If a hardship withdrawal is made pursuant to this Section 9.01, the Participant may not make Tax Deferred Contributions or After-Tax Contributions for a period of 6 months following the date he receives the payment.




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         9.02.  Withdrawals Upon Attainment of Age 59 1/2.

                  (a) Amount. In addition to any other withdrawals that may be made pursuant to this Article IX, and subject to the limitations set forth in Section 9.02(e), a Participant may before his Severance From Service apply for a withdrawal of all or any portion of his vested Account Balances in his Accounts (except his Kensington Money Purchase Account) after he has attained age 59 1/2.

                  (b) Notice Requirement. Any application for a withdrawal made pursuant to this Section 9.02 must be made through an Approved Form of Election.

                  (c) Effective Date and Valuation Date. A withdrawal made pursuant to this Section 9.02 will be effective and valued (1) as of the day on which such request is approved by the Committee or its designee, if such approval is made before the Close of Business on a Business Day, or (2) as of the next Business Day, if such request is approved by the Committee or its designee on a day other than a Business Day or after the Close of Business on a Business Day. Payment of any amount withdrawn pursuant to this Section 9.02 will be made as soon as practicable on or after the effective date of such withdrawal in a single sum payment in cash.

                  (d) Effect on Account Balances and Investment Funds. Whenever a Participant's Account Balances are withdrawn pursuant to this Section 9.02, such Account Balances will be reduced from his Accounts in the following order: (1) any After-Tax Account; (2) any Grandfathered After-Tax Account; (3) any Grandfathered Withdrawal Account; (4) any Rollover Account; (5) any Tax Deferred Account; (6) any Cash Option Account; (7) any Company Matching Account; (8) any Profit-Sharing Account balances attributable to any Profit-Sharing Contributions from Fortune or an ACCO Participating Employer; and (9) any Profit-Sharing Account balances attributable to any Profit-Sharing Contributions from a Beam Participating Employer. Notwithstanding the foregoing, any amounts transferred from the CSI Donner 401(k) Retirement Plan will be reduced from the Participant's Accounts last. Amounts allocated to the Investment Funds in the Accounts from which amounts are withdrawn pursuant to this Section 9.02 will be reduced on a pro rata basis.

                  (e) Limitations. In addition to any hardship withdrawal, a Participant may not receive more than two in-service withdrawals under this Article IX in any 12-month period. The minimum amount that may be withdrawn for any in-service withdrawal (except a hardship withdrawal) is $1,000 or the total remaining balance in the Participant's Accounts (except any Kensington Money Purchase Account), whichever is less.




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         9.03. Withdrawals From Grandfathered Withdrawal Accounts and
Grandfathered After-Tax Accounts.

                  (a) In General. Subject to the limitations set forth in
         Section 9.03(b), in addition to any other withdrawals described in this
         Article IX, a Participant may elect to withdraw all or any part of the Account Balances in his Grandfathered Withdrawal Account or Grandfathered After-Tax Account. Any election to withdraw such Account Balances must be made through an Approved Form of Election. If such Participant elects to withdraw all of the Account Balances in his Grandfathered After-Tax Account, such Account Balances will be distributed to him pursuant to one of the methods of distribution provided for in Section 8.01(a)(1) or (2) as he will specify. If such Participant elects to withdraw part of the Account Balances in his Grandfathered After-Tax Account or all or any part of the Account Balances in his Grandfathered Withdrawal Account, such Account Balances will be distributed to him in a single distribution in cash. The amount to be reduced by reason of a Participant's election to withdraw all or any part of the Account Balances in his Grandfathered Withdrawal Account or Grandfathered After-Tax Account will be valued (1) as of the day on which such request is approved by the Committee or its designee, if such approval is made before the Close of Business on a Business Day, or (2) as of the next Business Day, if such request is approved by the Committee or its designee on a day other than a Business Day or after the Close of Business on a Business Day. Whenever all or any part of the Account Balances in a Participant's Grandfathered Withdrawal Account or Grandfathered After-Tax Account is withdrawn pursuant to this Section 9.03, amounts allocated therein to the Investment Funds will be reduced on a pro rata basis.

                  (b) Limitations. In addition to any hardship withdrawal, a Participant may not receive more than two in-service withdrawals under this Article IX in any 12-month period. The minimum amount that may be withdrawn for any in-service withdrawal (except a hardship withdrawal) is $1,000 or the total remaining balance in the Participating Grandfathered Withdrawal Account and Grandfathered After-Tax Account, whichever is less.




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         9.04.  In-Service Withdrawals for Inactive Participants.
Notwithstanding any other provision of this Plan to the contrary, any Participant who is transferred to a Non-Participating Employer or a class of employees that is not eligible to participate in this Plan will be eligible to receive in-service withdrawals under Sections 9.01, 9.02 and 9.03. Notwithstanding any other provision of this Plan to the contrary, any Participant who is transferred from a Beam Participating Employer to Future Brands LLC on or about April 1, 2001 will be eligible to receive withdrawals under Sections 9.01, 902 and 9.03.


                                    ARTICLE X

                                      LOANS

         10.01. Availability. Loans may be made to Participants in accordance with this Article X under uniform rules and conditions as the Committee may prescribe. A Participant may apply to borrow from the vested portion of his Account Balances (except any Account Balances in his Kensington Money Purchase Account). A loan must be requested through an Approved Form of Election. The Committee may require the Participant to sign certain documents and provide certain written documentation as it deems necessary. A Participant may not have outstanding at any one time more than one loan to acquire any dwelling unit which within a reasonable time is to be used as the principal residence of the Participant and one loan for any other purpose. A Participant may not apply for a new loan until 30 days after the prior loan is repaid in full. Notwithstanding the foregoing, any loans outstanding as of December 31, 1995 of a Participant who is an Employee of Fortune, an ACCO Participating Employer or a Beam Participating Employer (1) will not be included for purposes of determining the number of loans that may be outstanding under this Plan, (2) will not be subject to the 30-day limitation set forth in the immediately preceding sentence, and (3) will not be refinanced. A Participant who transfers employment to a Non-Participating Employer or a class of employees that is not eligible to participate in this Plan may also apply to borrow in accordance with this Section 10.01. A Participant who is transferred from a Beam Participating Employer to Future Brands LLC on or about April 1, 2001 may also apply to borrow in accordance with this Section 10.01. A former Participant whose Accounts have not been paid out and who is a party-in-interest within the meaning of Section 3(14) of ERISA may also apply to borrow to the extent required by Federal law.

         10.02. Effect on Account Balances and Investment Funds. Whenever all or any part of a Participant's Account Balances are borrowed, the amount representing such vested Account Balances or part thereof transferred to the Loan Fund will be reduced in the following order: (a) any Profit-Sharing Account balances attributable to Profit-Sharing Contributions from Fortune or an ACCO Participating Employer; (b) any Profit-Sharing Account balances attributable to Profit-Sharing Contributions from a Beam Participating Employer; (c) any Company Matching Account; (d) any




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Tax Deferred Account; (e) any Cash Option Account; (f) any Rollover Account; (g)
any After-Tax Account; (h) any Grandfathered Withdrawal Account; and (i) any Grandfathered After-Tax Account. Notwithstanding the foregoing, any amounts transferred from the CSI Donner 401(k) Retirement Plan will be reduced from the Participant's Accounts last. A loan will be withdrawn from the respective Investment Funds in which such vested Account Balances are invested on a pro rata basis. A loan will be effective and the amount of the loan will be transferred to the Loan Fund (1) as of the day on which such loan application is approved by the Committee or its designee, if such approval is made before the Close of Business on a Business Day, or (2) as of the next Business Day, if such loan application is approved by the Committee or its designee on a day other than a Business Day or after the Close of Business on a Business Day.

         10.03. Amount. The amount of any loan made pursuant to this Article X will not be less than $1,000. The aggregate amount of all such loans to a Participant or eligible former Participant will not exceed 50% of the vested portion of his Account Balances under the Plan, and will not exceed $50,000 minus his highest outstanding Plan loan balance during the 12-month period ending the day before the loan is made.

         10.04. Term of Loan. The term of a loan will not exceed five years. Notwithstanding the foregoing, the term of a loan will not exceed ten years if its purpose is to acquire any dwelling unit which within a reasonable time is to be used as the principal residence of the Participant.

         10.05. Promissory Note. A secured promissory note will be delivered to the Trustee or its agent pledging as collateral a portion of the Participant's vested interest in his Accounts not less than the amount of the borrowing. Interest on a loan will be fixed by the Committee at a rate reasonably equivalent to prevailing market interest rates.

         10.06. Repayment. The loan will be repaid in regular installments in each pay period, by means of payroll deductions. Prepayment of a loan in its entirety without penalty will be permitted at any time. Partial prepayment of a loan will not be permitted provided that a Participant or former Participant may repay his loan in part if the loan becomes due and payable as a result of his termination of employment for any reason for up to 60 days after such termination of employment. Notwithstanding the foregoing, repayment by (a) a Participant who is on an Approved Leave of Absence, (b) a Participant who transfers employment to a Non-Participating Employer or class of employees that is not eligible to participate in the Plan, (c) a Participant whose payroll deductions have ceased in connection with such Participant's bankruptcy proceedings, or (d) a former Participant who is a party-in-interest within the meaning of Section 3(14) of ERISA will be made by such Participant or former Participant on at least a monthly basis to the Trustee by means of a certified check or money order delivered to the Trustee or its agent. A loan




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which is not repaid when due will be deemed to be in default and will be treated as a "deemed distribution" if not repaid within the cure period specified in uniform rules and guidelines established by the Committee. A loan under the Plan will constitute an earmarked investment of the borrowing Participant's Accounts. Loan repayments will be credited to the Participant's Account or Accounts from which the loan was made as of the date such payment is received by the Trustee or its agent on a pro rata basis. Loan repayments will be credited to the Investment Funds in accordance with the Participant's investment election under
Section 5.02 in effect at the time of repayment of the loan or, in the absence of such investment election, to the Balanced Fund.

         10.07. Reduction of Account Balance. Upon a Participant's termination of employment or at such other time as the Participant's Account Balances are distributed before a loan is repaid in full, the unpaid balance thereof, together with interest due and payable thereon, will become due and payable, and the Trustee will first satisfy the indebtedness from the amount payable to the Participant before making any payments to Participant. If a loan becomes in default, foreclosure on the promissory note and attachment of security on such loan will not occur until a distributable event occurs under the Plan.


                                   ARTICLE XI

                             ADMINISTRATION OF PLAN

         11.01. Fiduciaries.

                  (a) Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration. The Fiduciaries will have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan or the Trust Agreement or delegated to them by the Company. In general, the respective Participating Employers will have the sole responsibility for making the contributions provided for under Article III. The Board of Directors will have the sole authority to appoint and remove the members of the Committee, the members of the Trusts Investment Committee and the Trustee, and to amend or terminate, in whole or in part, this Plan or the Trust; provided, however, that the Committee will have the authority to amend the Plan solely with respect to matters affecting Participating Employers other than Fortune. The Company will be the Plan Administrator for purposes of ERISA and will have the sole responsibility for the administration of this Plan, except that the Committee, or its delegate, the Participating Employers and the Trusts Investment Committee will have the sole responsibility for the performance of those administrative duties specifically given them as described in this Plan. The Trusts Investment Committee will have the sole authority to appoint Investment Managers and




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         select mutual funds. The Trustee will have the sole responsibility for the administration of the Trust and the management of the assets held thereunder, except that, if one or more Investment Managers are appointed, each Investment Manager will have sole authority and responsibility for the investment and reinvestment of such portion of the Investment Funds as the Trusts Investment Committee directs. The Investment Managers will have the sole authority to exercise the right to vote proxies with respect to any securities held in the Trust, except as otherwise provided in Section 5.22 and except for proxies with respect to Fortune Common Stock held in the Fortune Stock Fund and Gallaher ADRs held in the Gallaher Fund.

                  (b) Reliance of Fiduciaries. Each Fiduciary may rely upon any direction, information or action of another Fiduciary with respect to matters within the responsibility of such other Fiduciary as being proper under this Plan or any funding instrument and is not required under this Plan or funding instrument to inquire into the propriety of any such direction, information or action. To the maximum extent permitted by law, it is intended under this Plan that each Fiduciary will be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and will not be responsible for any act or failure to act of another Fiduciary. To the maximum extent permitted by ERISA, no other Fiduciary will be liable for any loss which may result from a decision of an Investment Manager with respect to Plan assets under its control.

                  (c) Named Fiduciary. Fortune will be the "Named Fiduciary" for purposes of ERISA. The Secretary of Fortune will be subject to service of process on behalf of the Plan.

         11.02. Corporate Employee Benefits Committee. The general administration of the Plan and the responsibility for carrying out its provisions will be placed in a Corporate Employee Benefits Committee appointed from time to time by the Board of Directors to serve at its pleasure. No person will be ineligible to be a member of the Committee because he is, was or may become a Participant of the Plan.

         11.03. Organization of Committee. The Board of Directors will elect a Chairman from among the members of the Committee and a Secretary who may be but need not be a member of the Committee.

         11.04. Action by Committee. The Committee will hold meetings upon such notice, at such place or places and at such time or times, as it may from time to time determine. A majority of the members of the Committee at the time in office will constitute a quorum for the transaction of business. All resolutions adopted or other action taken by the Committee will be by vote of a majority of the members of the Committee present at any meeting or without a meeting by instrument in writing signed by a majority of the members of the Committee. A dissenting Committee




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member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, takes such reasonable and legal steps in opposing such action or failure to act as may be appropriate, will not be responsible for any such action or failure to act.

         11.05. Disqualification of Committee Members. No member of the Committee will have any right to vote or decide upon any matter relating solely to himself or solely to any of his rights or benefits under the Plan.

         11.06. Committee Rules; Conclusiveness of Determinations. The Committee, subject to the limitations of the Plan, will from time to time establish rules for the administration of the Plan and the transaction of its business and will make determination of all questions arising out of or in connection with the provisions of the Plan not required by the Plan to be determined by the Board of Directors, a Participating Employer or the board of directors of another Participating Employer, the Internal Audit Department of Fortune or the independent public accountants who audit the books of Fortune and its consolidated subsidiaries, and any such determination will be conclusive upon all persons having an interest in or under the Plan. Notwithstanding any other provision of this Plan to the contrary, the Committee may delegate any of its responsibilities for administration of the Plan. The foregoing powers of the Committee and any of its delegates will be exercised in accordance with the provisions of Sections 11.07 and 11.14.

         11.07. Committee Powers and Duties. The Committee will have such powers and duties as may be necessary to discharge its responsibilities hereunder, including, but not by way of limitation, the following:

                  (a) except as otherwise specified in Section 11.06, to construe and interpret the Plan, decide all questions of eligibility and determine the manner and time of payment of any benefits hereunder;

                  (b) to prescribe procedures to be followed by Participants, former Participants and/or Beneficiaries filing applications for benefits;

                  (c) to prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

                  (d) to receive from the Participating Employers, the Trustee and Participants such information as is necessary for the proper administration of the Plan;

                  (e) to prepare such reports in accordance with Section 11.08;




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                  (f) to receive, review, and keep on file (as it deems
         convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust;

                  (g) to amend the Plan solely with respect to matters affecting Participating Employers other than Fortune;

                  (h) to direct the Trustee with respect to the payment of benefits; and

                  (i) to employ agents, attorneys, accountants, or other persons (who also may be employed by any Participating Employer or the Trustee) and to allocate or delegate to them such powers, rights, and duties as the Committee may consider necessary or advisable to properly carry out the administration of the Plan, including but not limited to maintaining the accounts of Participants and determining eligibility and claims for benefits and applications for loans and in-service withdrawals, provided that such allocation or delegation, and the acceptance thereof by such agents, attorneys, accountants, or other persons, will be in writing.

         11.08. Reports. The Committee will prepare annually a report showing in reasonable detail the assets of the Plan and giving a brief account of the operation of the Plan for the preceding Plan Year. Such report will be submitted to the Board of Directors and a copy thereof will be filed with the Secretary of the Committee. The Committee will exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Participants' employment, Account Balances and the percentages thereof which are vested under the Plan; notifications to Participants; annual registration with the Internal Revenue Service and annual reports to the Department of Labor.

         11.09. Claims Procedure. The Participating Employer will make all determinations as to the right of any person to a benefit. Any denial by the Participating Employer of the claim for benefits under the Plan by a Participant, former Participant or Beneficiary will be stated in writing by the Participating Employer and delivered or mailed to the Participant, former Participant or Beneficiary within 90 days after receipt by the Participating Employer; and such notice will set forth the specific reasons for the denial. In the event of a denial of a claim, a claimant may notify the Committee in writing within 60 days after receipt of written denial of the claim that the claimant wishes a review of the denial of the claim and present to the Committee a written statement of the claimant's position. The Committee will act upon such request for review within 60 days after receipt thereof unless special circumstances require further time, but in no event later than 120 days after receipt. If the Committee confirms the denial, in whole or in part, the Committee will present in a written notice to the claimant the specific reasons for




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denial and specific references to the Plan provisions on which the decision was based, in a manner calculated to be understood by the claimant.

         11.10. Data Concerning Participants. The Committee will determine the eligibility of Participants in accordance with the provisions of the Plan. The Committee may require each Participating Employer to certify to it such data with respect to employees or Participants who are or may be eligible for benefits under the Plan (including, without limitation, dates of birth, marital status, dates of entry into employment, Hours of Service and compensation), and such data relating to the Participating Employer, as the Committee may deem appropriate from time to time in order properly to administer the plan. In determining Disability, the Participating Employer will require as proof thereof evidence of receipt of Social Security disability benefits.

         11.11. Certification of Data. Any certification by a Participating Employer of information required or permitted to be certified pursuant to the Plan will be conclusive on all parties in interest; provided, however, that whenever any employee, Participant, former Participant or Beneficiary proves to its satisfaction that the period of employment or Hours of Service or compensation or date of birth or marital status or other data as so certified is incorrect, the Participating Employer may correct such certification where it deems this action appropriate in the circumstances.

         11.12. Indemnity of Board of Directors and Committee Members. The members of the Board of Directors, the members of the boards of directors of each other Participating Employer, the members of the Committee and the members of the Trusts Investment Committee will be entitled to rely on any certification furnished by a Participating Employer and upon reports or opinions furnished by any accountant, actuary, Investment Manager, investment adviser of a mutual fund which comprises an Investment Fund or legal counsel employed or retained by Fortune. The Participating Employers will indemnify members of the Board of Directors, members of the boards of directors of each other Participating Employer, members of the Committee and members of the Trusts Investment Committee and any other employee who may act on their behalf, and each of them, and save them and each of them harmless from the effects and consequences of their acts, omissions and conduct in their official capacity, except to the extent that such effects and consequences result from their own willful misconduct.

         11.13. Indemnity for Acts of Investment Managers. The members of the Board of Directors, the members of the boards of directors of each other Participating Employer, the members of the Committee and the members of the Trusts Investment Committee and any other employee who may act on their behalf, and each of them, will be indemnified and saved harmless from all liability, joint or several, for any loss to the Trust, including any depreciation of principal or loss of income resulting from the purchase or retention of any property or any other investment action made or




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taken by any Investment Manager or investment adviser of a mutual fund which comprises an Investment Fund or any such action made or taken by the Trustee acting on their instructions.

         11.14. Non-Discriminatory Action. Whenever in the administration of the Plan action by the Board of Directors or the Committee is required or permitted with respect to eligibility or classification of employees, contributions or benefits, such action will be consistently and uniformly applied to all persons similarly situated, and no such action will be taken which will discriminate in favor of employees who are officers, stockholders or highly compensated employees.

         11.15. Plan Expenses. All reasonable expenses in connection with the administration of the Plan, including fees of the Trustee and its counsel or agents, expenses incident to investments of the Trust and any Federal, state or other taxes levied against the Trust, fees of accountants, actuaries, attorneys, and Investment Managers and any other proper expenses of administering the Plan as determined by the Committee, will be paid from the Trust; provided, however, that the Participating Employers may pay their respective shares of such expenses directly.

                                   ARTICLE XII

                              MANAGEMENT OF TRUSTS

         12.01. Funds in Trusts. All the assets of the Plan will be held in the Trust, comprising the Fortune Stock Fund, Gallaher Fund, Value Fund, Core Equity Fund, Large-Cap Growth Equity Fund, Small-Cap Growth Equity Fund, International Equity Fund, S&P 500 Index Fund, Growth-Oriented Diversified Fund, Balanced Fund, Corporate/Government Bond Fund, Government Securities Fund, Short-Term Investment Fund and Loan Fund, for use in accordance with the provisions of the Plan in providing benefits for Participants, former Participants and Beneficiaries. To the extent permitted by the Trust Agreement, the Trust may also hold assets of any tax qualified defined contribution plan maintained by a Participating Employer or Non-Participating Employer for use in accordance with the provisions of such plan. The assets of the Trust will be held, invested and disposed of in accordance with the terms of the Trust Agreement. All contributions under this Plan will be paid to the Trustee and, except as otherwise provided in Section 14.03, all assets of the Trust Fund allocable to the Plan, including income from investments and from all other sources, will be retained for the exclusive benefit of Participants, former Participants and Beneficiaries, and will be used to pay benefits to such persons or to pay expenses of administration of the Plan and the Trust to the extent not paid by Fortune or another Participating Employer.

         12.02. Trustee and Trust Agreement. The Trust will be held by a Trustee under a Trust Agreement approved by the Board of Directors, with such powers in the Trustee as will be provided in the Trust Agreement and in accordance with the




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provisions of the Plan. The Trust Agreement may provide for the administration thereunder of the funds of any other defined contribution plan established by Fortune or any other Related Employer and for the commingling of all funds administered under the Trust Agreement. The Trustee will be such bank or trust company as may be appointed by the Board of Directors from time to time. The Board of Directors may remove a Trustee at any time, upon reasonable notice, and upon such removal, or upon the resignation of a Trustee, the Board of Directors will appoint a successor Trustee.

         12.03. Investment Managers. The Trusts Investment Committee may appoint one or more investment counsel as Investment Managers of all or a portion of the Investment Funds held in the Trust and grant to each such Investment Manager full and sole authority and responsibility for the investment and reinvestment of such portion thereof as the Trusts Investment Committee so directs. The Trusts Investment Committee may remove an Investment Manager at any time, upon reasonable notice, and upon such removal, or upon the resignation of an Investment Manager, the Trusts Investment Committee may appoint another Investment Manager. The Trusts Investment Committee will also have authority to designate mutual funds for investments of the Plan.

         12.04. Conclusiveness of Reports. Any report of the Trustee required or permitted under the Plan will be conclusive upon all Participants, former Participants, and Beneficiaries.


                                  ARTICLE XIII

                            AMENDMENT AND TERMINATION

         13.01. Reserved Powers. Fortune will have the power by action of its Board of Directors at any time and from time to time to amend, replace or terminate, in whole or in part, this Plan; provided, however, that the Committee will have the power at any time to amend the Plan solely with respect to matters affecting Participating Employers other than Fortune. Notwithstanding the foregoing, no amendment, under any circumstances, may be adopted, the effect of which would be to (a) revest in any Participating Employer any interest in the assets of the Plan or any part thereof, or (b) decrease, either directly or indirectly, the accrued benefit of any Participant (except as permitted by Code
Section 411(d)(6) and applicable regulations and rulings); except that amendments may be so made if, in the opinion of counsel for Fortune, such action is necessary to qualify, or maintain the qualification of, this Plan under the provisions of the Code. In addition, no amendment may be adopted without the approval of the stockholders of Fortune that would increase the benefits accruing to Participants who are Employees of Fortune, increase the number of shares of Fortune Common Stock which may be issued under the Plan to Participants who are Employees of Fortune or modify the requirements as to eligibility of Employees of




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Fortune for participation in the Plan, provided that the Plan may be amended to increase the Fortune contribution percentage under Sections 3.01 and 4.03 to 3/8ths of 1% of Adjusted Income From Continuing Operations without the approval of the stockholders of Fortune. Notwithstanding any other provision of this Plan, each Participating Employer reserves the right to completely discontinue its contributions hereunder and its participation in this Plan at any time.

         13.02. Plan Termination. The Plan may be terminated, completely or partially, at any time by Fortune, by action of the Board of Directors. In the event of complete termination of the Plan or upon the complete discontinuance of contributions under the Plan by all Participating Employers, and regardless of any formal corporate action, all Account Balances of all Participants will be fully vested and nonforfeitable, after payment of all expenses of the Plan. In the event of complete termination of the Plan or upon complete discontinuance of contributions under the Plan, the Account Balances of all Participants and former Participants will be distributable as provided in Article VIII, except that the Committee may direct, then or at any subsequent time, distribution of all assets of the Plan to those entitled thereto at the time of such direction. In the event of partial termination of the Plan, all Account Balances of Participants as to whom the partial termination applies, and all amounts thereafter credited to the Accounts of such Participants that arise from any employer contributions for any period ending prior to or on the date of such partial termination, will be fully vested and nonforfeitable and will be distributable in accordance with Article VIII. The Plan is partially terminated for Participants whose employment is terminated on or after April 27, 1999 as a result of the relocation of the Company's principal executive offices from Old Greenwich, Connecticut to Lincolnshire, Illinois and each such Participant shall have a nonforfeitable right to his Accounts.

         13.03. Plan Merger. The Plan may be merged or consolidated with, and Plan assets and liabilities may be transferred to, any other plan that is qualified under Code Section 401(a), at any time upon action by the Committee. In the event of any merger or consolidation of the Plan with, or transfer of Plan assets or liabilities to, any other plan qualified under Code Section 401(a), provision will be made so that each Participant in the Plan on the date thereof (if either the Plan or such other plan then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer if the Plan had then terminated.

         13.04. Successor Employer. In the event of the disposition of an operating unit by Fortune or another Participating Employer whereby a successor person, firm or company continues to carry on all or a substantial part of its business, and such successor elects to carry on the provisions of this Plan in such manner as is satisfactory to Fortune, Fortune may cause the assets of the Plan allocable to the




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Employees of such operating unit to be transferred to the successor funding agent. In the absence of such a transfer, distribution may be made with respect to such Employees as if the date of disposition constituted the date of termination of employment of each such Employee.


                                   ARTICLE XIV

                                  MISCELLANEOUS

         14.01. Non-Alienation of Benefits.

                  (a) Interest Non-Transferable. Except as may be required by a Qualified Domestic Relations Order, benefits under this Plan may not in any way be subject to the debts or other obligations of any Participant, former Participant or Beneficiary, and may not be voluntarily or involuntarily sold, transferred or assigned.

                  (b) Application of Benefits. If any Participant, former Participant or Beneficiary or other person having an interest in or under this Plan or the Trust becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under the Plan or interest in the Trust, then such benefit or interest will cease and determine, and in that event the Trustee will hold or apply it, in such shares as the Committee determines, to or for the benefit of such Participant, former Participant or other person, or his spouse, child, parent or other blood relative, or any of them, or to such other person or persons as the Committee may determine, but the Trustee will be under no duty to see to the application of any distributions so made.

         14.02. Action by Participating Employers. Any action by a Participating Employer regarding participation in or withdrawal from this Plan will be evidenced by a resolution of its board of directors certified by its secretary or assistant secretary under its corporate seal. All actions taken in administration of this Plan will be taken by the appropriate members of the Committee or officers of the Participating Employer or its other employees authorized to take such actions by such officers.

         14.03. Exclusive Benefit. The Participating Employers will have no right, title or interest in the assets of the Trust, nor will any part of the assets of the Trust at any time revert to any Participating Employer or be used for, or diverted to, purposes other than for the exclusive benefit of Participants, former Participants or their Beneficiaries, or for defraying Plan expenses, except as follows:

                  (a) If the Internal Revenue Service initially determines that the Plan, as applied to any Participating Employer, does not meet the




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         requirements of a "qualified plan" under Code Section 401(a), the assets of the Trust attributable to contributions made by that Participating Employer under the Plan will be returned to that Participating Employer within one year of the date of denial of qualification of the Plan as applied to that Participating Employer.

                  (b) If a contribution or a portion of a contribution is made by a Participating Employer as a result of a mistake of fact, such contribution or portion of a contribution will not be considered to have been contributed to the Trust by that Participating Employer and, after having been reduced by any losses of the Trust attributable thereto, will be returned to that Participating Employer within one year of the date the amount is paid to the Trust.

                  (c) Each contribution made by a Participating Employer is conditioned upon the deductibility of such contribution as an expense for Federal income tax purposes and, therefore, to the extent that the deduction for a contribution made by a Participating Employer is disallowed, then such contribution, or portion of a contribution, after having been reduced by any losses of the Trust attributable thereto will be returned to that Participating Employer within one year of the date of disallowance of the deduction.

         14.04. Gender and Number. Where the context admits, words in the masculine gender will include the feminine and neuter genders, the singular will include the plural and the plural will include the singular.

         14.05. Right to Discharge. Every Employee and Participant will be subject to dismissal from the service of every and all Related Employers to the same extent as if this Plan had never been created.

         14.06. Absence of Guaranty. No Participating Employer in any way guarantees the Trust against loss or depreciation. The liability of the Trustee or the Participating Employers to make any payment or distribution under the Plan related to assets held or to be held in the Trust, is limited to the available assets of the Trust.

         14.07. Headings. The headings of Articles and Sections are included solely for convenience of reference and are not intended in any way to modify or otherwise to affect the text of the Plan.

         14.08. Governing Law. The Plan will be governed by and administered and construed under the laws of the State of New York except to the extent that it is required to be governed by and administered and construed under the laws of the United States of America.




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                                   ARTICLE XV

                                 TOP-HEAVY RULES

         15.01.   Top-Heavy Determination.

                  (a)  Top-Heavy Test. The Plan is top-heavy for a Plan Year if:

                           (1) the top-heavy ratio for the Plan exceeds 60% and
                  the Plan is not part of a required aggregation group or a permissive aggregation group;

                           (2) the Plan is part of a required aggregation group,
                  but not part of a permissive aggregation group, and the top-heavy ratio for the required aggregation group exceeds 60%; or

                           (3) the Plan is part of a required aggregation group
                  and part of a permissive aggregation group and the top-heavy ratio for every permissive aggregation group exceeds 60%.

                  (b)      Top-Heavy Ratio.  The top-heavy ratio is a fraction:

                           (1) the numerator of which is the sum of the present
                  value of accrued benefits under the aggregate defined benefit plans for all key employees and the sum of account balances under the aggregate defined contribution plans for all key employees as of the determination date(s); and

                           (2) the denominator of which is the sum of the
                  present values of accrued benefits under the aggregate defined benefit plans for all Participants and the sum of the account balances under the aggregate defined contribution plans for all Participants as of the determination date(s).

                           Both the numerator and the denominator are determined
                  in accordance with Code Section 416 and the applicable regulations. In both the numerator and denominator of the top-heavy ratio, the present value of the accrued benefits and the amounts of account balances of an employee are increased by any distribution to the employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one-year period ending on the determination date (or the five-year period ending on the determination date(s) if a distribution is made for a reason other than separation from service, disability or death), including distributions under a terminated plan that, if it had not been terminated, would have been required to be




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


                  included in the aggregation group under Code Section 416(g)(2)(A). The value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Code Section 416 and the applicable regulations for the first and second plan years of a defined benefit plan. The account balances and accrued benefits will be disregarded if the Participant:

                           (1) is not a key employee, but was a key employee in
                  a prior year; or

                           (2) has not been credited with at least one Hour of
                  Service with any Related Employer at any time during the one-year period ending on the determination date.

                  The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the applicable regulations. Proportional subsidies and nondeductible employee contributions are ignored in computing the top-heavy ratio. Nonproportional subsidies are considered in computing the top-heavy ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated using the determination dates that fall within the same calendar year.

                  (c) Required Aggregation Group. A required aggregation group consists of:

                           (1) each qualified plan of a Related Employer in
                  which at least one key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated); and

                           (2) any other qualified plan of a Related Employer
                  which enables a plan described in subparagraph (1) to meet the requirements of Code Section 401(a)(4) or 410.

                  (d) Permissive Aggregation Group. A permissive aggregation group consists of:

                           (1) the required aggregation group; and

                           (2) any other plans of the Related Employers which,
                  when considered as a group with the required aggregation group, would




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


                  continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

                  (e) Key Employee. A key employee is any employee or former employee of a Related Employer (and the beneficiaries of such employee) who at any time during the Plan Year that includes the determination date is:

                           (1) an officer of a Related Employer with annual
                  compensation exceeding $130,000 (as adjusted under Code
                  Section 416(i)(1) for Plan Years beginning after December 31,
                  2002);

                           (2) a 5% owner of a Related Employer; or

                           (3) a 1% owner of a Related Employer with annual
                  compensation exceeding $150,000.

         For purposes of defining a key employee, annual compensation means compensation within the definition of Code Section 415(c)(3). The determination of who is a key employee will be made in accordance with Code Section 416(i)(1), the applicable regulations and other guidance of general applicability thereunder.

                  (f) Non-Key Employee. A non-key employee is an employee of a Related Employer who is not a key employee, including an employee who is a former key employee.

                  (g) Determination Period. The determination period is the Plan Year containing the determination date and the four preceding Plan Years.

                  (h) Determination Date and Valuation Date. The last day of the preceding Plan Year is the determination date and the valuation date.

                  (i) Accrual Method. Solely for determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is top-heavy the accrued benefit of an employee of a Related Employer other than a key employee will be determined under (1) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the group, or (2) if there is no such method, as if the benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

         15.02.  Minimum Vesting. Notwithstanding the provisions of Article
VII, if the Plan is top-heavy in any Plan Year, each Participant who has an Hour of Service in such Plan Year will have and retain a 100% vested interest in his Account Balances if he has at least three years of Vesting Service.




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


         15.03. Minimum Contributions. Notwithstanding any other provision of this Plan to the contrary, for any Plan Year for which the Plan is top-heavy, unless a Participant who is a non-key employee accrues a benefit under a retirement plan of a Related Employer for such Plan Year of not less than 2% of his average annual compensation during the five consecutive years of his Vesting Service during which his compensation was the greatest multiplied by his years of Vesting Service not in excess of ten (disregarding any years after the last Plan Year with respect to which the Plan is top-heavy), each Participating Employer will make such additional contributions as is necessary to provide contributions for each Employee eligible to participate under Article II who is not a key employee equal to 3% of that Participant's compensation; provided that such contribution need not exceed the greatest contribution for any key employee for such Plan Year. The minimum contribution under this Section 15.03 will apply even though under other Plan provisions the Employee would not otherwise be entitled to receive an allocation or would have received a lesser allocation for the year because:

                  (1) the individual failed to complete 1,000 Hours of Service;

                  (2) the individual failed to make mandatory contributions to the Plan; or

                  (3) the individual's compensation is less than a stated amount.

         If an Employee is eligible to participate under Article II and is not a key employee, then, with respect to any Plan Year in which this Plan is top-heavy and the Employee is similarly eligible to participate in a defined benefit plan sponsored by Fortune or a Related Company which is also top-heavy, then the appropriate Participating Employer will make such additional contribution to this Plan as will be necessary to provide a contribution to such Employee equal to 5% of that Employee's compensation, unless another top-heavy coordination scheme is provided for under such defined benefit plan.

         For purposes of this Article XV, the term "compensation" means compensation as defined in Code Section 415. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code. The Employer may provide that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Section




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


401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met).

         15.04.  Special Annual Additions Limitation. With respect to Plan
Years commencing before January 1, 2000, in any Plan Year for which the Plan is top-heavy, the fraction 1.0 will be used in place of the fraction 1.25 in applying the limitations in Sections 6.04 and 6.05 to a Participant who has also participated in a qualified defined benefit plan of a Related Employer. Notwithstanding any other provision of this Plan to the contrary, effective as of January 1, 2000, this Section 15.04 will no longer limit the benefits of any Participant and will be deleted from the Plan (and Section 15.05 will automatically be redesignated as Section 15.04) without need for further amendment.

         15.05. Provisions Applicable if Plan Ceases To Be Top-Heavy. If the Plan is top-heavy with respect to a Plan Year and ceases to be top-heavy for a subsequent Plan Year and a Participant has completed three years of Vesting Service on or before the last day of the most recent Plan Year for which the Plan was top-heavy, the applicable vesting schedule set forth in Section 15.02 will continue to apply with respect to a Participant.

                                       FORTUNE BRANDS, INC.




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


                                    EXHIBIT A

                             TRANSITIONAL PROVISIONS

         A.1. Transitional Provision for Employees of Advanced Gravis Technology Ltd. Notwithstanding any other provision of this Plan to the contrary, an employee of Advanced Gravis Computer Technology Ltd. who transfers to an ACCO Participating Employer will be credited with Hours of Service and periods of employment with Advanced Gravis Computer Technology Ltd. prior to the date that it became a Related Employer in determining a Year of Eligibility Service and Vesting Service.

         A.2. Transitional Provision for Employees of May Tag & Label Corp. Notwithstanding any other provision of this Plan to the contrary, an Employee of May Tag & Label Corp. who participated in the May Tag & Label Corp. 401(k) Savings Plan will participate in this Plan on January 1, 1998 and Employees of May Tag & Label Corp. will be credited with Hours of Service and periods of employment with May Tag & Label Corp. prior to the date that it became a Related Employer in determining a Year of Eligibility Service and Vesting Service. To the extent that this Plan accepts a transfer of assets and liabilities from the May Tag & Label Corp. 401(k) Savings Plan, amounts held as tax deferred elective contributions thereunder will be held in the Tax Deferred Contribution Account under this Plan and amounts held as employer matching contributions thereunder will be held in the Company Matching Account under this Plan.

         A.3. Transitional Provision for Salaried Employees of Schrock Cabinet Company. Notwithstanding any other provision of this Plan to the contrary, an Employee of Schrock Cabinet Company on June 12, 1998 will participate in this Plan on such date and will be credited with Hours of Service and periods of employment with Schrock Cabinet Company, a division of White Consolidated Industries, Inc., prior to the date that it became a Related Employer in determining a Year of Eligibility Service and Vesting Service.

         A.4. Transitional Provision for Employees of Peak Wines International, Inc. Notwithstanding any other provision of this Plan to the contrary, Peak Wines International, Inc. Employees who participated in the Geyser Peak Winery Employees' Savings Plan immediately prior to August 23, 1998 will become Participants as of August 23, 1998 and will be eligible to have Tax Deferred Contributions made on their behalf under Article IV as soon as administratively practicable thereafter. Effective as of August 23, 1998, all Employees of Geyser Peak Winery will be credited with Hours of Service and periods of employment under this Plan to the same extent such hours of and periods of service had been credited immediately prior to such date under the Geyser Peak Winery Employees' Savings Plan in determining a Year of Eligibility Service and Vesting Service.

         A.5. Transitional Provision for Employees of Creative Specialties, Inc. Notwithstanding any other provision of this Plan to the contrary, any Employee of Creative Specialties, Inc. who participated in the CSI Donner 401(k) Retirement Plan will participate in this Plan on January 1, 1999 and Employees of Creative Specialties, Inc. will be credited with Hours of Service and periods of employment with Creative Specialties, Inc. prior to the date that it became a Related Employer in determining a Year of Eligibility Service and Vesting Service. To the extent that this Plan accepts a transfer of assets and liabilities from the CSI Donner 401(k) Retirement Plan, amounts held as tax deferred elective contributions or qualified nonelective contributions thereunder will be held in the Tax Deferred Contribution Account under this Plan, amounts held as employer matching contributions thereunder will be held in the Company Matching Account under this Plan and other employer contributions thereunder will be held in the Profit-Sharing Account under this Plan.

         A.6 Transitional Provision for Employees of Apollo Presentation Products Group. Notwithstanding any other provision of this Plan to the contrary, any Employee of the ACCO Presentation Products Group of ACCO Brands, Inc. who had been formerly employed by Apollo Space Systems, Inc. will participate in this Plan on January 1, 2000 and such Employees will be credited with Hours of Service and periods of employment with Apollo Space Systems, Inc. prior to the date that it became a Related Employer in determining a Year of Eligibility Service and Vesting Service. To the extent that this Plan accepts a transfer of assets and liabilities from the Apollo Space Systems 40l(k) Profit Sharing Plan, amounts held as tax deferred elective contributions thereunder will be held in the Tax Deferred Contribution Account under this Plan, amounts held as employer matching contributions thereunder will be held in the Company Matching Account under this Plan and profit sharing contributions thereunder, if any, will be held in the Profit-Sharing Account under this Plan. Section 4.01(b) shall not be applicable to Employees who were eligible to participate in the Apollo Space Systems 40l(k) Profit Sharing Plan and the election by such Employees to defer a percentage of Compensation to the Apollo Space Systems 40l(k) Profit Sharing Plan (or failure to participate) shall be recognized as an election with respect to Tax Deferred Contributions under this Plan (but not in excess of 12% of Compensation) until changed by the Employee.

         A.7. Transitional Provision for Employees of Boone International, Inc. Notwithstanding any other provision of this Plan, Employees of Boone International, Inc. will participate in this Plan on July 1, 2000 and will be credited with Hours of Service and periods of employment with Boone International, Inc. prior to the date that it became a Related Employer for purposes of determining a Year of Eligibility Service and a Year of Vesting Service.

         A.8 Transitional Provision for Former Employees of Cobra Golf Incorporated. Notwithstanding any other provision of this Plan, any employee of Acushnet Company who, prior to January 1, 2000, was an employee of Cobra Golf Incorporated ('Former Cobra Participants') will participate in this Plan on January 1, 2000 and will be credited with Hours of Service and periods of employment with Cobra Golf Incorporated prior to the date the employee became an employee of Acushnet Company for purposes of determining a Year of Eligibility Service and a Year of Vesting Service. Effective July 1, 2000, the Cobra Golf Incorporated 40l(k) Savings Plan (the 'Cobra Plan') will be merged with and into this Plan and the assets and liabilities of the Cobra Plan will be transferred to this Plan. Such assets and liabilities that are held in a tax deferred elective contribution account in the Cobra Plan will be held in the Tax Deferred Contribution Account under this Plan, and amounts held as employer matching contributions under the Cobra Plan will be held in the Company Matching Account under this Plan. In accordance with Section 414(l) of the Code, immediately following the merger of the Cobra Plan with and into this Plan, each Participant's account balances will equal the sum of such Participant's account balances in this Plan and in the Cobra Plan immediately prior to the merger. Notwithstanding anything in the Plan to the contrary, with respect to any amounts transferred from the Cobra Plan to this Plan, former Cobra Participants will have the right to receive such amounts in the form of an annuity and the joint and survivor requirements of Code Section 401(a)(11) shall be applied as described in Section 8.03 of this Plan in the same manner as applied to amounts transferred from the CSI Donner 401(k) Retirement Plan.



                                      A-3